As filed with the Securities and Exchange Commission on October 25, 2023

Registration No. 333-271830

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 6

FORM S-1/A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SIPP International Industries, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	2000	39-2079723
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

69 Waterfall Blvd, The Ponds, Sydney, NSW 2769, Australia

Tel: +86 13162253315

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Copies to:

McMurdo Law Group, LLC

1185 Avenue of the Americas, 3rd Floor

New York, NY 10036

(917) 318-2865

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

WE HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL WE SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus (this “Prospectus”) is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission (the “SEC”) is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where offers or sales are not permitted.

SUBJECT TO COMPLETION, DATED October 25, 2023

SIPP International Industries, Inc.

140,000,000 Shares of Common Stock, $0.001 par value per share

This is a public offering of SIPP International Industries, Inc., a Nevada corporation (“SIPN,” or the “Company”). We are offering 140,000,000 Common Shares at $0.01 per share (the “Shares”) of SIPN, in a best effort, direct public offering, by our officer and director for the Company and the Company’s management. There is no minimum proceeds threshold for the offering. The offering will terminate within 360 days from the date of this prospectus. The Company will retain all proceeds received from the shares sold on their account in this offering. The Company has not made any arrangements to place the proceeds in an escrow or trust account. Any proceeds received in this offering may be immediately used by the Company in its sole discretion. There are no minimum purchase requirements for each investor. All proceeds retained by the Company may not be sufficient to continue operations. Following the effectiveness of the registration statement, of which this prospectus forms a part, we will be filing a Form 8A-12G so that we will become subject to Sections 13, 14, and 16 of the Exchange Act of 1934, as amended.

Our Shares are not currently traded on any national securities exchange, but are quoted on the OTC Pink market, under the symbol “SIPN.”

On November 1, 2022, the Company entered into an agreement with Chengzhao International Holdings Ltd, a British Virgin Islands corporation (“CIHL”), whereunder the Company acquired 100% ownership interest in CIHL from Min Jiang for the issuance of 100,000,000 shares of the Company’s common stock. CIHL through its China based subsidiaries, Sichuan Ruichengyuan Agricultural and Sideline Products Distribution Co., Ltd (“SRAS”) is a professional prefabricated food supply chain company that links upstream and downstream resources, promotes the standardization of Chinese food, provides a full-link solution for family food, and focuses on consumption, sales and experience in the retail consumer market. The transaction closed effective November 1, 2022 and has been treated as a business combination under common control.

Investing in the Company’s Shares involves a high degree of risk. See “Risk Factors” for a detailed discussion of certain risks that you should consider in connection with an investment in our Shares.

SIPN is a holding company, which holds 100% of the equity of Chengzhao International Holdings Ltd. (“CIHL”), a BVI company, which holds 100% shares of Sichuan Ruichengyuan Agricultural and Sideline Products Distribution Co., Ltd. (“SRAS”) and SIPN operates business through SRAS. Neither SIPN nor CHIL is a Chinese operating company. SIPN is a Nevada holding company which owns 100% of CIHL which operates business through SRAS in China. This involves unique risks to investors. Please see the Risk Factor titled “Under PRC Laws, neither the Material PRC Company, nor their respective properties, assets or revenues, are entitled to any right of immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of any judgment, or from other legal processes or proceedings for the giving of any relief or for the enforcement of any judgment.” On page 23. SIPN exercises control over the operations of SRAS, as the wholly-owned subsidiary of its wholly-owned subsidiary, CHIL. On February 17, 2023, the China Securities Regulatory Commission, or CSRC, issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, which became effective on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC. As of the date of this prospectus, we have not received any inquiry, notice, warning or sanctions regarding our planned overseas listing from the CSRC or any other PRC governmental authorities. We are relying on a legal opinion from Yangsan Law Firm of Guangdong, attached hereto as Exhibit 99.2 (the “PRC Opinion”), in not seeking pre-approval of this offering from the CSRC. As the Trial Measures were newly published and there is uncertainty with respect to the filing requirements and the implementation, if we are required to submit to the CSRC and complete the filing procedures of our overseas public offering and listing, we cannot be sure that we will be able to complete such filings in a timely manner. Any failure or perceived failure by us to comply with such filing requirements under the Trial Measures may result in forced corrections, warnings and fines against us and could materially hinder our ability to offer or continue to offer our securities. In addition, changes in the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or U.S. regulations may materially and adversely affect our business, financial condition and results of operations. Any such changes could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless. Please see “Risks Relating to Our Corporate Structure” starting on page 23.

SIPP International Industries, Inc is the holding company located in Nevada and controls 100% shares of Chengzhao International Holdings Ltd. (CIHL), a BVI company. This is referred to hereion as “SIPN” or “the Company.” SIPN is the entity in which shares of common stock are being offered.

Chengzhao International Holdings Ltd. (“CIHL”), a BVI company, is a holding company subsidiary of SIPN, which controls 100% shares of Sichuan Ruichengyuan Agricultural and Sideline Products Distribution Co., Ltd. CIHL doesn’t conduct any business operations. It is referred to as “CIHL” herein.

Sichuan Ruichengyuan Agricultural and Sideline Products Distribution Co., Ltd. (“SRAS”), is a Chinese company and a subsidiary of CIHL. SRAS is conducting business operations in China. It is referred to as “SRAS” herein.

There are legal and operational risks with having operations in China. Operational headquarters are in Chengdu, China. The legal and operational risks associated with being based in or having the majority of the Company’s operations in China could result in a material change in the results of operations or the ability to continue our operations as planned, and therefore, in the value of the securities of SIPN being registered for sale or could significantly limit or completely hinder SIPN’s ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. Please see the Risk Factor titled “The Company is faced with risks and uncertainties as a foreign enterprise under PRC laws” on page 23.

Under PRC Laws, neither the Material PRC Company, nor their respective properties, assets or revenues, are entitled to any right of immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of any judgment, or from other legal processes or proceedings for the giving of any relief or for the enforcement of any judgment. Therefore, U.S. investors face added risks from the Company having the majority of its operations in China. Please see the Risk Factor titled “Under PRC Laws, neither the Material PRC Company, nor their respective properties, assets or revenues, are entitled to any right of immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of any judgment, or from other legal processes or proceedings for the giving of any relief or for the enforcement of any judgment.” On page 23.

Trading securities may be prohibited under the Holding Foreign Companies Accountable Act (“HFCAA”), as amended by the Consolidated Appropriations Act (“CAA”) of 2023. If the PCAOB determines that it cannot inspect or fully investigate SIPN’s auditor for two consecutive years, and that as a result an exchange may determine to delist your securities. On December 29, 2022, the CAA was signed into law by President Biden. The CAA contained, among other things, an identical provision to the AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two. Since our current registered public accounting firm, Shandong Haoxin Certified Accountants Co., Ltd., is located in the PRC and is currently subject to the PCAOB inspections every two years, you may be deprived of the benefits of regular inspections which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities on a national exchange or “over-the-counter” markets may be prohibited under the HFCAA. On December 24, 2021, the China Securities Regulatory Commission, or the CSRC, issued Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (the “Administration Provisions”), and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (the “Measures”). The Administration Provisions and Measures for overseas listings lay out specific requirements for filing documents and include unified regulation management, strengthening regulatory coordination, and cross-border regulatory cooperation. Domestic companies seeking to list abroad must carry out relevant security screening procedures if their businesses involve supervisions such as foreign investment security and cyber security reviews. Companies endangering national security are among those off-limits for overseas listings.

On February 17, 2023, with the approval of the State Council, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines, which came into effect on March 31, 2023. According to the Trial Measures, among other requirements, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures with the CSRC; if a domestic company fails to complete the filing procedures, such domestic company may be subject to administrative penalties; and (2) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and such filings shall be submitted to the CSRC within three business days after the submission of the overseas offering and listing application.

With respect to the domestic company, non-compliance with the Trial Measures or an overseas listing completed in breach of it may result in a warning or a fine ranging from RMB 1 million to RMB10 million. Furthermore, the directly responsible executives and other directly responsible personnel of the domestic company may be warned or fined between RMB 500,000 and RMB 5 million and the controlling shareholder, actual controllers, and other legally appointed persons of the domestic company may be warned or fined between RMB 1 million and RMB 10 million. If, during the filing process, the domestic company conceals important factors or the content is materially false, and securities are not issued, they are subject to a fine of RMB1 million to RMB10 million. With respect to the directly responsible executives and other directly responsible personnel of the domestic company, they are subject to a warning and fine between RMB 500,000 and RMB 5 million, and with respect to the controlling shareholder, actual controllers, and other legally appointed persons of the domestic company, they are subject to a warning and fine between RMB 1 million and RMB 10 million.

As of the date of this prospectus, the Trial Measures have come into effect. After March 31, 2023, any failure or perceived failure by the domestic company or PRC subsidiaries to comply with the above confidentiality and archives administration requirements under the Trial Measures and other PRC laws and regulations may result in that the relevant entities would be held legally liable by competent authorities and referred to the judicial organization to be investigated for criminal liability if suspected of committing a crime.

According to a translated copy of the current and effective regulations promulgated by the China Securities Regulatory Commission, that is, the “Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies” Article 2 states, “Direct overseas offering and listing by domestic companies refers to such overseas offering and listing by joint-stock company incorporated domestically. Indirect overseas offering and listing by domestic companies refers to such overseas offering and listing by a company in the name of an overseas incorporated entity, whereas the company’s major business operations are located domestically and such offering and listing is based on the underlying equity, assets, earnings or other similar rights of a domestic company”. Accordingly, as the Company believes it is not a joint-stock company incorporated domestically, this offering is not a direct overseas offering and listing by a domestic company, this offering is not an indirect overseas offering and listing by domestic companies, and this offering and listing by the Company is not based on the underlying equity, assets, earnings or other similar rights of a domestic company due to there being no domestic company involved in this offering and there is no connection between the Company and this offering to any domestic company. Article 3 states, “A domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant entities or individuals including securities companies, securities service providers, and overseas regulators, documents and materials that contain state secrets or government work secrets, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level. Where there is ambiguity or dispute over the identification of a state secret, a request shall be submitted to the competent secrecy administrative department for determination; where there is ambiguity or dispute over the identification of a government work secret, a request shall be submitted to the competent government authority for determination.” Further, Article 4 states that, “A domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant entities or individuals including securities companies, securities service providers, and overseas regulators, other documents and materials that, if divulged, will jeopardize national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations.” Accordingly, as the Company does not believe its operations fall into the above legal provisions, the Company does not believe that it is required to seek pre-authorizations from Chinese authorities. The Company has taken no actions in regards to the CSRC approval and does not intend to do so, based upon our reliance on the PRC Opinion.

Article 15 states, “any overseas offering and listing made by an issuer that meets both the following conditions will be determined as indirect: (1) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by domestic companies; and (2) the main parts of the issuer’s business activities are conducted in the Chinese Mainland, or its main places of business are located in the Chinese Mainland, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in the Chinese Mainland. The determination as to whether or not an overseas offering and listing by domestic companies is indirect, shall be made on a substance over form basis.” Article 34 states, “For the purpose of this Measures, domestic companies herein refer to companies incorporated within the Chinese Mainland, including domestic join-stock companies whose securities are directly offered and listed overseas and the domestic operating entities of companies whose securities are indirectly offered and listed overseas. Accordingly, the Company believes this offering is an indirect overseas offering by a domestic company.

However, Article 16 states, “Subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed securities shall be filed with the CSRC within 3 working days after the offering is completed. The Company is a Nevada Corporation formed on January 10, 1991. As a public company with securities quoted on the OTC Pink Sheets, On November 1, 2022, the Company entered into an agreement with CIHL, a British Virgin Islands corporation, whereunder the Company acquired 100% ownership interest in CIHL. CIHL through its China based subsidiaries SRAS is a professional prefabricated food supply chain company. The transaction closed effective November 1, 2022 and has been treated as a business combination under common control. Therefore, this offering is classified as “Subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed securities”. According to the PRC Opinion, the Company is not required to seek pre-authorizations from Chinese authorities now, as the offering is not completed. The Company has taken no actions in regard to the CSRC approval and does not intend to do so prior to completion of this offering.

SRAS is formed and operating in the Peoples Republic of China (“Material PRC Company”) and has been duly established and is validly existing as a limited liability company under the laws of the Peoples Republic of China (“PRC Laws”), and has received all authorizations required by the Peoples Republic of China (the “Governmental Authorizations”) for its establishment to the extent such Governmental Authorizations are required under applicable PRC Laws, and its business license is in full force and effect. The Material PRC Company has the capacity and authority to own assets, to conduct business, and to sue and be sued in its own name under PRC Laws. The articles of association, business license and other constitutional documents (if any) of the Material PRC Company complies with the requirements of applicable PRC Laws and are in full force and effect. The Material PRC Company has not taken any corporate action, nor has any legal proceedings commenced against it, for its liquidation, winding up, dissolution, or bankruptcy, for the appointment of a liquidation committee, team of receivers or similar officers in respect of its assets or for any adverse suspension, withdrawal, revocation or cancellation of its business license.

All of the equity interests of the Material PRC Company are owned by Chengzhao International Holdings Ltd., a BVI company, and (ii) the Material PRC Company has obtained all Governmental Authorizations for the ownership interest owned by Chengzhao International Holdings Ltd. The equity interests of the Material PRC Company are owned by Chengzhao International Holdings Ltd free and clear of any pledge or other encumbrance under PRC Laws, and there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any equity interest in the Material PRC Company under PRC Laws.

All of the Company’s operations are conducted by SRAS, which is controlled by CIHL, and is a wholly-foreign-owned entity (“WFOE”) based in China which involves unique risks to investors. Please see the Risk Factor titled “PRC regulation of loans and direct investment by offshore holding companies to or in PRC entities may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to WFOE, which could materially and adversely affect our liquidity and our ability to fund and expand our business” on page 38.

The WFOE structure is used to provide investors with exposure to foreign investment in China-based companies where Chinese law prohibits direct foreign investment in the operating companies. Investors may never hold equity interests in the Chinese operating company. The senior management and the shareholders of the domestic company play a very important role in the WFOE structure. Chinese regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless.

The Company will settle amounts owed under the WFOE structure by transferring dividends, or distributions between the holding company and its subsidiaries and consolidated entities, or to investors, which have not yet occurred. SIPN intends to rely primarily on dividends paid by the WFOE for our cash needs for applicable agreements, and the funds necessary to pay dividends and other cash distributions, if any, to our shareholders, to service any debt we may incur and to pay our operating expenses. SIPN has made no such distributions to date nor has it received any distributions from the WFOE to date, and SIPN has no current cash management policies in place. SIPN will look to implement one in the near future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, our WFOE may experience difficulties in completing the administrative procedures necessary to pay distributions from its profits, if any. Furthermore, if our WFOE incurs debt on its own in the future, the instruments governing the debt may restrict their ability to pay distributions or make other payments. If SIPN or our subsidiaries are unable to receive all of the revenues from our operations, we may be unable to pay dividends on our Shares.

Cash dividends, if any, on SIPN’s Shares will be paid in U.S. dollars. If SIPN is considered a PRC tax resident enterprise for tax purposes, any dividends paid to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%.

There are no legal, arbitral or governmental proceedings, regulatory investigations or other governmental decisions, rulings, orders, or actions before any Governmental Agencies in progress or pending in the PRC to which the Company or any Material PRC Company is a party or to which any assets of any Material PRC Company is a subject which, if determined adversely against any of the Company and the Material PRC Company.

All dividends declared and payable upon the equity interests in the WFOE may be converted into foreign currency and freely transferred out of the PRC free of any deductions in the PRC, provided that (i) the declaration and payment of such dividends complies with applicable PRC Laws and the constitutional documents of the WFOE, and (ii) the remittance of such dividends out of the PRC complies with the procedures required by the relevant PRC Laws relating to foreign exchange administration.

The Company faces uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

Adverse changes in economic and political policies of the PRC government could have a material and adverse effect on overall economic growth in China, which could materially and adversely affect business. General macroeconomic conditions may materially and adversely affect SRAS’ business, prospects, results of operations and financial position. The PRC government’s control over foreign currency conversion may adversely affect our business and results of operations and our ability to remit dividends. PRC regulation of loans to and direct investments in PRC entities by offshore holding companies may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to SIPN’s operating subsidiary in China, which could materially and adversely affect SIPN’s liquidity and ability to fund and expand business.

Regulatory Permission

As substantially all of our operations are conducted by our PRC Subsidiaries in China, we are subject to the associated legal and operational risks, including risks related to the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or United States regulations, which risks could result in a material change in our operations and/or cause the value of our ordinary shares to significantly decline or become worthless, and affect our ability to offer or continue to offer securities to investors. Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, and adopting new measures to extend the scope of cybersecurity reviews. Please see the Risk Factor titled “PRC laws and regulations governing our current business operations are sometimes vague and uncertain. Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China with little advance notice could have a material adverse effect on us and limit the legal protections available to you and us.” On page 29.

On July 6, 2021, the relevant PRC government authorities made public the Opinions on Strictly Cracking Down Illegal Securities Activities, which provided that the administration and supervision of overseas-listed China-based companies will be strengthened, and the special provisions of the State Council on overseas issuance and listing of shares by such companies will be revised, clarifying the responsibilities of domestic industry competent authorities and regulatory authorities. However, the Opinions on Strictly Cracking Down Illegal Securities Activities were only issued recently, leaving uncertainties regarding the interpretation and implementation of these opinions. It is possible that any new rules or regulations may impose additional requirements on us. As of the date of this prospectus, neither we nor our PRC Subsidiaries have been subject to any investigation, or received any notice, warning, or sanction from applicable government authorities related to this offering. In addition, neither we nor our PRC Subsidiaries have been involved in any review, investigation, enquiry, penalty, or other legal proceedings initiated by applicable governmental or regulatory authorities or third parties in relation to this offering.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the China Securities Regulatory Commission, or the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. We will not be required to submit an application to the CSRC for the approval under the M&A Rules for an offering because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours are subject to this regulation; and (ii) we did not acquire any equity interests or assets of a “PRC domestic company” as such terms are defined under the M&A Rules. However, there remains some uncertainty as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and its opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules.

On December 28, 2021, the Cyberspace Administration of China (the “CAC”) jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replaced the former Measures for Cybersecurity Review (2020). Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operator (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. Given that: (i) we do not possess personal information on more than one million users in our business operations; and (ii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities, this offering would not be required to apply for a cybersecurity review under the Measures for Cybersecurity Review (2021). As a result of the nature of the Company’s operations and size, and the PRC Opinion, the above is not applicable to the Company.

At present, based on the PRC Opinion, our operations require only the business license described below. This is because the Company’s business is prefabricated food supply, which according to our Chinese legal counsel, does not require the approval and permission of the Chinese government. The “Special Management Measures for Foreign Investment Access (Negative List) (2021 Edition)” and “Market Access Negative List (2022 Edition)” issued by the Chinese government do not include the industry and business the Company is involved in.

According to the Notice by the General Office of the State Council of Comprehensively Implementing the List-based Management of Administrative Licensing Items (No. 2 [2022] of the General Office of the State Council) and its attachment, the List of Administrative Licensing Items Set by Laws, Administrative Regulations, and Decisions of the State Council (2022 Edition), as of the date of this prospectus, our PRC subsidiary has received from PRC authorities all requisite licenses, permissions or approvals needed to engage in the businesses currently conducted in China. As of the date of this prospectus, neither we nor our PRC Subsidiary (i) are required to obtain permissions from any PRC authorities to operate or issue our ordinary shares to foreign investors, (ii) are subject to permission requirements from the CSRC, the CAC or any other entity that is required to approve our PRC Subsidiary’s operations, or (iii) have received or were denied such permissions by any PRC authorities.

As of the date of this prospectus, the only permission required for operations is the business license of the PRC subsidiary. The business license in PRC is a permit issued by Market Supervision and Administration that allows the company to conduct specific business within the government’s geographical jurisdiction. As of the date of this prospectus, our PRC subsidiary has received from PRC authorities all requisite licenses, permissions or approvals needed to engage in the businesses currently conducted in China, and no permission or approval has been denied. The following table provides details on the license and permission held by our PRC subsidiary.

Approval	Recipient	Issuing body	Issuing Date	Terms of Operation	Regions	The Scope of Conduct Allowed
Business License	Sichuan Ruichengyuan Agricultural and Sideline Products Distribution Co., Ltd WFOE	Chendu Wenjiang District Market Supervision and Administration	August 26, 2021	Unlimited	Sichuan Province	Urban distribution transportation services (excluding dangerous goods); road transportation of fresh milk; road cargo transportation (excluding dangerous goods); food sales; takeaway delivery services; labor services (excluding Labor dispatch); retail of fresh vegetables; retail of fresh fruits; retail of edible agricultural products; sales of daily necessities; retail of fresh meat; retail of aquatic products; grain and oil warehousing services; Internet sales; vending machine sales; machinery and equipment leasing; health food (prepackaged) sales; food sales (only prepackaged food sales).

At present, based on the PRC Opinion, our operations only require the above business license.. This is because the Company’s business is prefabricated food supply, which according to counsel does not require the approval and permission of the Chinese government. The “Special Management Measures for Foreign Investment Access (Negative List) (2021 Edition)” and “Market Access Negative List (2022 Edition)” issued by the Chinese government do not include the industry and business the Company is involved in.

Based on the PRC Opinion, upon which we are relying in not seeking pre-approval from the CSRC or CAC, we are not currently required to obtain pre-approval from Chinese authorities, including the China Securities Regulatory Commission, or CSRC, or Cybersecurity Administration Committee, or CAC, to list or become quoted on U.S. exchanges/quotation servicers or issue securities to foreign investors. However, if we were required to obtain approval in the future and were denied permission from Chinese authorities to list or become quoted on U.S. exchanges and/or quotation servicers, we will not be able to continue to be quoted or listed on U.S. exchanges, which would materially affect the interests of the investors. It is uncertain when and whether the Company will be required to obtain permission from the PRC government to list or become quoted on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although the Company is currently not required to obtain permission from any of the PRC central or local government to obtain such permission and has not received any denial to list or become quoted on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry; if we inadvertently conclude that such approvals are not required when they are, or applicable laws, regulations, or interpretations change and we are required to obtain approval in the future.

On February 17, 2023, with the approval of the State Council, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines, which became effective on March 31, 2023. According to the Trial Measures, among other requirements, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures with the CSRC; if a domestic company fails to complete the filing procedures, such domestic company may be subject to administrative penalties; and (2) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and such filings shall be submitted to the CSRC within three business days after the submission of the overseas offering and listing application.

With respect to the domestic company, non-compliance with the Trial Measures or an overseas listing completed in breach of it may result in a warning or a fine ranging from RMB 1 million to RMB10 million. Furthermore, the directly responsible executives and other directly responsible personnel of the domestic company may be warned, or fined between RMB 500,000 and RMB 5 million and the controlling shareholder, actual controllers, and other legally appointed persons of the domestic company may be warned, or fined between RMB 1 million and RMB 10 million. If, during the filing process, the domestic company conceals important factors or the content is materially false, and securities are not issued, they are subject to a fine of RMB1 million to RMB10 million. With respect to the directly responsible executives and other directly responsible personnel of the domestic company, they are subject to a warning and fine between RMB 500,000 and RMB 5 million, and with respect to the controlling shareholder, actual controllers, and other legally appointed persons of the domestic company, they are subject to a warning and fine between RMB 1 million and RMB 10 million.

As of the date of this prospectus, the Trial Measures have come into effect. After March 31, 2023, any failure or perceived failure by the domestic company or PRC subsidiaries to comply with the above confidentiality and archives administration requirements under the Trial Measures and other PRC laws and regulations may result in that the relevant entities would be held legally liable by competent authorities, and referred to the judicial organization to be investigated for criminal liability if suspected of committing a crime.

According to a translated copy of the current and effective regulations promulgated by the China Securities Regulatory Commission, that is, the “Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies” Article 2 states, “Direct overseas offering and listing by domestic companies refers to such overseas offering and listing by joint-stock company incorporated domestically. Indirect overseas offering and listing by domestic companies refers to such overseas offering and listing by a company in the name of an overseas incorporated entity, whereas the company’s major business operations are located domestically and such offering and listing is based on the underlying equity, assets, earnings or other similar rights of a domestic company”. Accordingly, as the Company believes it is not a joint-stock company incorporated domestically, this offering is not a direct overseas offering and listing by a domestic company. Article 16 states, “Subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed securities shall be filed with the CSRC within 3 working days after the offering is completed. The Company previously offered securities in the United States pursuant to a registration statement on Form S-8, filed on May 13, 2003 and pursuant to Regulation D and Section 4(6) of the Securities Act of 1933 in April of 2004. The Company is a Nevada Corporation formed on January 10, 1991. As a public company with securities quoted on the OTC Pink Sheets, On November 1, 2022, the Company entered into an agreement with CIHL, a British Virgin Islands corporation, whereunder the Company acquired 100% ownership interest in CIHL. CIHL through its China based subsidiaries SRAS is a professional prefabricated food supply chain company. The transaction closed effective November 1, 2022 and has been treated as a business combination under common control. Therefore, this offering is classified as “Subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed securities”. The Company does not believe that it is required to seek pre-authorizations from Chinese authorities now, as the offering is not completed. Based upon our reliance on the PRC Opinion, the Company has taken no actions in regards to the CSRC approval and does not intend to do so.

Article 15 states, “any overseas offering and listing made by an issuer that meets both the following conditions will be determined as indirect: (1) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by domestic companies; and (2) the main parts of the issuer’s business activities are conducted in the Chinese Mainland, or its main places of business are located in the Chinese Mainland, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in the Chinese Mainland. The determination as to whether or not an overseas offering and listing by domestic companies is indirect, shall be made on a substance over form basis.” Article 34 states, “For the purpose of this Measures, domestic companies herein refer to companies incorporated within the Chinese Mainland, including domestic join-stock companies whose securities are directly offered and listed overseas and the domestic operating entities of companies whose securities are indirectly offered and listed overseas. Accordingly, the Company believes this offering is an indirect overseas offering by a domestic company.

However, Article 16 states, “Subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed securities shall be filed with the CSRC within 3 working days after the offering is completed. The Company is a Nevada Corporation formed on January 10, 1991. As a public company with securities quoted on the OTC Pink Sheets, On November 1, 2022, the Company entered into an agreement with CIHL, a British Virgin Islands corporation, whereunder the Company acquired 100% ownership interest in CIHL. CIHL through its China based subsidiaries SRAS is a professional prefabricated food supply chain company. The transaction closed effective November 1, 2022 and has been treated as a business combination under common control. Therefore, this offering is classified as “Subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed securities”. The Company does not believe that it is required to seek pre-authorizations from Chinese authorities now, as the offering is not completed. Based on our reliance on the PRC Opinion, the Company has taken no actions in regard to the CSRC approval and does not intend to do so prior to completion of this offering. According to the PRC Opinion, this offering is contingent upon receipt of approval from the CSRC now.

There is no tax or duty payable by or on behalf of the Material PRC Company under applicable PRC Laws in connection with the creation, allotment and issuance Common Shares, provided that each person taking the aforementioned actions is not subject to PRC tax by reason of citizenship, permanent establishment, residence or otherwise subject to PRC tax imposed on or measured by net income or net profits.

No offer, issuance or sale of the Common Shares has been or will be made directly or indirectly within the PRC. Therefore, based on the PRC Opinion, it is not necessary that such documents be filed or recorded now with any Governmental Agency in the PRC. We are relying on such opinion.

There are no reporting obligations to any Governmental Agency under PRC Laws on those holders of Common Shares who are not deemed to be PRC residents as defined under applicable PRC Laws, to the extent that no reporting obligation is triggered by the purchase or holding of Common Shares under the PRC anti-monopoly laws, rules and regulations.

The Company currently intends to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to SIPN’s dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deem relevant, and subject to the restrictions contained in any future financing instruments.

On December 16, 2021, Public Company Accounting Oversight Board (PCAOB) issued a report on its determinations that PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, a Special Administrative Region of the People’s Republic of China (PRC), because of positions taken by PRC authorities in those jurisdictions. The PCAOB made these determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfils its responsibilities under the Holding Foreign Companies Accountable Act (HFCAA). The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the Mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively. The audit report included in this registration statement for the year ended December 31, 2022, was issued by Shandong Haoxin Certified Accountants Co., Ltd. (“HAOXIN”), an audit firm headquartered in PRC, a jurisdiction that the PCAOB has determined that the PCAOB may be unable to conduct inspections or investigate auditors, despite a recent treaty allowing the PCAOB to review the audit papers of firms in the PRC. Our auditors HAOXIN is among those listed by the PCAOB Mainland China Determination, a determination announced by the PCAOB on December 16, 2021 that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in PRC, because of a position taken by one or more authorities in PRC. As a result, SIPN and investors in our common stock may be deprived of the benefits of such full PCAOB inspections, which could cause investors in our stock to lose confidence in our reported financial information and the quality of our financial statements. In addition, under the HFCAA, as amended by the CAA, SIPN’s securities may be prohibited from trading on the U.S. stock exchanges or in the over-the-counter trading market in the U.S. if SIPN’s auditor is not inspected by the PCAOB for two consecutive years, and this ultimately could result in SIPN’s common stock being delisted. Furthermore, on July 19, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), which amends the HFCAA and requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges or in the over-the-counter trading market in the U.S. if its auditor is not subject to PCAOB inspections for two consecutive years. In the future, if we do not engage an auditor that is subject to regular inspection by the PCAOB, our common stocks may be delisted. See “Risk Factors – Risks associated with doing business in China – The audit report included in this Amendment is prepared by an auditor who is not inspected by the Public Company Accounting Oversight Board and as such, SIPN’s investors are deprived of the benefits of such inspection. The Company could be delisted if it is unable to timely meet the PCAOB inspection requirements established by the Holding Foreign Companies Accountable Act.”

U.S shareholders may face difficulties in effecting service of process against the Company and officer and director, as Min Jiang is based in China at No. 1201, Floor 12, Unit 1, Building 1, No. 39, Zhiyuan Road, Wenjiang District, Chengdu, China. Even with proper service of process, the enforcement of judgments obtained in U.S. courts or foreign courts based on the civil liability provisions of the U.S. federal securities laws would be extremely difficult. Furthermore, there would be added costs and issues with bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against the Company.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, SIPN may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if SIPN’s subsidiary in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If SIPN or our subsidiaries are unable to receive all of the revenues from our operations, we may be unable to pay dividends on our Shares.

Cash dividends, if any, on SIPN’s Shares will be paid in U.S. dollars. If SIPN is considered a PRC tax resident enterprise for tax purposes, any dividends paid to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%.

Investing in SIPN’s Shares involves a high degree of risk. See “Risk Factors” for a detailed discussion of certain risks that you should consider in connection with an investment in our Shares.

The registered capital of the Material PRC Company has been duly paid in accordance with applicable PRC Laws and their respective articles of association, to the extent that such registered capital is required to be paid prior to the date hereof.

All of the Company’s business operations are conducted in China. Accordingly, business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. Although the PRC economy has been transitioning from a planned economy to a more market-oriented economy since the late 1970s, the PRC government continues to exercise significant control over China’s economic growth through direct allocation of resources, monetary and tax policies, and a host of other government policies such as those that encourage or restrict investment in certain industries by foreign investors, control the exchange between the Renminbi and foreign currencies, and regulate the growth of the general or specific market. While the Chinese economy has experienced significant growth in the past 30 years, growth has been uneven, both geographically and among various sectors of the economy. As the PRC economy has become increasingly linked with the global economy, China is affected in various respects by downturns and recessions of major economies around the world. The various economic and policy measures enacted by the PRC government to forestall economic downturns or bolster China’s economic growth could materially affect our business. Any adverse change in the economic conditions in China, in policies of the PRC government or in laws and regulations in China could have a material adverse effect on the overall economic growth of China and market demand for our outsourcing services. Such developments could adversely affect our businesses, lead to reduction in demand for our services and adversely affect our competitive position.

The PRC legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value. Since the late 1970s, the PRC government has been building a comprehensive system of laws and regulations governing economic matters in general. We conduct our business primarily through our WFOE, the WFOE is established in China. These companies are generally subject to laws and regulations applicable to foreign investment in China. However, since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties, which may limit legal protections available to SIPN. In addition, some regulatory requirements issued by certain PRC government authorities may not be consistently applied by other government authorities (including local government authorities), thus making strict compliance with all regulatory requirements impractical, or in some circumstances impossible. For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract.

Min Jiang, Chief Executive Officer, owns 63.3% of the voting interest of the Company. Following the offering, Min Jiang will still hold a majority of the interest of the Company. As a result, this shareholder will be able to exercise control over virtually all matters requiring shareholder approval, including the election of directors and approval of significant corporation transactions. Thus, the individual who makes up the present management will be able to maintain her position as Director and Chief Executive Officer and effectively operate the Company’s business, regardless of other investors’ preferences.

An investment in our securities is highly speculative, involves a high degree of risk and should be considered only by persons who can afford the loss of their entire investments. See “Risk Factors” beginning on page 18 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospectus dated            , 2023

You should rely only on information contained in this prospectus. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted.

For investors outside the United States: We have not taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus outside of the United States.

The information in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

Until July 3, 2023, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.

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Prospectus Summary

This summary highlights information that we present more fully elsewhere in this prospectus. This summary does not contain all of the information that you might wish to consider before buying Common Shares in this offering. You should read the entire prospectus carefully, including “Risk Factors” and the financial statements and accompanying notes.

Corporate History

SIPP International Industries, Inc. (the “Company”) is a Nevada Corporation formed on January 10, 1991. The Company’s year ends March 31 and it has never been in bankruptcy, receivership, or any similar proceedings. The Company was in the business of overseeing the development of several product lines, encompassing a Food & Beverage Division, a High-Tech Storage Transport Container Division, and a Hospitality Division. The Company ceased operations in 2014. The Company was a shell company from 2014 through November 1, 2022, and presumably from 2004 through 2011 when it was dormant.

From 2014 to 2017, the prior management of the Company issued approximately 430,000,000 shares. An Aggregate of 260,000,000 shares were issued to Chan Ku EE and Yung Kong Chin in 2017, presumably pursuant to Regulation S. An aggregate of 42,000,000 shares were issued to Gary Adwar, Paul Anema, Trudy Anema, and Thomas Boyd, presumably for services rendered and in accordance with Section 4(a)(2) of the Securities Act.

On July 11, 2019, Custodian Ventures LLC, applied for appointment as Custodian of SIPP International Industries, Inc. with the eighth judicial District Court of Nevada.

On August 28, 2019, the eighth judicial District Court of Nevada appointed Custodian Ventures LLC as custodian for SIPP International Industries, Inc., proper notice having been given to the officer and director of SIPP International Industries, Inc. There was no opposition.

On August 29, 2019, the Company filed a certificate of revival with the state of Nevada, appointing David Lazar as, President, Secretary, Treasurer and Director.

On November 26, 2020, Custodian Ventures LLC entered into a stock purchase agreement whereby it transferred 10,000,000 shares of Preferred Stock to Kris Tabetando and Hemingway Investments LLC in exchange for $152,000 in cash. Kris Tabetando acquired 2,500,000 Preferred A Shares from Custodian Ventures LLC. Hemingway Investments LLC controlled by Issac Qureshi acquired 7,500,000 Preferred A Shares from Custodian Ventures LLC. As a result of the sale, and the resignation of David Lazar as sole officer and director of the Company, there was a change of control of the Company. Kris Tabetando was appointed CEO and director of the Company. There is no family relationship or other relationship between the Seller and the Purchasers.

On Nov 16, 2021, the company issued 248,101,224 shares of common stock to Kris Tabentando to repay loans advanced to the company.

On August 30, 2022 Chenxu International Investment Holding Group Limited (“Chenxu”), a BVI company purchased 248,101,224 shares of common stock and 10,000,000 shares of Series A Preferred Sock for $225,000. Subsequent to the purchase of these shares which represented controlling interest of the Company, Chenxu converted the 10,000,000 Series A Preferred Shares into 500,000,000 million shares of common stock.

On November 1, 2022, the Company entered into an agreement with Chengzhao International Holdings Ltd, a British Virgin Islands corporation (“CIHL”), whereunder the Company acquired 100% ownership interest in CIHL from Min Jiang for the issuance of 100,000,000 shares of the Company’s common stock. CIHL through its China based subsidiaries, Sichuan Ruichengyuan Agricultural and Sideline Products Distribution Co., Ltd is a professional prefabricated food supply chain company that links upstream and downstream resources, promotes the standardization of Chinese food, provides a full-link solution for family food, and focuses on consumption, sales and experience in the retail consumer market. The transaction closed effective November 1, 2022 and has been treated as a business combination under common control.

As a result of the above transaction, the Company’s corporate structure which is set forth as follows:

SIPP International Industries, Inc.
("The Company")
100%
Chengzhao International Holdings Ltd
(BVI Company)
100%
Sichuan Ruichengyuan Agricultural and
Sideline Products Distribution Co., Ltd
(WFOE)

On August 26, 2021, Sichuan Ruichengyuan Agricultural and Sideline Products Distribution Co., Ltd (“SRAS”) was incorporated pursuant to the PRC law.

On September 27, 2022, we established a holding company, Chengzhao International Holdings Ltd. (CIHL), under the laws of the British Virgin Islands (BVI).

On September 27, 2022, CIHL acquired 100% ownership interest in SRAS. SRAS becomes a wholly foreign owned enterprise pursuant to the PRC law.

On November 11, 2022, the Company entered into an agreement with Chengzhao International Holdings Ltd, a British Virgin Islands corporation (“CIHL”), whereunder the Company acquired 100% ownership interest in CIHL from Min Jiang for the issuance of 100,000,000 shares of the Company’s common stock. CIHL through its China based subsidiaries, SRAS is a professional prefabricated food supply chain company that links upstream and downstream resources, promotes the standardization of Chinese food, provides a full-link solution for family food, and focuses on consumption, sales and experience in the retail consumer market. The transaction closed effective November 1, 2022 and has been treated as a business combination under common control.

On August 9, 2023, Zonghan Wu resigned as an officer and director.

Min Jiang, Chief Executive Officer, owns 63.3% of the voting interest of the Company. Following the offering, Min Jiang will still hold a majority of the interest of the Company. As a result, this shareholder will be able to exercise control over virtually all matters requiring shareholder approval, including the election of directors and approval of significant corporation transactions. Thus, the individual who makes up the present management will be able to maintain his position as Director and Chief Executive Officer and effectively operate the Company’s business, regardless of other investors’ preferences.

The Company faces many risk factors by having its operations in China. Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. Although the PRC economy has been transitioning from a planned economy to a more market-oriented economy since the late 1970s, the PRC government continues to exercise significant control over China’s economic growth through direct allocation of resources, monetary and tax policies, and a host of other government policies such as those that encourage or restrict investment in certain industries by foreign investors, control the exchange between the Renminbi and foreign currencies, and regulate the growth of the general or specific market. While the Chinese economy has experienced significant growth in the past 30 years, growth has been uneven, both geographically and among various sectors of the economy. As the PRC economy has become increasingly linked with the global economy, China is affected in various respects by downturns and recessions of major economies around the world. The various economic and policy measures enacted by the PRC government to forestall economic downturns or bolster China’s economic growth could materially affect our business. Any adverse change in the economic conditions in China, in policies of the PRC government or in laws and regulations in China could have a material adverse effect on the overall economic growth of China and market demand for our outsourcing services. Such developments could adversely affect our businesses, lead to reduction in demand for our services and adversely affect our competitive position.

The PRC legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value. Since the late 1970s, the PRC government has been building a comprehensive system of laws and regulations governing economic matters in general. We conduct our business primarily through our WFOE. These companies are generally subject to laws and regulations applicable to foreign investment in China. However, since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties, which may limit legal protections available to us. In addition, some regulatory requirements issued by certain PRC government authorities may not be consistently applied by other government authorities (including local government authorities), thus making strict compliance with all regulatory requirements impractical, or in some circumstances impossible. For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract.

We face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

Adverse changes in economic and political policies of the PRC government could have a material and adverse effect on overall economic growth in China, which could materially and adversely affect our business. General macroeconomic conditions may materially and adversely affect our business, prospects, results of operations and financial position. The PRC government’s control over foreign currency conversion may adversely affect our business and results of operations and our ability to remit dividends. PRC regulation of loans to and direct investments in PRC entities by offshore holding companies may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our operating subsidiary in China, which could materially and adversely affect our operations and/or our liquidity and our ability to fund and expand business.

Any risks that any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder your ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Business Overview

Sichuan Ruichengyuan Agricultural and Sideline Products Distribution Co., Ltd (“SRAS”) is a professional prefabricated food supply chain company that links upstream and downstream resources, promotes the standardization of Chinese food, provides full link solutions for family food, and focuses on the consumption, sales and experience of the c-end consumer market. Through close cooperation with the central kitchen (prefabricated vegetable factory), SRAS has made use of the advantages of the central kitchen in source procurement of traceable raw materials, food research and development, production standardization, strict product quality control, and efficient production to achieve the standardization of Chinese food. Through the perfect combination with the central kitchen, cold chain logistics system and robot chain restaurants, SRAS has created a closed loop of prefabricated vegetable business ecology from the upstream central kitchen to the downstream chain restaurants and consumers.

Under PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities within ten years after the taxable year when the transactions are conducted. A transfer pricing adjustment could, among other things, result in a reduction, for PRC tax purposes, of expense deductions recorded by the WFOE, which could in turn increase its tax liabilities. In addition, the PRC tax authorities may impose late payment fees and other penalties on WFOE for any unpaid taxes. Our consolidated net income may be materially and adversely affected if WFOE’s tax liabilities increase or if they are subject to late payment fees or other penalties.

WFOE is required to bear the losses of SRAS, thus our liquidity may be adversely affected, which could harm our financial condition and results of operations.

We face uncertainties as to whether market clearance is required, and, if required, whether we can timely obtain such clearance, or at all. If we are not able to obtain such clearance when required, our structure may be regarded as invalid or illegal. As a result, we would not be able to (i) exert control over SRAS, and (ii) receive the economic benefits of SRAS or consolidate the financial results of SRAS and its subsidiaries. Were this to occur, our results of operations and financial condition would be materially and adversely affected.

The payment of dividends out of China by entities organized in the PRC is subject to limitations, procedures and formalities. Regulations in the PRC currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in China. WFOE is also required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its compulsory reserves fund until the accumulative amount of such reserves reaches 50% of its registered capital.

The transfer to this reserve must be made before distribution of any dividend to shareholders. The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

Cash dividends, if any, on our Shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%.

There is no assurance that the PRC government will not intervene or impose restrictions on your ability to do so. Please see the condensed consolidating schedule starting on page F-1 hereto.

Any risks that any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder your ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

The Company will settle amounts owed under the WFOE structure by transferring dividends, or distributions between the holding company and its subsidiaries and consolidated entities, or to investors, which have not yet occurred. We intend to rely primarily on dividends paid by the WFOE for our cash needs for applicable agreements, and the funds necessary to pay dividends and other cash distributions, if any, to our shareholders, to service any debt we may incur and to pay our operating expenses. We have made no such distributions to date and we have no current cash management policies in place. We will look to implement one in the near future.

All dividends declared and payable upon the equity interests in the WFOE may be converted into foreign currency and freely transferred out of the PRC free of any deductions in the PRC, provided that (i) the declaration and payment of such dividends complies with applicable PRC Laws and the constitutional documents of the WFOE, and (ii) the remittance of such dividends out of the PRC complies with the procedures required by the relevant PRC Laws relating to foreign exchange administration.

We face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

Adverse changes in economic and political policies of the PRC government could have a material and adverse effect on overall economic growth in China, which could materially and adversely affect our business. General macroeconomic conditions may materially and adversely affect our business, prospects, results of operations and financial position. The PRC government’s control over foreign currency conversion may adversely affect our business and results of operations and our ability to remit dividends. PRC regulation of loans to and direct investments in PRC entities by offshore holding companies may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our operating subsidiary in China, which could materially and adversely affect our liquidity and our ability to fund and expand business.

No offer, issuance or sale of the Common Shares has been or will be made directly or indirectly within the PRC. Furthermore, our Chinese legal counsel advises that a prior approval from the CSRC is not required for the Offering. Article 16 of the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies states, “Subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed securities shall be filed with the CSRC within 3 working days after the offering is completed. The Company previously offered securities in the United States pursuant to a registration statement on Form S-8, filed on May 13, 2003 and pursuant to Regulation D and Section 4(6) of the Securities Act of 1933 in April of 2004. However, there are substantial uncertainties regarding the interpretation and application of the M&A Rules, other PRC Laws and future PRC laws and regulations, and there can be no assurance that any Governmental Agency will not take a view that is contrary to or otherwise different from our opinions stated herein. The due application of the net proceeds to be received by the Company from the issue Common Shares as disclosed in the Prospectus under the caption “Use of Proceeds” does not and immediately after the Offering will not contravene any applicable PRC Laws, the articles of association or the business licenses of the Material PRC Company.

On December 24, 2021, the China Securities Regulatory Commission, or the CSRC, issued Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (the “Administration Provisions”), and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (the “Measures”). The Administration Provisions and Measures for overseas listings lay out specific requirements for filing documents and include unified regulation management, strengthening regulatory coordination, and cross-border regulatory cooperation. Domestic companies seeking to list abroad must carry out relevant security screening procedures if their businesses involve supervisions such as foreign investment security and cyber security reviews. Companies endangering national security are among those off-limits for overseas listings.

On February 17, 2023, with the approval of the State Council, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines, which caome into effect on March 31, 2023. According to the Trial Measures, among other requirements, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures with the CSRC; if a domestic company fails to complete the filing procedures, such domestic company may be subject to administrative penalties; and (2) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and such filings shall be submitted to the CSRC within three business days after the submission of the overseas offering and listing application.

With respect to the domestic company, non-compliance with the Trial Measures or an overseas listing completed in breach of it may result in a warning or a fine ranging from RMB 1 million to RMB10 million. Furthermore, the directly responsible executives and other directly responsible personnel of the domestic company may be warned or fined between RMB 500,000 and RMB 5 million and the controlling shareholder, actual controllers, and other legally appointed persons of the domestic company may be warned or fined between RMB 1 million and RMB 10 million. If, during the filing process, the domestic company conceals important factors or the content is materially false, and securities are not issued, they are subject to a fine of RMB1 million to RMB10 million. With respect to the directly responsible executives and other directly responsible personnel of the domestic company, they are subject to a warning and fine between RMB 500,000 and RMB 5 million, and with respect to the controlling shareholder, actual controllers, and other legally appointed persons of the domestic company, they are subject to a warning and fine between RMB 1 million and RMB 10 million.

As of the date of this prospectus, the Trial Measures have come into effect. After March 31, 2023, any failure or perceived failure by the domestic company or PRC subsidiaries to comply with the above confidentiality and archives administration requirements under the Trial Measures and other PRC laws and regulations may result in that the relevant entities would be held legally liable by competent authorities and referred to the judicial organization to be investigated for criminal liability if suspected of committing a crime.

According to a translated copy of the current and effective regulations promulgated by the China Securities Regulatory Commission, that is, the “Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies” Article 2 states, “Direct overseas offering and listing by domestic companies refers to such overseas offering and listing by joint-stock company incorporated domestically. Indirect overseas offering and listing by domestic companies refers to such overseas offering and listing by a company in the name of an overseas incorporated entity, whereas the company’s major business operations are located domestically and such offering and listing is based on the underlying equity, assets, earnings or other similar rights of a domestic company”. Accordingly, as the Company believes it is not a joint-stock company incorporated domestically, this offering is not a direct overseas offering and listing by a domestic company. Article 16 states, “Subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed securities shall be filed with the CSRC within 3 working days after the offering is completed. The Company previously offered securities in the United States pursuant to a registration statement on Form S-8, filed on May 13, 2003 and pursuant to Regulation D and Section 4(6) of the Securities Act of 1933 in April of 2004. The Company is a Nevada Corporation formed on January 10, 1991. As a public company with securities quoted on the OTC Pink Sheets, On November 1, 2022, the Company entered into an agreement with CIHL, a British Virgin Islands corporation, whereunder the Company acquired 100% ownership interest in CIHL. CIHL through its China based subsidiaries SRAS is a professional prefabricated food supply chain company. The transaction closed effective November 1, 2022 and has been treated as a business combination under common control. Therefore, this offering is classified as “Subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed securities”. The Company does not believe that it is required to seek pre-authorizations from Chinese authorities now, as the offering is not completed. Based upon our reliance on the PRC Opinion, the Company has taken no actions in regards to the CSRC approval and does not intend to do so.

Article 15 states, “any overseas offering and listing made by an issuer that meets both the following conditions will be determined as indirect: (1) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by domestic companies; and (2) the main parts of the issuer’s business activities are conducted in the Chinese Mainland, or its main places of business are located in the Chinese Mainland, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in the Chinese Mainland. The determination as to whether or not an overseas offering and listing by domestic companies is indirect, shall be made on a substance over form basis.” Article 34 states, “For the purpose of this Measures, domestic companies herein refer to companies incorporated within the Chinese Mainland, including domestic join-stock companies whose securities are directly offered and listed overseas and the domestic operating entities of companies whose securities are indirectly offered and listed overseas. Accordingly, the Company believes this offering is an indirect overseas offering by a domestic company.

However, Article 16 states, “Subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed securities shall be filed with the CSRC within 3 working days after the offering is completed. The Company is a Nevada Corporation formed on January 10, 1991. As a public company with securities quoted on the OTC Pink Sheets, On November 1, 2022, the Company entered into an agreement with CIHL, a British Virgin Islands corporation, whereunder the Company acquired 100% ownership interest in CIHL. CIHL through its China based subsidiaries SRAS is a professional prefabricated food supply chain company. The transaction closed effective November 1, 2022 and has been treated as a business combination under common control. Therefore, this offering is classified as “Subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed securities”. The Company does not believe that it is required to seek pre-authorizations from Chinese authorities now, as the offering is not completed. In reliance on the PRC Opinion, the Company has taken no actions in regard to the CSRC approval and does not intend to do so prior to completion of this offering. The PRC Opinion states that this offering is contingent upon receipt of approval from the CSRC now.

According to a translated copy of the current and effective regulations promulgated by the China Securities Regulatory Commission, that is, the “Regulations on Strengthening the Confidentiality and Archives Management Work Related to the Overseas Issuance and Listing of Securities” Article 3 states, “A domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant entities or individuals including securities companies, securities service providers, and overseas regulators, documents and materials that contain state secrets or government work secrets, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level. Where there is ambiguity or dispute over the identification of a state secret, a request shall be submitted to the competent secrecy administrative department for determination; where there is ambiguity or dispute over the identification of a government work secret, a request shall be submitted to the competent government authority for determination.” Further, Article 4 states that, “A domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant entities or individuals including securities companies, securities service providers, and overseas regulators, other documents and materials that, if divulged, will jeopardize national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations.” Accordingly, as the Company does not believe its operations fall into the above legal provisions, the Company does not believe that it is required to seek pre-authorizations from Chinese authorities.

Article 15 states, “any overseas offering and listing made by an issuer that meets both the following conditions will be determined as indirect: (1) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by domestic companies; and (2) the main parts of the issuer’s business activities are conducted in the Chinese Mainland, or its main places of business are located in the Chinese Mainland, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in the Chinese Mainland. The determination as to whether or not an overseas offering and listing by domestic companies is indirect, shall be made on a substance over form basis.” Article 34 states, “For the purpose of this Measures, domestic companies herein refer to companies incorporated within the Chinese Mainland, including domestic join-stock companies whose securities are directly offered and listed overseas and the domestic operating entities of companies whose securities are indirectly offered and listed overseas. Accordingly, the Company believes this offering is an indirect overseas offering by a domestic company.

However, Article 16 states, “Subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed securities shall be filed with the CSRC within 3 working days after the offering is completed. The Company is a Nevada Corporation formed on January 10, 1991. As a public company with securities quoted on the OTC Pink Sheets, On November 1, 2022, the Company entered into an agreement with CIHL, a British Virgin Islands corporation, whereunder the Company acquired 100% ownership interest in CIHL. CIHL through its China based subsidiaries SRAS is a professional prefabricated food supply chain company. The transaction closed effective November 1, 2022 and has been treated as a business combination under common control. Therefore, this offering is classified as “Subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed securities”. The Company does not believe that it is required to seek pre-authorizations from Chinese authorities now, as the offering is not completed. Based on our reliance on the PRC Opinion, the Company has taken no actions in regard to the CSRC approval and does not intend to do so prior to completion of this offering. The PRC Opinion states that this offering is contingent upon receipt of approval from the CSRC now.

On December 28, 2021, the Cyberspace Administration of China (the “CAC”) jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020). Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operator (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. Given that: (i) we do not possess personal information on more than one million users in our business operations; and (ii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities, this offering would not be required to apply for a cybersecurity review under the Measures for Cybersecurity Review (2021). As a result of the nature of the Company’s operations and size and the PRC Opinion, the Company does not believe that the above is applicable.

At present, our operations require the approval and or permission of Chinese authorities according to the PRC Opinion. This is because the Company’s business is prefabricated food supply, which legal counsel believes does not require the approval and permission of the Chinese government. The “Special Management Measures for Foreign Investment Access (Negative List) (2021 Edition)” and “Market Access Negative List (2022 Edition)” issued by the Chinese government do not include the industry and business the Company is involved in.

There is no tax or duty payable by or on behalf of the Material PRC Company under applicable PRC Laws in connection with the creation, allotment and issuance Common Shares, provided that each person taking the aforementioned actions is not subject to PRC tax by reason of citizenship, permanent establishment, residence or otherwise subject to PRC tax imposed on or measured by net income or net profits.

No offer, issuance or sale of the Common Shares has been or will be made directly or indirectly within the PRC. Therefore, based on the PRC Opinion, we filing any such documents now with any Governmental Agency in the PRC.

There are no reporting obligations to any Governmental Agency under PRC Laws on those holders of Common Shares who are not deemed to be PRC residents as defined under applicable PRC Laws, to the extent that no reporting obligation is triggered by the purchase or holding of Common Shares under the PRC anti-monopoly laws, rules and regulations.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deem relevant, and subject to the restrictions contained in any future financing instruments.

Trading securities may be prohibited under the HFCAA, as amended by the CAA. If the PCAOB determines that it cannot inspect or fully investigate our auditor for two consecutive years, and that as a result an exchange may determine to delist your securities.

Certain Risks and Limitations Related to Doing Business in China

Because our operations are in mainland China, our business is subject to the complex and rapidly evolving laws and regulations. The PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at anytime, which could result in a material change in our operations and/or the value of our common stock, potentially making it worthless. PRC laws and regulations governing our current business operations are sometimes vague and uncertain. Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China with little advance notice could have a material adverse effect on us and limit the legal protections available to us and our investors. See “Risk Factors — Risks Related to Doing Business in China

Because all of our operations are in China, our business is subject to the complex and rapidly evolving laws and regulations there. The PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our common stock.” on page 25, “PRC laws and regulations governing our current business operations are sometimes vague and uncertain. Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China with little advance notice could have a material adverse effect on us and limit the legal protections available to you and us.” on page 29, “The approval of and the filing with the CSRC or other PRC government authorities may be required in connection with our future offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing.” on page 31, “With the promulgation of the new filing-based administrative rules for overseas offerings by domestic companies in China, the PRC government may exert more oversight and control over overseas public offerings, which could significantly limit or completely hinder our ability to of er or continue to offer our common stock to investors and could cause the value of our common stock to significantly decline or become worthless.” on page 34, and “Changes in China’s economic, political or social conditions or government policies, which could occur quickly with little advance notice, could have a material adverse effect on our business and operations.” on page 35 of this prospectus.

There are significant enforcement risks related to our common stock. It may be difficult for you to effect service of process or the U.S. courts judgments obtained in U.S. courts upon us or our director and officer, who is not a resident in the United States, and whose significant part of assets are located outside of the United States. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state. In addition, it is uncertain whether PRC courts would entertain original actions brought in the courts of the PRC against us or such persons predicated upon the securities laws of the United States or any State. See “Risk Factors — Risks Related to Doing Business in China — You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus.” on page 36 of this prospectus.

There are significant liquidity risks related to our common stock and certain limitations on our ability to transfer cash between us or our subsidiaries. In order for us to pay dividends to our shareholders, we hope to rely on the distribution of profits of the PRC operating entity. PRC regulations currently permit the payment of dividends only out of accumulated profits, as determined in accordance with accounting standards and PRC regulations. To the extent any funds or assets in the business is in mainland China or a mainland China entity, the funds or assets may not be available to fund operations or for other use outside of mainland China, due to the interventions in or the imposition of restrictions and limitations by PRC governments which may limit our ability to transfer funds, pay dividends or make distribution. See “Risk Factors — Risks Related to Doing Business in China —To the extent any funds or assets in the business is in mainland China or Hong Kong or a mainland China or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of mainland China or Hong Kong.” on page 39 of this prospectus. Furthermore, if our subsidiary in mainland China incurs debt on its own in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments. In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by companies in mainland China to enterprises outside of mainland China unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the enterprises outside of mainland China are tax resident.

We must remit the of offering proceeds to our PRC operating subsidiary before they may be used to benefit our business in China, the process of which may be time-consuming, and we cannot assure that we can finish all necessary governmental registration processes in a timely manner. See “Risk Factors — Risks Related to Doing Business in China — We must remit the of offering proceeds to our PRC operating subsidiary before they may be used to benefit our business in China, the process of which may be time-consuming, and we cannot assure that we can finish all necessary governmental registration processes in a timely manner.” on page 40 of this prospectus. In addition, any transfer of funds by us to our PRC subsidiary, either as a shareholder loan or as an increase in registered capital, are subject to approval by or registration or filing with relevant governmental authorities in China. Any foreign loans procured by our PRC subsidiary is required to be registered with China’s State Administration of Foreign Exchange (“SAFE”) in its local branches and satisfy relevant requirements, and our PRC subsidiary may not procure loans which exceed the difference between its respective total project investment amount and registered capital or two times (which may be varied year by year due to the change of PRC’s national macro-control policy) of the net worth of our PRC subsidiary. According to the relevant PRC regulations on foreign-invested enterprises in China, capital contributions to our PRC subsidiary are subject to the registration with State Administration for Market Regulation in its local branches, report submission to the Ministry of Commerce in its local branches and registration with a local bank authorized by SAFE.

Since, based on our reliance on the PRC Opinion, the Company has taken no action in regard to the CSRC approval and does not intend to do so, our corporate structure could cause material harm to investors. See “With the promulgation of the new filing-based administrative rules for overseas offering and listing by domestic companies in China, the PRC government may exert more oversight and control over overseas public offerings conducted by China-based issuers, which could significantly limit or completely hinder our ability to of er or continue to of er our Common stock to investors and could cause the value of our Common stock to significantly decline or become worthless.’

Since our current registered public accounting firm, Shandong Haoxin Certified Accountants Co., Ltd., is located in the PRC and is currently subject to the PCAOB inspections every two years, you may be deprived of the benefits of regular inspections which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities on a national exchange or “over-the-counter” markets may be prohibited under the HFCAA. See “The United States Senate has passed the Accelerating Holding Foreign Companies Accountable Act, which, through the enactment of the CAA, decreased the number of “non-inspection years” from three years to two years, and thus, reduced the time before your securities may be prohibited from trading or delisted.” On page 42 of this prospectus.

Competitive Strengths

We believe that the following strengths enable us to capture opportunities in the industry in China and differentiate us from our competitors:

Central kitchen’s prefabricated vegetable supply chain: The central kitchen has made use of the advantages of traceable source procurement of raw materials, food research and development, production standardization, strict product quality control, and efficient production to achieve the standardization of Chinese food. One person has a thousand tastes, and one person has a thousand tastes. At the same time, it strictly abides by the regulations of the Market Supervision Administration and various departments, controls all levels of production, and achieves pollution-free, clean, transparent workshops, The product is green and healthy without any addition. SRAS through close cooperation with the central kitchen (prefabricated dishes factory), the use of the central kitchen of raw materials traceable source procurement advantages, the advantages of R & D of dishes, production standardization advantages, strict product quality control advantages, high efficiency production advantages, to achieve the standardization of Chinese dishes, one person a thousand tastes, a thousand people a taste.

“Traceable source procurement” refers to the practice of ensuring transparency and accountability in the process of procuring raw materials. It means that SRAS takes steps to trace and track the origin and quality of the ingredients it uses in its food production.

In order to achieve traceable source procurement, SRAS implements several measures:

1. Establish supplier relationships: SRAS establishes direct relationships with suppliers and engage in ongoing communication and collaboration. This allows SRAS to gain detailed information about the sourcing practices, cultivation methods, and quality control measures followed by the suppliers.

2. Verification and certification: SRAS requires suppliers to provide documentation and certifications that validate the origin and quality of the raw materials. This includes certificates of authenticity, quality assurance, organic certifications, or any other relevant documentation.

3. Supply chain transparency: SRAS works closely with suppliers to ensure transparency in the entire supply chain. This involves tracking the movement of ingredients from the source to the central kitchen, maintaining records of each step, and ensuring that all suppliers in the chain adhere to the same standards and practices.

4. Quality control measures: SRAS implements rigorous quality control measures at each stage of the procurement process. This includes regular inspections, sample testing, and adherence to strict quality standards to ensure that the raw materials meet the required criteria.

By implementing these measures, SRAS can achieve traceable source procurement, gaining confidence in the origin, quality, and safety of the ingredients it uses in its food production. This not only allows it to provide assurance to customers but also enables it to maintain high standards of product quality and safety throughout its operations.

SRAS through close cooperation with professional brand operation and management company, through the brand management company to establish the development and expansion of prefabricated dishes application scenario robot restaurant chain, restaurant chain using the perfect combination of technology and intelligent robot stir-fry machine and prefabricated dishes to complete a key stir-fry, no chef, effectively reducing the cost and efficiency of restaurant operations and enhance the profitability of the restaurant. At the same time in the restaurant supporting intelligent unmanned cabinet, to ensure the storage of pre-made dishes and more convenient and intuitive so that consumers can pay by brushing their faces, directly select the dishes they need, through the robot sweep code, complete a key stir-fry, 3-5 minutes can be out of the pot on the dishes. At the same time through the consumption of the restaurant, experience, to build our customer base, customers can also directly through the intelligent lifeless super cabinet, buy away the pre-made dishes they need to take home for cooking.

SRAS through the perfect combination with the central kitchen and cold chain logistics system and robot restaurant chain, to create a pre-made dishes from the upstream central kitchen to the downstream restaurant chain, to the consumer business ecological closed loop.

“Consumer business ecological closed loop” refers to an integrated and self-contained ecosystem that encompasses the entire process from the production of pre-made dishes to the consumption by customers, creating a seamless and interconnected system.

To achieve a consumer business ecological closed loop, SRAS implements several strategies:

1. Integration of the central kitchen, robot restaurant chain, and cold chain logistics: SRAS ensures smooth coordination and collaboration between these components. The central kitchen serves as the source of pre-made dishes, which are then distributed through the cold chain logistics system to the robot restaurant chain. This integration ensures a continuous supply of high-quality dishes from the central kitchen to the restaurants, enabling efficient operations and consistent customer experience.

2. Technology-enabled automation: SRAS leverages technology and automation in the robot restaurant chain to streamline operations and enhance efficiency. By using intelligent robot stir-fry machines, customers can experience quick and automated stir-fry preparation without the need for a chef. The integration of technology, such as robot sweep codes, enables a seamless and convenient experience for customers to select dishes and complete transactions.

3. Customer engagement and experience: SRAS focuses on providing a positive dining experience for customers. By emphasizing standardization, product quality control, and efficient production, SRAS aims to offer a wide variety of standardized Chinese dishes, catering to diverse tastes. Through the integration of technology, customers can also purchase pre-made dishes for cooking at home, expanding the customer base and enhancing convenience.

By implementing these strategies, SRAS aims to create a closed loop where pre-made dishes flow seamlessly from the central kitchen to the robot restaurant chain and ultimately to the customers. This closed loop ecosystem ensures efficient operations, consistent quality, and a satisfying experience for customers, reinforcing SRAS’s competitive strengths and enhancing profitability.

Growth Plan

In 2023, we plan to add more than 30 robot chain restaurants to our customer list in Chengdu, most of them will be put into operation, others are in preparation for site selection and decoration. While the robot chain restaurants will remain owned by the individual owners, SRAS will utilize its supply chain and central kitchen to manufacture and supply the prefabricated food to these restaurants.

In 2024, SRAS will focus on completing the layout of robot chain restaurants in East China market and South China market, 20 robot chain restaurants will be joined in Shanghai, Hangzhou, Guangzhou, Shenzhen and other central cities in 2024.

In 2025, SRAS will focus on completing the layout of the central and northern China markets, and 50 robot chain restaurants will be joined in Beijing, Wuhan, Tianjin, Zhengzhou, Changsha and other cities.

In 2023 - 2025, the overall new robot chain restaurants scale in the country could reach 100 restaurants. Around the key markets, we will adopt various cooperation methods with the local central kitchen of prepared dishes to establish the supply system of prepared dishes in the local market, improve the operation efficiency and reduce the product cost.

In order to fully implement the above growth plan comfortably, we would require approximately $1,270,000 from this offering. If we can’t raise such funds, the Company’s officer and director will fund the additional amount.

Our Services

Central kitchen prefabricated dish supply chain

Central kitchen’s prefabricated vegetable supply chain: The central kitchen has made use of the advantages of traceable source procurement of raw materials, food research and development, production standardization, strict product quality control, and efficient production to achieve the standardization of Chinese food. One person has a thousand tastes, and one person has a thousand tastes. At the same time, it strictly abides by the regulations of the Market Supervision Administration and various departments, controls all levels of production, and achieves pollution-free, clean, transparent workshops, The product is green and healthy without any addition.

Intelligent robot restaurant

Chain restaurants use the perfect combination of scientific and technological intelligent robot cooking machine and prefabricated dishes to complete one click cooking without the need for a chef, effectively reducing the cost and efficiency of restaurant operations, and improving the profitability of the restaurant. At the same time, the restaurant is equipped with an intelligent unmanned cabinet to ensure the storage of prefabricated dishes. At the same time, consumers can also directly select the dishes they need by brushing their faces to pay. The robot scans the code to finish one click cooking, and the dishes can be served in 3-5 minutes. At the same time, through the consumption and experience of the restaurant, we can establish our customer group. Customers can also directly buy their own pre prepared dishes to take home for cooking through the Smart Life Super Counter.

Marketing

The following marketing plan outlines the strategies that will be used to achieve the company’s marketing objectives and increase brand awareness.

Website Optimization:

The company’s website will be optimized to ensure that it is user-friendly, mobile-responsive, and easy to navigate. The website will also feature a blog section where the company can share useful content about its products, industry news, and food-related topics. Additionally, the website will have a “Contact Us” page that features a form for potential customers to submit inquiries or schedule a consultation with the company’s sales team.

Content Marketing:

The company will develop a content marketing strategy that includes blog posts, infographics, and case studies. The content will focus on educating potential customers about the benefits of prefabricated food, the company’s production processes, and its commitment to quality control. The content will be optimized for search engines and shared on social media platforms to reach a wider audience.

Social Media Marketing:

The company will establish a presence on popular social media platforms in China, such as WeChat, Weibo, and Douyin. The company will create social media content that is engaging, informative, and visually appealing. The social media strategy will include running paid ads to target potential customers who are interested in healthy and traceable food products.

Email Marketing:

The company will build an email list of potential and existing customers who have shown interest in its products. The company will send out regular email newsletters that highlight new product releases, promotions, and exclusive discounts. The company will also use email marketing to nurture leads and keep customers engaged.

Events:

The company will participate in relevant food-related events in Sichuan province to showcase its products and establish relationships with potential customers. The company will also host its events, such as cooking workshops or food tastings, to educate potential customers about its products and services.

Referral Marketing:

The company will create a referral program that rewards existing customers who refer new business to the company. The program will include incentives such as discounts on future purchases, free products, or exclusive offers. The referral program will help the company tap into the power of word-of-mouth marketing and generate new leads.

Influencer Marketing:

The company will partner with influencers in the food and health industry to promote its products to a wider audience. The influencers will create content featuring the Company’s products and share it.

Competition

As a prefabricated food supply chain company, SRAS will face competition from other similar companies in the market. Some of the main competitors include:

Haidilao: A Chinese hot pot chain that has expanded into the prefabricated food market with its own central kitchen and delivery service.

Meicai: A Chinese fresh produce sourcing and distribution company that has recently entered the prefabricated food market, offering a variety of ready-to-cook meals.

Joyvio: A Chinese agricultural technology company that has invested in the prefabricated food market, focusing on developing innovative food products.

Panda Selected: A Chinese e-commerce platform that offers a variety of high-quality food products, including prefabricated meals, sourced directly from farmers.

Dingdong Maicai: A Chinese online grocery platform that has recently entered the prefabricated food market, offering a wide range of ready-to-cook meals.

These companies are well-established in the market and have their own strengths and advantages. However, SRAS has an advantage in its focus on standardization of Chinese food, as well as its closed loop system that provides a seamless supply chain from the central kitchen to chain restaurants and consumers. By continuing to emphasize these advantages and differentiating itself from competitors, SRAS can position itself as a leading player in the prefabricated food market.

The Offering

Common Shares offered	140,000,000 Common Shares, $0.001 par value per share.

Common Shares Outstanding before this Offering	1,340,506,117 shares

Common Shares to be Outstanding after this Offering	1,480,506,117 shares

Use of Proceeds;	While there is no minimum number of shares that will be sold in this offering, if we were to sell the entire number of shares registered, we estimate that our net proceeds from this offering will be approximately $1,350,000, based on an initial public offering price of $0.01 per share, after deducting estimated offering expenses. We plan to use the net proceeds of this offering primarily for general corporate purposes, which may include hiring additional sales, marketing and management personnel, and investing in sales and marketing activities, capital expenditures, and other general and administrative matters.

See Use of Proceeds.

Minimum number of shares to be sold in this offering.	None.

Market for the shares	There is a limited public market for the shares. The shares trade on the OTC Pink Markets under the symbol “SIPN.”

Risk Factors	Investing in these securities involves a high degree of risk. You should be able to bear a complete loss of your investment and should carefully consider the information set forth in Risk Factors before deciding to invest in our common shares. We face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

Adverse changes in economic and political policies of the PRC government could have a material and adverse effect on overall economic growth in China, which could materially and adversely affect our business. General macroeconomic conditions may materially and adversely affect our business, prospects, results of operations and financial position. The PRC government’s control over foreign currency conversion may adversely affect our business and results of operations and our ability to remit dividends. PRC regulation of loans to and direct investments in PRC entities by offshore holding companies may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our operating subsidiary in China, which could materially and adversely affect our liquidity and our ability to fund and expand business.

The M&A Rules and certain other PRC regulations may make it more difficult for us to pursue growth through acquisitions. Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders and have a material adverse effect on our results of operations and the value of your investment. The M&A Rules, among other things, purport to require CSRC approval prior to the listing and trading on an overseas stock exchange of the securities of an offshore special purpose vehicle established or controlled directly or indirectly by the Material PRC Company or individuals and formed for the purpose of overseas listing through the acquisition of PRC domestic interests held by such Material PRC Company or individuals.

No offer, issuance or sale of the Common Shares has been or will be made directly or indirectly within the PRC, the PRC Opinion provides that a prior approval from the CSRC is not required for the Offering. Article 16 of the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies states, “Subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed securities shall be filed with the CSRC within 3 working days after the offering is completed. The Company previously offered securities in the United States pursuant to a registration statement on Form S-8, filed on May 13, 2003 and pursuant to Regulation D and Section 4(6) of the Securities Act of 1933 in April of 2004. However, there are substantial uncertainties regarding the interpretation and application of the M&A Rules, other PRC Laws and future PRC laws and regulations, and there can be no assurance that any Governmental Agency will not take a view that is contrary to or otherwise different from our opinions stated herein. The due application of the net proceeds to be received by the Company from the issue Common Shares as disclosed in the Prospectus under the caption “Use of Proceeds” does not and immediately after the Offering will not contravene any applicable PRC Laws, the articles of association or the business licenses of the Material PRC Company.

The Company or our subsidiaries are required to obtain from Chinese authorities to operate our business and to offer the securities being registered to foreign investors. The Material PRC Company has obtained all material Governmental Authorizations necessary for its business operations as described in the Prospectus, and such Governmental Authorizations are in full force and effect and all required Governmental Authorizations have been duly obtained.

The due application of the net proceeds to be received by the Company from the issue of Common Shares as disclosed in the Prospectus under the caption ‘Use of Proceeds’ does not, and immediately after the Offering, will not impact any applicable PRC Laws.

Our WFOE takes invoices settles the Foreign Exchange with the banks, which pay in Renminbi. No transfer, dividend or distribution has been made to the holding company up to now.

Earning Distributions

We intend to rely primarily on dividends paid by WFOE for our cash needs, including the funds necessary to pay dividends and other cash distributions, if any, to our shareholders, to service any debt we may incur and to pay our operating expenses. The Company has made no such distributions to date nor has it received any distributions from the WFOE to date, and SIPN has no current cash management policies in place. SIPN will look to implement one in the near future. The Company plans to settle amounts by transferring dividends, or distributions between the holding company and its subsidiaries, or to investors, which have not yet occurred between any of the above. The payment of dividends by entities organized in the PRC is subject to limitations as described herein. If we determine to pay dividends on any of our Common Shares in the future, as a holding company, we will be dependent on receipt of funds from WFOE.

Our revenue, net income and cash flow are variable. We may experience fluctuations in our results, including our revenue and net income, from period to period, due to a number of other factors, including changes in the amount of distributions, dividends, or interest paid in respect of investments; changes in our operating expenses; or the degree to which we encounter competition and general economic and market conditions. Such variability in the timing and amount of our accruals may lead to volatility in the trading price of our shares, and, therefore, our results and cash flow for a particular period may not be indicative of our performance in a future period.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from our operations, we may be unable to pay dividends on our Shares.

Pursuant to the Implementation Rules for the new Chinese enterprise income tax law, effective on January 1, 2008, dividends payable by a foreign investment entity to its foreign investors are subject to a withholding tax of up to 10%. Pursuant to Article 10 of the Arrangement Between the Mainland of China and the Hong Kong Special Administration Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income effective December 8, 2006, dividends payable by a foreign investment entity to its Hong Kong investor who owns 25% or more of the equity of the foreign investment entity is subject to a withholding tax of up to 5%.

The payment of dividends by entities organized in the PRC is subject to limitations, procedures and formalities. Regulations in the PRC currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in China. WFOE is also required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its compulsory reserves fund until the accumulative amount of such reserves reaches 50% of its registered capital.

The transfer to this reserve must be made before distribution of any dividend to shareholders. The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

Cash dividends, if any, on our Shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%.

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this report before deciding to invest in our common stock.

Risks Related to our Business

Adverse economic and market conditions could negatively impact our business in many ways, including by reducing the value or performance of the investments made by our investment funds or reducing the ability of our investment funds to raise or deploy capital, or by impacting our liquidity position, any of which could materially reduce our revenue and cash flow and adversely affect our financial condition.

Our business may be materially affected by unfavorable economic or market conditions or events in the world, particularly in China, that are outside of our control, including but not limited to changes in interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws, trade barriers, commodity prices, currency exchange rates and controls and national, and international political circumstances (including wars, terrorist acts or security operations). These factors may affect the level and volatility of securities prices and the liquidity and the values of investments, and we may not be able to or may choose not to manage our business’s exposure to these market conditions and/or other events.

In addition, decreased business and investor confidence, as well as diminished liquidity and credit availability in the financial markets, may impact our ability to secure sufficient capital for our business within the required time frame. These and other factors could adversely affect the timing of new business development or our ability to raise new funds or secure future cash flow. During periods of difficult market conditions or slowdowns (which may be across one or more industries or geographies), our companies may experience adverse operating performance, decreased revenues, financial losses, difficulty in obtaining access to financing and increased funding costs. Negative financial results in our companies may result in lower investment returns, which could materially and adversely affect our operating results and cash flow. During such periods of weakness, our companies may also have difficulty expanding their businesses and operations or meeting their debt service obligations or other expenses as they become due, including expenses payable to us. Furthermore, such negative market conditions could potentially result in a company’s becoming bankrupt, thereby potentially resulting in a complete loss in such portfolio company or real assets and a significant negative impact on our operating results and cash flow, as well as our reputation.

Such event could cause our cash flow from operations to significantly decrease, which could materially and adversely affect our liquidity position and the amount of cash we have on hand to conduct our operations. Having less cash on hand could in turn require us to rely on other sources of cash (such as the capital markets which may not be available to us on acceptable terms) to finance our operations. Furthermore, continued weak market conditions and further adverse trends in the general economic environment may limit our ability to obtain credit facilities when needed or other financing on commercially reasonable terms. As a result, our uses of cash may exceed our sources of cash, thereby potentially affecting our financial situation.

We may be affected by adverse changes in taxation law, tax treaties and in the practice of tax authorities.

Changes in taxation legislation, tax treaties and in the practice of tax authorities can affect investment behavior which can have the effect of making specific kinds of investment products either more or less attractive to existing or potential clients.

We cannot predict the impact of future changes to tax legislation, tax treaties and the practice of tax authorities on our business or on the attractiveness of our investment products. Amendments to existing tax legislation (in particular if there is a withdrawal of any available tax relief or an increase in tax rates) and tax treaties or the introduction of new rules and new tax treaties or changes in the practice of tax authorities may affect the investment decisions of either existing or potential clients. Changes from time to time in the interpretation of existing tax laws, amendments to existing tax rates, the introduction of new tax legislation and tax treaties, a change in the interpretation of tax legislation, any change in the practice of enforcement of such legislation or any particular change in our tax treatment or our funds could have a material adverse effect on our business, growth prospects, net inflows of AUM, fee income, results of operations and/or financial condition.

Operational risks may disrupt our businesses, result in losses, or limit our growth.

If any of our financial, accounting, information and other data processing systems do not operate properly or are disabled, whether as a result of tampering, a breach of our network security systems, or otherwise, we could suffer financial losses, a disruption of our businesses, liability to our funds, regulatory intervention, or reputational damage. In addition, we operate in businesses that are highly dependent on information systems and technology. Our information systems and technology may not continue to be able to accommodate our growth, and the cost of maintaining such systems may increase from its current level. Such a failure to accommodate growth, or an increase in costs related to such information systems, could have a material adverse effect on us.

Furthermore, we depend on our headquarters in the PRC, where most of our administrative and operations personnel are located, for the continued operation of our business. A disaster or a disruption in the infrastructure that supports our businesses, including a disruption involving electronic communications or other services used by us or third parties with whom we conduct business, or directly affecting our headquarters, could have a material adverse impact on our ability to continue to operate our business without interruption.

Sustaining our growth will also require us to commit additional management, operational, and financial resources to identify new professionals to join our firm and to maintain appropriate operational and financial systems to adequately support expansion. Due to the competitiveness of the market for talented professionals, we may not be able to grow at the pace we desire.

If we are unable to implement and maintain effective internal control over financial reporting in the future, the accuracy and timeliness of our financial reporting may be adversely affected. In addition, because of our status as a smaller reporting company, you will not be able to depend on any attestation from our independent registered public accounting firm as to our internal control over financial reporting for the foreseeable future.

When we become a reporting company, the Sarbanes-Oxley Act requires, among other things, that we assess disclosure controls and procedures and internal control over financial reporting. In particular, as a public company, we will be required to perform system and process evaluations and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. We will be required to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting for the first fiscal year beginning after the effective date of this offering. However, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act until the later of the year following our first annual report required to be filed with the SEC or the date we are no longer an “smaller reporting company” as defined in the JOBS Act. Accordingly, you will not be able to depend on any attestation concerning our internal control over financial reporting from our independent registered public accounting firm for the foreseeable future.

Our senior management lacks experience in managing a public company and complying with laws applicable to operating as a U.S. public company domiciled in the Nevada, and failure to comply with such obligations could have a material adverse effect on our business.

Prior to the completion of this offering, SRAS has been operated as a private company located in China. In connection with this offering, we acquired our company, SIPN, and Chengzhao International Holdings Ltd (BVI Company), and SRAS, our subsidiary in China. In the process of taking these steps to prepare our company for this initial public offering, senior management of SRAS became the senior management of our company. None of senior management of our company has experience managing a public company or managing a Nevada company.

As a result of this offering, our company will become subject to laws, regulations and obligations that do not currently apply to it, such as the Exchange Act of 1934, and our senior management currently has no experience in complying with such laws, regulations and obligations. The senior management is only experienced in operating the business of SRAS in compliance with PRC laws. However, by virtue of this offering, our company will be required to file annual and current reports with the SEC in compliance with U.S. securities and other laws. These obligations can be burdensome and complicated, and failure to comply with such obligations could have a material adverse effect on our company.

The Public Company Accounting Oversight Board (PCAOB) issued a report on its determinations that the Board is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, a Special Administrative Region of the People’s Republic of China (PRC), because of positions taken by PRC authorities in those jurisdictions. The Board made these determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfils its responsibilities under the Holding Foreign Companies Accountable Act (HFCAA).

To protect investors and to carry out the PCAOB’s mandate, our inspectors and investigators need consistent access across all jurisdictions to the audit work performed for public companies in U.S. capital markets. Rule 6100 sets forth three factors that together reflect the access the PCAOB needs to completely execute its statutory mandate with respect to its inspections and investigations. The PCAOB’s determination report provides the PCAOB’s assessment of these factors based on positions taken by PRC authorities. As discussed in the report, PRC authorities assert that access by the Board to audit work papers and related information can be provided only under a cooperative agreement, but they persistently have taken positions that prevent the finalization of, or their full performance under, such agreements.

The PCAOB has issued its determination report to the U.S. Securities and Exchange Commission, which also has responsibilities under the HFCAA. The appendices to the report identify the PCAOB-registered firms subject to the determinations. Under Rule 6100, the Board will reassess its determinations at least annually.

We may not be able to obtain additional funding to meet our requirements.

Our ability to maintain and expand our development and production of feature restaurants to cover our general and administrative expenses depends upon our ability to obtain financing through equity financing, debt financing (including credit facilities) or the sale or syndication of some or all of our interests in certain projects or other assets. If our access to existing credit facilities is not available, and if other funding does not become available, there could be a material adverse effect on our business.

Our success depends on our personnel. Loss of key personnel may adversely affect our business.

Our success depends to a significant extent on the performance of our management personnel. In particular, we will depend on the services of such personnel as Min Jiang, President, CEO, and Treasurer. The loss of the services of key persons could have a material adverse effect on the Company’s business, operating results and financial condition. We will also be dependent on the officer and director of SIPN to raise capital.

We may not be able to compete with larger companies, the majority of whom have greater resources and experience than we do.

We are very small and unproven entity as compared to our competitors. As a restaurant brand operation and management company, we will compete with major restaurant related companies. Most of them are part of large diversified corporate groups with a variety of other operations, including the restaurants themselves, that can provide both the means of promoting their services and stable sources of earnings that may allow them better to offset fluctuations in the financial performance of their brand operation and management. In addition, the major brand operation and management companies have more resources with which to compete for ideas, clients and technology created by third parties as well as for restaurants and chefs. This may have a material adverse effect on our business, results of operations and financial condition.

Our operating results depend on product costs, public tastes and promotion success.

We expect to generate our future revenue from brand operation and management services. Our future revenues will depend upon the timing and the level of market acceptance of our services, as well as upon our fees. The revenues derived from our services depend primarily on the acceptance by the public, which cannot be predicted and does not necessarily bear a direct correlation to the services provided.

Our business could be adversely impacted if we are unable to protect our intellectual property rights.

Our ability to compete depends, in part, upon successful protection of our intellectual property. We do not have the financial resources to protect our rights to the same extent as major brand operation and management companies. We will attempt to protect proprietary and intellectual property rights to our production through available copyright and trademark laws and licensing and distribution arrangements with reputable international companies in specific territories and media for limited durations. Despite these precautions, existing copyright and trademark laws afford only limited practical protection in certain countries. As a result, it may be possible for unauthorized third parties to copy and distribute our productions or certain portions or applications of our intended productions, which could have a material adverse effect on our business, results of operations and financial condition.

Litigation may also be necessary in the future to enforce our intellectual property rights, to protect our rights, or to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. Any such litigation could result in substantial costs and the diversion of resources and could have a material adverse effect on our business, results of operations and financial condition. We cannot assure you that infringement or invalidity claims will not materially adversely affect our business, results of operations and financial condition. Regardless of the validity or the success of the assertion of these claims, we could incur significant costs and diversion of resources in enforcing our intellectual property rights or in defending against such claims, which could have a material adverse effect on our business, results of operations and financial condition.

If we fail to maintain effective internal controls over financial reporting, we may be subject to litigation and/or costly remediation and the price of our Common Stock may be adversely affected.

Failure to establish the required internal controls or procedures over financial reporting, or any failure of those controls or procedures once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. Upon review of the required internal control over financial reporting and disclosure controls and procedures, our management and/or our auditors may identify material weaknesses and/or significant deficiencies that need to be addressed. Any actual or perceived weaknesses or conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of its internal control over financial reporting or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal control over financial reporting could adversely impact the price of our Common Stock and may lead to claims against us.

Global economic conditions, such as COVID-19, may adversely affect our industry, business and results of operations.

Our overall performance depends, in part, on worldwide economic conditions which historically is cyclical in character. Key international economies continue to be impacted by a recession, characterized by falling demand for a variety of goods and services, restricted credit, going concern threats to financial institutions, major multinational companies and medium and small businesses, poor liquidity, declining asset values, reduced corporate profitability, extreme volatility in credit, equity and foreign exchange markets and bankruptcies. By way of example, the automotive aftermarket, specifically fuel saving add-ons such as light-truck tonneau covers, is typically not as affected by economic slow-down or recession as other industries or market segments. In markets where our sales occur and go into recession, these conditions affect the rate of spending and could adversely affect our customers’ ability or willingness to purchase our products, and delay prospective customers’ purchasing decisions, all of which could adversely affect our operating results. In addition, in a weakened economy, companies that have competing products may reduce prices which could also reduce our average selling prices and harm our operating results.

Restaurants, like many other non-essential spending, has been hampered by COVID-19.

Due to the impact of COVID-19 around the world, the Company’s revenue was less than expected as governments around the world entered a lockdown to prevent the spread of COVID-19. Increased current unemployment and loss of income could cause our customers to spend their money elsewhere, on more essential products.

Any further disruptions from an uptick in new infections related to COVID-19 may materially harm out business prospects.

Further upticks in infection, and the related enforcement of governmental restrictions would materially hinder our ability to grow, as it would make it could interrupt our supply chain, as well as the financial condition of our intended customer base.

The restaurant industry may take longer to recover from the COVID-19 pandemic.

Increased current unemployment and loss of income, as well as any further disruptions from an uptick in new infections related to COVID-19 may materially harm out business prospects.

Concentration of Ownership by Min Jiang may allow such Shareholder to Control the Company’s Business

Min Jiang controls a majority of the voting interest of the Company. Following the offering, Min Jiang will still hold a majority of the interest of the Company. Future issuances of Series A Preferred Stock or common stock could further dilute the existing holders of common stock. Min Jiang will be able to exercise control over virtually all matters requiring shareholder approval, including the election of directors and approval of significant corporation transactions. Thus, Min Jiang will be able to maintain her positions and effectively operate the Company’s business, regardless of other investors’ preferences.

Risks Relating to Our Corporate Structure

U.S. Investors face added risks from the Company having the majority of its operations in China.

Subject to the requirements and public policy considerations as stipulated under applicable PRC Laws relating to the enforceability of foreign court judgments, submission to foreign jurisdiction for dispute resolution and choice of law, and also subject to the conditions described under the caption “Enforceability of Civil Liabilities” in the Registration Statement and Prospectus, (i) the irrevocable submission of the Company to the jurisdiction of any courts in the United States, the waiver by the Company of any objection to the venue of a proceeding in any such court, the waiver and agreement not to plead an inconvenient forum, the waiver of sovereign immunity

Under PRC Laws, neither the Material PRC Company, nor their respective properties, assets or revenues, are entitled to any right of immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of any judgment, or from other legal processes or proceedings for the giving of any relief or for the enforcement of any judgment.

The Company’s principal executive offices and our officer and director are located outside of the United States. This could make the enforcement and/or service of process of a shareholder claim or judgment difficult.

U.S shareholders may face difficulties in effecting service of process against the Company and our officers and director. Even with proper service of process, the enforcement of judgments obtained in U.S. courts or foreign courts based on the civil liability provisions of the U.S. federal securities laws would be extremely difficult. Furthermore, there would be added costs and issues with bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against the Company or its officer and director, and they still may be fruitless.

The Company is faced with risks and uncertainties as a foreign enterprise under PRC laws.

As a company incorporated under the laws of Nevada, we are classified as a foreign enterprise under PRC laws and regulations, and our wholly-owned PRC subsidiary, SRAS, is a foreign-invested enterprise, or a FIE.

We intend to rely on dividends paid by WFOE for our cash needs.

While we have not done so yet, we intend to rely primarily on dividends paid by our WFOE for our cash needs, including the funds necessary to pay dividends and other cash distributions, if any, to our shareholders, to service any debt we may incur and to pay our operating expenses. The payment of dividends by entities organized in the PRC is subject to limitations as described herein. Under Nevada law, we may pay dividends from legally available realized and unrealized profits of the Company, and/or its share premium account and/or as otherwise permitted by the Companies Act, provided that we must be solvent before and after the dividend payment in the sense that we will be able to pay our debts as they become due in the ordinary course of business. If we determine to pay dividends on any of our common shares in the future, as a holding company, we will be dependent on receipt of funds from WFOE.

Pursuant to the Implementation Rules for the new Chinese enterprise income tax law, effective on January 1, 2008, dividends payable by a foreign investment entity to its foreign investors are subject to a withholding tax of up to 10%. Pursuant to Article 10 of the Arrangement Between the Mainland of China and the Hong Kong Special Administration Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income effective December 8, 2006, dividends payable by a foreign investment entity to its Hong Kong investor who owns 25% or more of the equity of the foreign investment entity is subject to a withholding tax of up to 5%.

The payment of dividends by entities organized in the PRC is subject to limitations, procedures and formalities. Regulations in the PRC currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in China. WFOE is also required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its compulsory reserves fund until the accumulative amount of such reserves reaches 50% of its registered capital.

The transfer to this reserve must be made before distribution of any dividend to shareholders. The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

We may be exposed to potential risks relating to our internal control over financial reporting.

We have limited accounting personnel and other resources with which to address our internal controls and procedures. Our management has not completed an assessment of the effectiveness of our internal controls over financial reporting, and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. In the course of reviewing our consolidated financial statements, we identified several material weaknesses in our internal control over financial reporting and other control deficiencies. A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis.

The material weaknesses identified to date relate to (i) a lack of accounting staff and resources with appropriate knowledge of generally accepted accounting principles in the United States (“US GAAP”) and SEC reporting and compliance requirements; (ii) a lack of sufficient documented financial closing policies and procedures; (iii) a lack of independent directors and an audit committee; (iv) lack of risk assessment in accordance with the requirement of COSO 2013 framework and (v) a lack of an effective review process by the accounting manager which led to material audit adjustments to the financial statements.

Following the identification of the material weaknesses and control deficiencies, we plan to continue to take remedial measures including (i) hiring more qualified accounting personnel with relevant US GAAP and SEC reporting experience and qualifications to strengthen the financial reporting function and to set up a financial and system control framework; (ii) implementing regular and continuous US GAAP accounting and financial reporting training programs for our accounting and financial reporting personnel; (iii) setting up an internal audit function as well as engaging an external consulting firm to assist us with assessment of Sarbanes-Oxley compliance requirements and improvement of overall internal control; and (iv) appointing independent directors, establishing an audit committee, and strengthening corporate governance.

We plan to take measures to remedy these material weaknesses depending on our resources. The implementation of these measures may not fully address the material weaknesses in our internal control over financial reporting, and we cannot conclude that they have been fully remedied. Our failure to correct theses material weaknesses or our failure to discover and address any other material weaknesses could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, our business, financial condition, results of operations and prospects, as well as the trading price of our Common stock, may be materially and adversely affected.

Risks Related to Doing Business in China

Because all of our operations are in China, our business is subject to the complex and rapidly evolving laws and regulations there. The PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our common stock.

As a business operating in the PRC, we are subject to the laws and regulations of the PRC, which can be complex and evolve rapidly. The PRC government has the power to exercise significant oversight and discretion over the conduct of our business, and the regulations to which we are subject may change rapidly and with little notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	Delay or impede our development,

●	Result in negative publicity or increase our operating costs,

●	Require significant management time and attention, and

●	Subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably impact the ability or manner in which we conduct our business and could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected as well as materially decrease the value of our common stock.

Furthermore, if the PRC government determines that our corporate structure does not comply with PRC regulations, or if these regulations change or are interpreted differently in the future, our common stock may decline significantly in value or become worthless if the determinations, changes or interpretations result in impermissibility of our corporate structure and our inability to assert control over the assets of our PRC subsidiary that accordingly conduct all or substantially all of our operations.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to customer rights, taxation, employment, property and other matters. The central or local governments of China may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties. Given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless.

The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law, or the Opinions, which was made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems, will be taken to deal with the risks and incidents of China-concept overseas listed companies. Such future administrative measure or actions may have material adverse effects on the offering of our securities to investors, our proposed listing in the U.S. or our business operation, for example in the event that it is required that we should obtain permission from the Chinese government to offer our securities to investors or list on U.S. exchanges, it is unpredictable whether such permission can be obtained by us, as the case may be, or, if permission is obtained, whether it could be later denied or rescinded. If we, including our subsidiaries, do not receive or maintain such permissions or approvals, or inadvertently conclude that such permissions or approvals are not required, it could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors, list in the U.S. and cause the value of our securities to significantly decline or become worthless. As of the date of this prospectus, we have not received any inquiry, notice, warning, or sanctions from PRC government authorities in connection with the Opinions.

On June 10, 2021, the Standing Committee of the National People’s Congress of China (the “SCNPC”), promulgated the PRC Data Security Law, which took effect in September 2021. The PRC Data Security Law imposes data security and privacy obligations on entities and individuals carrying out data activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, and the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, illegally acquired or used. The PRC Data Security Law also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data an information.

In early July 2021, regulatory authorities in China launched cybersecurity investigations with regard to several China-based companies that are listed in the United States. In July 2021, the Chinese cybersecurity regulator launched the investigation on three Internet platforms.

On November 14, 2021, the CAC released the Regulations on the Network Data Security Management (Draft for Comments) (the “Data Security Management Regulations Draft”), to solicit public opinion and comments. Pursuant to the Data Security Management Regulations Draft, data processor holding more than one million users’ individual information shall be subject to cybersecurity review before listing abroad. Data processing activities refers to activities such as the collection, retention, use, processing, transmission, provision, disclosure, or deletion of data. According to the latest amended Cybersecurity Review Measures, which was promulgated on December 28, 2021 and became effective on February 15, 2022, and replaced the Cybersecurity Review Measures promulgated on April 13, 2020, online platform operator holding more than one million users’ individual information shall be subject to cybersecurity review before listing abroad. Since the Cybersecurity Review Measures is new, the implementation and interpretation thereof is not yet clear. As of the date of this prospectus, we have not been informed by any PRC governmental authority of any requirement that we file for approval for this offering.

On July 30, 2021, the State Council promulgated the Regulations on the Protection of the Security of Critical Information Infrastructure, or the Regulations, which took effect on September 1, 2021. The Regulations supplement and specify the provisions on the security of critical information infrastructure as stated in the Cybersecurity Review Measures. The Regulations provide, among others, that protection department of certain industry or sector shall notify the operator of the critical information infrastructure in time after the identification of certain critical information infrastructure. On August 20, 2021, the SCNPC promulgated the Personal Information Protection Law of the PRC, or the Personal Information Protection Law, which took effect in November 2021. As the first systematic and comprehensive law specifically for the protection of personal information in the PRC, the Personal Information Protection Law provides, among others, that (i) an individual’s consent shall be obtained to use sensitive personal information, such as biometric characteristics and individual location tracking, (ii) personal information operators using sensitive personal information shall notify individuals of the necessity of such use and impact on the individual’s rights, and (iii) where personal information operators reject an individual’s request to exercise his or her rights, the individual may file a lawsuit with a People’s Court.

On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replaced the former Measures for Cybersecurity Review (2020). Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operator (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. Given that: (i) we do not possess personal information on more than one million users in our business operations; and (ii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities, this offering would not be required to apply for a cybersecurity review under the Measures for Cybersecurity Review (2021). As a result of the nature of the Company’s operations and size, and the PRC Opinion, the above is not applicable to the Company.

On February 17, 2023, the CSRC issued the New Administrative Rules Regarding Overseas Listings, which came into force on March 31, 2023. According to the new administrative rules, among other things, a domestic company in the PRC that seeks to offer and list securities in overseas markets shall fulfill the filing procedure with the CSRC as per requirement thereof. Initial public offerings or listings in overseas markets shall be filed with the CSRC within 3 working days after the relevant application is submitted overseas. If an issuer offers securities in the same overseas market where it has previously offered and listed securities subsequently, filings shall be made with the CSRC within 3 working days after the offering is completed. Upon occurrence of any material event, such as change of control, investigations or sanctions imposed by overseas securities regulatory agencies or other relevant competent authorities, change of listing status or transfer of listing segment, or voluntary or mandatory delisting, after an issuer has offered and listed securities in an overseas market, the issuer shall submit a report thereof to CSRC within 3 working days after the occurrence and public disclosure of such event. Further, an overseas securities company that serves as a sponsor or lead underwriter for overseas securities offering and listing by domestic companies shall file with the CSRC within 10 working days after signing its first engagement agreement for such business, and submit to the CSRC, no later than January 31 each year, an annual report on its business activities in the previous year associated with overseas securities offering and listing by domestic companies. While we are relying on the PRC Opinion in not filing with the CSRC, it could be found to be incorrect.

On February 24, 2023, the CSRC promulgated the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Confidentiality and Archives Administration Provisions”), which became effective on March 31, 2023. The Confidentiality and Archives Administration Provisions set out rules, requirements and procedures relating to provision of documents, materials and accounting archives for securities companies, securities service providers, overseas regulators and other entities and individuals in connection with overseas offering and listing, including without limitation to, domestic companies that carry out overseas offering and listing (either in direct or indirect means) and the securities companies and securities service providers (either incorporated domestically or overseas) that undertake relevant businesses shall not leak any state secret and working secret of government agencies, or harm national security and public interest, and a domestic company shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level, if it plans to, either directly or through its overseas listed entity, publicly disclose or provide any documents and materials that contain state secrets or working secrets of government agencies, which the Company does not. Working papers produced in the Chinese mainland by securities companies and securities service providers in the process of undertaking businesses related to overseas offering and listing by domestic companies shall be retained in the Chinese mainland. Where such documents need to be transferred or transmitted to outside the Chinese mainland, relevant approval procedures stipulated by regulations shall be followed.

Our business may be subject to a variety of PRC laws and other obligations regarding cybersecurity and data protection.

Our business may be subject to PRC laws relating to the collection, use, sharing, retention, security, and transfer of confidential and private information, such as personal information and other data. These laws continue to develop, and the PRC government may adopt other rules and restrictions in the future. Non-compliance could result in penalties or other significant legal liabilities.

Pursuant to the PRC Cybersecurity Law, which was promulgated by the Standing Committee of the National People’s Congress on November 7, 2016 and took effect on June 1, 2017, personal information and important data collected and generated by a critical information infrastructure operator in the course of its operations in China must be stored in China, and if a critical information infrastructure operator purchases internet products and services that affects or may affect national security, it should be subject to cybersecurity review by the Cyberspace Administration of China (“CAC”). Due to the lack of further interpretations, the exact scope of “critical information infrastructure operator” remains unclear.

On December 28, 2021, the Cyberspace Administration of China (the “CAC”) jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replaced the former Measures for Cybersecurity Review (2020). Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operator (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. Given that: (i) we do not possess personal information on more than one million users in our business operations; and (ii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities, this offering would not be required to apply for a cybersecurity review under the Measures for Cybersecurity Review (2021). As a result of the nature of the Company’s operations and size, and the PRC Opinion, the above is not applicable to the Company.

The Data Security Law also sets forth the data security protection obligations for entities and individuals handling personal data, including that no entity or individual may acquire such data by stealing or other illegal means, and the collection and use of such data should not exceed the necessary limits The costs of compliance with, and other burdens imposed by, PRC Cybersecurity Law and any other cybersecurity and related laws may limit the use and adoption of our products and services and could have an adverse impact on our business. Further, if the enacted version of the Measures for Cybersecurity Review mandates clearance of cybersecurity review and other specific actions to be completed by companies like us, we face uncertainties as to whether such clearance can be timely obtained, or at all.

We are not be subject to the cybersecurity review by the CAC for this offering, given that: (i) our products and services are offered not directly to individual users but through our institutional customers; (ii) we do not possess a large amount of personal information in our business operations; and (iii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities. As a result of the nature of the Company’s operations and size and the PRC Opinion, the Company does not believe that the above is applicable to the Company.

However, there remains uncertainty as to how the Draft Measures will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Draft Measures. If any such new laws, regulations, rules, or implementation and interpretation comes into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us.

We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we and local counsel do, and there is no assurance that we can fully or timely comply with such laws. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be timely completed, or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties, which could materially and adversely affect our business, financial condition, and results of operations.

PRC laws and regulations governing our current business operations are sometimes vague and uncertain. Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China with little advance notice could have a material adverse effect on us and limit the legal protections available to you and us.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing our business and the enforcement and performance of our arrangements with clients in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement could be unpredictable, with little advance notice. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our current understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

The PRC legal system is based on written statutes. Prior court decisions are encouraged to be used for reference but it remains unclear to what extent the prior court decisions may impact the current court ruling as the encouragement policy is new and there is limited judicial practice in this regard. We conduct our business primarily through our subsidiary established in China.

This subsidiary is generally subject to laws and regulations applicable to foreign investment in China. However, since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties, which may limit legal protections available to us. In addition, any new or changes in PRC laws and regulations related to foreign investment in China could affect the business environment and our ability to operate our business in China. Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which was made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-concept overseas listed companies, and cybersecurity and data privacy protection requirements, etc. The Opinions and any related implementing rules to be enacted may subject us to compliance requirement in the future. In addition, some regulatory requirements issued by certain PRC government authorities may not be consistently applied by other government authorities (including local government authorities), thus making strict compliance with all regulatory requirements impractical, or in some circumstances impossible. For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract. However, since PRC administrative and court authorities have discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to predict the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into with our business partners, clients and suppliers. In addition, such uncertainties, including any inability to enforce our contracts, together with any development or interpretation of PRC law that is adverse to us, could materially and adversely affect our business and operations. Furthermore, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other more developed countries and the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effects. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. Such unpredictability towards our contractual, property, and procedural rights could adversely affect our business and impede our ability to continue our operations. We cannot predict the effect of future developments in the PRC legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us and other foreign investors, including you. In addition, any litigation in China may be protracted and result in substantial costs and diversion of our resources and management attention.

The PRC government has significant oversight and discretion over the conduct of our business and may intervene or influence our operations as the government deems appropriate to further regulatory, political and societal goals. The PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations.

Furthermore, if China adopts more stringent standards with respect to certain areas such as corporate social responsibilities, we may incur increased compliance costs or become subject to additional restrictions in our operations. We cannot predict the effects of future developments in the PRC legal system on our business operations, including the promulgation of new laws, or changes to existing laws or the interpretation or enforcement thereof. These uncertainties could limit the legal protections available to us and our investors, including you.

Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our proposed offering.

On December 28, 2021, the Cyberspace Administration of China (the “CAC”) jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020). Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operator (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. Given that: (i) we do not possess personal information on more than one million users in our business operations; and (ii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities, this offering would not be required to apply for a cybersecurity review under the Measures for Cybersecurity Review (2021). As a result of the nature of the Company’s operations and size and the PRC Opinion, the Company does not believe that the above is applicable to the Company.

Based on the PRC Opinion, we do not believe our operations require the approval and or permission of Chinese authorities. This is because the Company’s business is prefabricated food supply, which our local legal counsel believes does not require the approval and permission of the Chinese government. The “Special Management Measures for Foreign Investment Access (Negative List) (2021 Edition)” and “Market Access Negative List (2022 Edition)” issued by the Chinese government do not include the industry and business the Company is involved in.

On November 14, 2021, the CAC published the Data Security Management Regulations Draft, which provides that data processing operators engaging in data processing activities that affect or may affect national security must be subject to network data security review by the relevant Cyberspace Administration of the PRC. According to the Data Security Management Regulations Draft, data processing operators who possess personal data of at least one million users or collect data that affects or may affect national security must be subject to network data security review by the relevant Cyberspace Administration of the PRC. The deadline for public comments on the Data Security Management Regulations Draft was December 13, 2021. On July 7, 2022, the CAC promulgated the Measures for the Security Assessment of Outbound Data Transfers, or the Measures, which will become effective from September 1, 2022. The Measures apply to the security assessment of the provision of important data and personal information collected and generated by data processors in the course of their operations within the territory of the PRC by such data processors to overseas recipients. The Measures stipulates the circumstances under which security assessment of outbound data transfers should be declared, including: (i) outbound transfer of important data by a data processor; (ii) outbound transfer of personal information by a critical information infrastructure operator or a personal information processor who has processed the personal information of more than one million people; (iii) outbound transfer of personal information by a personal information processor who has made outbound transfers of the personal information of one million people cumulatively or the sensitive personal information of 10,000 people cumulatively since January 1 of the previous year; or (iv) other circumstances where an application for the security assessment of an outbound data transfer is required as prescribed by the national cyberspace administration authority. Based on the relevant regulations relating to outbound data transfer in the Cybersecurity Law, the Data Security Law, and the Personal Information Protection Law, the Measures provide the scope, conditions and procedures of security assessment of outbound data transfer and thereby provide specific guidelines for security assessment of outbound data transfers.

We believe that we are in compliance with the current data security, cybersecurity, and other regulations and policies issued by the CAC, and we have not received any inquiry, notice, warning, or sanctions from the CAC or other PRC governmental authorities for violation of those regulations or policies to date. However, since many of those regulations or policies are relatively new, there remains significant uncertainty as to their interpretation and implementation. If PRC governmental authorities interpret or implement those regulations or policies in a way different from us and conclude that there are violations by us in the future, or new laws, regulations, rules, or detailed implementation and interpretation are adopted that result in noncompliance by us, we may be subject to fines, penalties or other sanctions, which may have a significant adverse impact on our financial position, operations and the value of our Common stock. As of the date of this prospectus, we have not received any notice from any authorities identifying our PRC subsidiary as a critical information infrastructure operator or requiring us to go through cybersecurity review or network data security review by the CAC. Our local legal counsel believes that our proposed listing in the U.S. will not be affected by the Cybersecurity Review Measures, Data Security Management Regulations Draft or the Measures, and our PRC operations will not be subject to cybersecurity review or network data security review by the CAC for this offering, because our business does not rely on the collection of user data or implicate cybersecurity and we do not possess more than one million users’ individual information. There remains uncertainty, however, as to how the Cybersecurity Review Measures, the Data Security Management Regulations Draft and the Measures will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures, the Data Security Management Regulations Draft and the Measures. If any such new laws, regulations, rules, or implementation and interpretation come into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us. We cannot guarantee, however, that we will not be subject to cybersecurity review or network data security review in the future.

The approval of and the filing with the CSRC or other PRC government authorities may be required in connection with our future offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing.

Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, require an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC persons or entities to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. Based on our reliance on the PRC Opinion, we not required to submit an application to the CSRC for its approval of this offering, until three days after the completion of the offering. If the CSRC pre-approval is required, it is uncertain whether we can or how long it will take us to obtain the approval and, even if we obtain such CSRC approval, the approval could be rescinded. Any failure to obtain or delay in obtaining the CSRC approval for any of our offshore offerings, or a rescission of such approval if obtained, would subject us to sanctions imposed by the CSRC or other PRC regulatory authorities, which could include fines and penalties on our operations in China, restrictions or limitations on our ability to pay dividends outside of China, and other forms of sanctions that may materially and adversely affect our business, financial condition, and results of operations.

On July 6, 2021, the relevant PRC government authorities issued Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As a follow-up, on December 24, 2021, the State Council issued a draft of the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies, and the CSRC issued a draft of Administration Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies for public comments, collectively with the above draft of the Provisions, the draft Provisions and Measures. These draft Provisions and Measures propose to establish a new filing-based regime to regulate overseas offerings and listings by domestic companies. Specifically, an overseas offering and listing by a PRC company, whether directly or indirectly, an initial or follow-on offering, must be filed with the CSRC. The examination and determination of an indirect offering and listing will be conducted on a substance-over-form basis, and an offering and listing shall be deemed as a PRC company’s indirect overseas offering and listing if the issuer meets the following conditions: (i) any of the operating income, gross profit, total assets, or net assets of the PRC enterprise in the most recent fiscal year was more than 50% of the relevant line item in the issuer’s audited consolidated financial statement for that year; and (ii) senior management personnel responsible for business operations and management are mostly PRC citizens or are ordinarily resident in the PRC, and the principal place of business is in the PRC or carried out in the PRC. The issuer or its affiliated PRC entity, as the case may be, shall file with the CSRC for its initial public offering, follow-on offering and other equivalent offering activities. Particularly, the issuer shall submit the filing with respect to its initial public offering and listing within three business days after its initial filing of the listing application, and submit the filing with respect to its follow-on offering within three business days after the completion of the follow-on offering. Failure to comply with the filing requirements may result in fines to the relevant PRC companies, suspension of their businesses, revocation of their business licenses and operation permits and fines on the controlling shareholder and other responsible persons. These draft Provisions and Measures also set forth certain regulatory red lines for overseas offerings and listings by PRC enterprises.

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, which became effective on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No.1 to No.5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. The Trial Measures, together with the Guidance Rules and Notice, reiterate the basic supervision principles as reflected in the draft Provisions and Measures by providing substantially the same requirements for filings of overseas offerings and listings by domestic companies, yet made the following updates compared to the draft Provisions and Measures: (a) further clarification of the circumstances prohibiting overseas issuances and listings; (b) further clarification of the standard of indirect overseas listings under the principle of substance over form, and (c) adding more details of filing procedures and requirements by setting different filing requirements for different types of overseas offerings and listings. Under the Trial Measures and the Guidance Rules and Notice, domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following the submission of initial public offering or listing applications. The companies that have already been listed on overseas stock exchanges or have obtained approvals from overseas supervision administrations or stock exchanges for their offerings and listings prior to the effective date of the Trial Measures and will complete their overseas offerings and listings prior to September 30, 2023 are not required to make immediate filings for their listings yet need to make filings for subsequent offerings in accordance with the Trial Measures. As such, we will likely be required to file with the CSRC within three business days following the completion of this offering.

On February 24, 2023, the CSRC, the Ministry of Finance, the National Administration of State Secrets Protection and the National Archives Administration jointly issued the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies, or the Provisions, which took effect on March 31, 2023 concurrently with the Trial Measures. The Provisions, in replacement of the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Issuance and Listing of Securities which took effect on October 20, 2009, expand its application to cover indirect overseas offering and listing of domestic companies by adding the same confidentiality obligations to such domestic companies in the course of their indirect overseas issuance and listing. According to the Provisions, a domestic company that plans to, either directly or through its overseas-listed entity, publicly disclose or provide to relevant entities or individuals including securities firms, securities service providers, and overseas regulators, documents and materials that contain state secrets or government work secrets, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level. Further, a domestic company that plans to, either directly or through its overseas-listed entity, publicly disclose or provide to relevant entities or individuals including securities firms, securities service providers, and overseas regulators, other documents and materials that, if divulged, will cause an adverse impact on national security or the public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. We do not believe we will be required to obtain the aforementioned approval or go through such filings procedures as we do not possess nor will we disclose or provide documents and materials that contain state secrets or government work secrets or other documents and materials that, if divulged, will cause an adverse impact on national security or the public interest as mentioned above. However, given the recent promulgation of the Provisions, the opinions remain unclear on how they will be interpreted and implemented by the relevant PRC governmental authorities. If the domestic companies fail to comply with the requirements under the Provisions in the course of their indirect overseas issuance and listing, such domestic companies may be held legally liable by competent authorities and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime.

As of the date of this prospectus, the Trial Measures have come into effect. Any failure or perceived failure by the domestic company or PRC subsidiaries to comply with the above confidentiality and archives administration requirements under the Trial Measures and other PRC laws and regulations may result in that the relevant entities would be held legally liable by competent authorities, and referred to the judicial organization to be investigated for criminal liability if suspected of committing a crime.

According to a translated copy of the current and effective regulations promulgated by the China Securities Regulatory Commission, that is, the “Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies” Article 2 states, “Direct overseas offering and listing by domestic companies refers to such overseas offering and listing by joint-stock company incorporated domestically. Indirect overseas offering and listing by domestic companies refers to such overseas offering and listing by a company in the name of an overseas incorporated entity, whereas the company’s major business operations are located domestically and such offering and listing is based on the underlying equity, assets, earnings or other similar rights of a domestic company”. Accordingly, as the Company believes it is not a joint-stock company incorporated domestically, this offering is not a direct overseas offering and listing by a domestic company. Article 16 states, “Subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed securities shall be filed with the CSRC within 3 working days after the offering is completed.” The Company previously offered securities in the United States pursuant to a registration statement on Form S-8, filed on May 13, 2003 and pursuant to Regulation D and Section 4(6) of the Securities Act of 1933 in April of 2004. While the Company does not believe that it is required to seek pre-authorizations from Chinese authorities now, as the offering is not completed, we may be wrong, which could cause the CSRC to halt the offering and cause us to be delisted or your shares to be worthless.

Article 15 states, “any overseas offering and listing made by an issuer that meets both the following conditions will be determined as indirect: (1) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by domestic companies; and (2) the main parts of the issuer’s business activities are conducted in the Chinese Mainland, or its main places of business are located in the Chinese Mainland, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in the Chinese Mainland. The determination as to whether or not an overseas offering and listing by domestic companies is indirect, shall be made on a substance over form basis.” Article 34 states, “For the purpose of this Measures, domestic companies herein refer to companies incorporated within the Chinese Mainland, including domestic join-stock companies whose securities are directly offered and listed overseas and the domestic operating entities of companies whose securities are indirectly offered and listed overseas. While the Company believes this offering is an indirect overseas offering by a domestic company, we may be wrong which could have a materially adverse effect on our business and could cause our stock to be delisted.

However, Article 16 states, “Subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed securities shall be filed with the CSRC within 3 working days after the offering is completed. The Company is a Nevada Corporation formed on January 10, 1991. As a public company with securities quoted on the OTC Pink Sheets, On November 1, 2022, the Company entered into an agreement with CIHL, a British Virgin Islands corporation, whereunder the Company acquired 100% ownership interest in CIHL. CIHL through its China based subsidiaries SRAS is a professional prefabricated food supply chain company. The transaction closed effective November 1, 2022 and has been treated as a business combination under common control. Therefore, this offering is classified as “Subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed securities”. The Company does not believe that it is required to seek pre-authorizations from Chinese authorities now, as the offering is not completed. The Company may be incorrect, which could cause our stock to be delisted.

With the promulgation of the new filing-based administrative rules for overseas offering and listing by domestic companies in China, the PRC government may exert more oversight and control over overseas public offerings conducted by China-based issuers, which could significantly limit or completely hinder our ability to of er or continue to of er our Common stock to investors and could cause the value of our Common stock to significantly decline or become worthless.

On August 8, 2006, six Chinese regulatory agencies, including the Ministry of Commerce of the People’s Republic of China, jointly issued the M&A Rules, which became effective on September 8, 2006 and amended on June 22, 2009. The M&A Rules contain provisions that require that an offshore special purpose vehicle (“SPV”) formed for listing purposes and controlled directly or indirectly by Chinese companies or individuals shall obtain the approval of the CSRC prior to the listing and trading of such SPV’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published procedures specifying documents and materials required to be submitted to it by an SPV seeking CSRC approval of overseas listings. According to the PRC Opinion, upon which we are relying, and given that our WFOE is not a special purpose vehicle which has acquired PRC domestic companies’ equities with its shares prior to the listing of its shares, the CSRC pre-approval is not required for this offering, but approval must be obtained within three (3) business days of completion of this offering. However, there remains uncertainty as to how the M&A Rules will be interpreted or implemented by the relevant PRC authorities, and the opinions summarized above will be subject to any new PRC laws, rules and regulations or detailed implementations and interpretations in any form relating to overseas listing of SPVs like the Company. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as we do.

Notwithstanding the foregoing, on February 17, 2023, the CSRC issued the Trial Administrative Measures and relevant supporting guidelines (collectively, the “New Administrative Rules Regarding Overseas Listings”), which came into force on March 31, 2023. According to the New Administrative Rules Regarding Overseas Listings, among other things, a domestic company in the PRC that seeks to offer and list securities in overseas markets shall fulfill the filing procedure with the CSRC as per requirement of the Trial Administrative Measures. Where a domestic company seeks to directly offer and list securities in overseas markets, the issuer shall file with the CSRC. Where a domestic company seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC. Initial public offerings or listings in overseas markets shall be filed with the CSRC within 3 working days after the relevant application is submitted overseas. If an issuer offers securities in the same overseas market where it has previously offered and listed securities subsequently, filings shall be made with the CSRC within 3 working days after the offering is completed. Upon occurrence of any material event, such as change of control, investigations or sanctions imposed by overseas securities regulatory agencies or other relevant competent authorities, change of listing status or transfer of listing segment, or voluntary or mandatory delisting, after an issuer has offered and listed securities in an overseas market, the issuer shall submit a report thereof to CSRC within 3 working days after the occurrence and public disclosure of such event. Further, an overseas securities company that serves as a sponsor or lead underwriter for overseas securities offering and listing by domestic companies shall file with the CSRC within 10 working days after signing its first engagement agreement for such business, and submit to the CSRC, no later than January 31 each year, an annual report on its business activities in the previous year associated with overseas securities offering and listing by domestic companies. If an overseas securities company has entered into engagement agreements before the effectuation of the Trial Administrative Measures and is serving in practice as a sponsor or lead underwriter for overseas securities offering and listing by domestic companies, it shall file with the CSRC within 30 working days after the Trial Administrative Measures take effect.

Under the New Administrative Rules Regarding Overseas Listings, a domestic company is prohibited from overseas offering and listing if any of the following circumstances is involved: (1) where such securities offering and listing is explicitly prohibited by provisions in laws, administrative regulations and relevant state rules; (2) where the intended securities offering and listing may endanger national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) where the domestic company intending to make the securities offering and listing, or its controlling shareholders and the actual controller, have committed crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three years; (4) where the domestic company intending to make the securities offering and listing is suspected of committing crimes or major violations of laws and regulations, and is under investigation according to law, and no conclusion has yet been made thereof; and (5) where there are material ownership disputes over equity held by the domestic company’s controlling shareholder or by other shareholders that are controlled by the controlling shareholder and/or actual controller. Moreover, a domestic company that seeks to offer and list securities in overseas markets shall abide by certain other regulatory requirements as set out in the New Administrative Rules Regarding Overseas Listings, including without limitation to, compliance with national secrecy, foreign investment, cybersecurity, data security, cross-border investment and financing, foreign exchange, and other laws and relevant provisions. If we are required to file with the CSRC in accordance with the New Administrative Rules Regarding Overseas Listings, there is also the possibility that we may not be able to complete the filing in a timely manner or at all. Further, If any PRC regulatory approval was required while we inadvertently concluded that such approval was not required or if applicable laws and regulations or the interpretation of such were modified to require us to obtain the regulatory approval in the future, we may face regulatory actions or other sanctions from the relevant Chinese regulatory authorities. These authorities may impose fines and penalties upon our operations in China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from this offering into China, or take other actions that could have a material adverse effect upon our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our Common stock. The Chinese regulatory agencies may also take actions requiring us, or making it advisable for us, to terminate this offering prior to closing. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer the Common stock, cause significant disruption to our business operations, severely damage our reputation, materially and adversely affect our financial condition and results of operations, and cause the Common stock to significantly decline in value or become worthless.

Changes in China’s economic, political or social conditions or government policies, which could occur quickly with little advance notice, could have a material adverse effect on our business and operations.

Substantially all of our assets and operations are located in the PRC. Accordingly, our business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic and social conditions in the PRC generally. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, development, growth rate, control of foreign exchange, monetary and tax policies, allocation of resources, and regulation of the growth of the general or specific market and a host of other government policies such as those that encourage or restrict investment in certain industries by foreign investors. Although the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in the PRC is still owned by the government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over the PRC’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over past decades, growth has been uneven, both geographically and among various sectors of the economy. Any adverse changes in economic conditions in the PRC, in the policies of the PRC government or in the laws and regulations in the PRC, which may occur quickly with little advance notice, could have a material adverse effect on the overall economic growth of the PRC. Such developments could adversely affect our business and operating results, lead to a reduction in demand for our services and adversely affect our competitive position. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the PRC government has implemented certain measures, including interest rate adjustment, to control the pace of economic growth. These measures may cause decreased economic activity in the PRC, which may adversely affect our business and operating results. In addition, although these government involvements have been instrumental in China’s significant growth, if the PRC government’s current or future policies fail to help the Chinese economy achieve further growth, our growth rate or strategy, our results of operations could also be adversely affected as a result.

Our profitability may be seriously affected by fluctuations in exchange rates between the Renminbi and the U.S. dollar.

All of our revenue is denominated in Renminbi while our financial reporting is in U.S. dollars. As a result, any significant fluctuation in exchange rates may cause us to incur currency exchange translation and harm our financial condition and results of operations.

Movements in Renminbi exchange rates are affected by, among other things, changes in political and economic conditions and China’s foreign exchange regime and policy. The Renminbi has been unpegged from the U.S. dollar since July 2005 and, although the People’s Bank of China regularly intervenes in the foreign exchange market to limit fluctuations in Renminbi exchange rates, the Renminbi may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that the PRC authorities may lift restrictions on fluctuations in Renminbi exchange rates and lessen intervention in the foreign exchange market in the future.

To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all.

Governmental control of currency conversion may limit our ability to use our revenues effectively and the ability of our WFOE to obtain financing.

The PRC government imposes control on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive all our revenues in Renminbi, which currently is not a freely convertible currency. Restrictions on currency conversion imposed by the PRC government may limit our ability to use revenues generated in Renminbi to fund our expenditures denominated in foreign currencies or our business activities outside China. Under China’s existing foreign exchange regulations, Renminbi may be freely converted into foreign currency for payments relating to current account transactions, which include among other things dividend payments and payments for the import of goods and services, by complying with certain procedural requirements. Our WFOE is able to pay dividends in foreign currencies to us without prior approval from SAFE, by complying with certain procedural requirements Our WFOE may also retain foreign currency in its current account bank accounts for use in payment of international current account transactions. However, we cannot assure you that the PRC government will not take measures in the future to restrict access to foreign currencies for current account transactions.

Conversion of Renminbi into foreign currencies, and of foreign currencies into Renminbi, for payments relating to capital account transactions, which principally includes investments and loans, generally requires the approval of SAFE and other relevant PRC governmental authorities. Restrictions on the convertibility of the Renminbi for capital account transactions could affect the ability of WFOE to make investments overseas or to obtain foreign currency through debt or equity financing, including by means of loans or capital contributions from us. We cannot assure you that the registration process will not delay or prevent our conversion of Renminbi for use outside of China.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus.

We conduct substantially all of our operations in China, and substantially all of our assets are located in China, which is an emerging market. In addition, all of our directors and officers are nationals or residents of countries other than the United States, and a substantial portion of the assets of these persons is located outside the United States. As a result, it may be difficult for our shareholders to effect service of process upon us or those persons inside the PRC.

It may also be difficult for you to enforce the U.S. courts judgments obtained in U.S. courts, including judgments based on the civil liability provisions of the U.S. federal securities laws against us and our officer and director, who is not a resident in the United States, but of China, and whose significant part of assets are located outside of the United States. In addition, there is uncertainty as to whether the courts of the PRC, respectively, would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state. In addition, it is uncertain whether such PRC courts would entertain original actions brought in the courts of the PRC against us or such persons predicated upon the securities laws of the United States or any state.

Specifically, regarding judgment enforcement in the PRC, the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of reciprocal arrangement with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest of the PRC. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the U.S.

We face uncertainty regarding the PRC tax reporting obligations and consequences for certain indirect transfers of the stock of our operating company.

Under the current PRC tax regulations, indirect transfers of equity interests and other properties of PRC tax resident enterprises by non-PRC holding companies may be subject to PRC tax. In accordance with the Announcement of the State Administration of Taxation on Several Issues concerning the Enterprise Income Tax on the Indirect Transfers of Properties by Non-Resident Enterprises (“Announcement 7”) issued by the SAT on February 3, 2015, if a non-PRC tax resident enterprise indirectly transfers equities and other properties of a PRC tax resident enterprise and such indirect transfer will produce a result identical or substantially similar to direct transfer of equity interests and other properties of the PRC tax resident enterprise, the non-PRC tax resident enterprise may be subject to PRC withholding tax at a rate up to 10%. The Announcement of the State Administration of Taxation on Matters Concerning Withholding of Income Tax of Non-resident Enterprises at Source (“Announcement 37”), which was issued by SAT on October 17, 2017 and became effective on December 1, 2017, renovates the principles and procedures concerning the indirect equity transfer tax withholding for a non-PRC tax resident enterprise. Failure to comply with the tax payment obligations by a non-PRC tax resident will result in penalties, including full payment of tax owed, fines and default interest on those tax.

According to Announcement 7, where a non-resident enterprise indirectly transfers equity interests or other properties of PRC tax resident enterprises (“PRC Taxable Property”) to avoid its tax liabilities by implementing arrangements without reasonable commercial purpose, such indirect transfer shall be recharacterized and recognized as a direct transfer of PRC Taxable Property. As a result, gains derived from such indirect transfer and attributable to PRC Taxable Property may be subject to PRC withholding tax at a rate of up to 10%. In respect of an indirect offshore transfer of property of a PRC establishment or place of business of a foreign enterprise, the resulting gain is to be included with the annual enterprise filing of the PRC establishment or place of business being transferred and would consequently be subject to PRC enterprise income tax at a rate of 25%. Announcement 7 further sets forth certain “safe harbors” which would be deemed to have a reasonable commercial purpose. As a general principle, the SAT also issued the Administration of General Anti-Tax Avoidance (Trial Implementation) (“GATA”), which became effective on February 1, 2015 and empowers the PRC tax authorities to apply special tax adjustments for “tax avoidance arrangements.”

We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC Taxable Property are involved, such as offshore restructuring, sale of the shares in our offshore subsidiary and investments. Our Company may be subject to withholding obligations if our Company is considered as a transferee in such transactions, under Announcement 7 and Announcement 37. For transfer of shares in our Company by investors who are non-PRC resident enterprises, our PRC subsidiary may be required to expend valuable resources to comply with Announcement 7 and Announcement 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our company should not be taxed under these circulars, which may have an adverse effect on our financial condition and results of operations.

PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability and limit our ability to acquire PRC companies or to inject capital into WFOE, limit WFOE’s ability to distribute profits to us, or otherwise materially and adversely affect us.

Under the Circular of the State Administration of Foreign Exchange on Issues concerning Foreign Exchange Administration over the Overseas Investment and Financing and Round-trip Investment by Domestic Residents via Special Purpose Vehicles, or Circular 37, issued by SAFE, prior registration with the local SAFE branch is required for PRC residents to contribute domestic assets or interests to offshore companies, known as SPVs. Moreover, Circular 37 applies retroactively. As a result, PRC residents who have contributed domestic assets or interest to a SPV, but failed to complete foreign exchange registration of overseas investments as required before July 4, 2014 shall send a letter to SAFE and its branches for explanation. SAFE and its branches shall, under the principle of legality and legitimacy, conduct supplementary registration, and impose administrative punishment on those in violation of the administrative provisions on the foreign exchange pursuant to the law.

We have requested our shareholders who are PRC residents to make the necessary applications, filings and amendments as required under Circular 37 and other related rules. We attempt to comply, and attempt to ensure that our shareholders who are subject to these rules comply with the relevant requirements. However, we cannot provide any assurances that all of our shareholders who are PRC residents will comply with our request to make or obtain any application registrations or comply with other requirements required by Circular 37 or other related rules. The failure or inability of our PRC resident shareholders to make any required registrations or comply with other requirements may subject such shareholders to fines and legal sanctions and may also limit our ability to contribute additional capital into or provide loans to (including using the proceeds from this offering) SRAS, limiting the ability of SRAS to pay dividends or otherwise distribute profits to us.

Failure to comply with the Individual Foreign Exchange Rules relating to the overseas direct investment or our PRC resident shareholders’ engaging in the issuance or trading of securities overseas may subject them to fines or other liabilities.

Other than Circular 37, our ability to conduct foreign exchange activities in China may be subject to interpretation and enforcement of the Implementation Rules of the Administrative Measures for Individual Foreign Exchange promulgated by SAFE in January 2007 (as amended and supplemented, the “Individual Foreign Exchange Rules”). Under the Individual Foreign Exchange Rules, any PRC individual seeking to make a direct investment overseas or engage in the issuance or trading of negotiable securities or derivatives overseas must make the appropriate registrations in accordance with SAFE provisions. PRC individuals who fail to make such registrations may be subject to warnings, fines or other liabilities.

We may not be fully informed of the identities of all our beneficial owners who are PRC residents. For example, because the investment in or trading of our shares will happen in an overseas public or secondary market where shares are often held with brokers in brokerage accounts, it is unlikely that we will know the identity of all of our beneficial owners who are PRC residents. Furthermore, we have no control over any of our future beneficial owners and we cannot assure you that such PRC residents will be able to complete the necessary approval and registration procedures required by the Individual Foreign Exchange Rules.

It is uncertain how the Individual Foreign Exchange Rules will be interpreted or enforced and whether such interpretation or enforcement will affect our ability to conduct foreign exchange transactions. Because of this uncertainty, we cannot be sure whether the failure by any of our PRC resident shareholders to make the required registration will subject our subsidiaries to fines or legal sanctions on their operations, delay or restriction on repatriation of proceeds of this offering into the China, restriction on remittance of dividends or other punitive action that would have a material adverse effect on our business, results of operations and financial condition.

PRC regulation of loans and direct investment by offshore holding companies to or in PRC entities may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to WFOE, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

In using the proceeds from this public offering or any future offerings, we may make loans to the WFOE. Any loans to either are subject to PRC regulations and approvals. For example, loans by us to our WFOE in China cannot exceed statutory limits and must be registered with SAFE or its local counterpart. We may also decide to finance our WFOE through capital contributions. These capital contributions must be approved by the Ministry of Commerce in China or its local counterpart. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all. If we fail to receive such registrations or approvals, our ability to use the proceeds of this offering and to capitalize our PRC operations may be negatively affected, which could adversely and materially affect our liquidity and our ability to fund and expand our business.

The SAFE’s Circular on Reforming the Administration Approach Regarding the Foreign Exchange Capital Settlement of Foreign-invested Enterprises (“Circular 19”) provides that the conversion from foreign currency registered capital of foreign-invested enterprises into the Renminbi capital may be at foreign-invested enterprises’ discretion, which means that the foreign currency registered capital of foreign-invested enterprises for which the rights and interests of monetary contribution has been confirmed by the local foreign exchange bureau (or the book-entry of monetary contribution has been registered) can be settled at the banks based on the actual operational needs of the enterprises.

Further, according to Circular 19, the flow and use of the RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company is regulated such that RMB capital may not be used for the issuance of RMB entrusted loans, the repayment of inter-enterprise loans or the repayment of banks loans that have been transferred to a third party. Although Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments within China, it also reiterates the principle that RMB converted from the foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. Thus, it is unclear whether SAFE will permit such capital to be used for equity investments in China in actual practice.

In July 2016, the SAFE promulgated the Circular on Reforming and Standardizing the Administrative Provisions on Capital Account Foreign Exchange (“Circular 16”), which applies to all domestic enterprises in China. Circular 16 reiterates some of the rules set forth in Circular 19 but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to issue loans to non-associated enterprises.

Circular 19 and Circular 16 may significantly limit the ability of our WFOE to transfer and use Renminbi funds from its foreign currency denominated capital, which may adversely affect our business, financial condition and results of operations.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans by us to our PRC subsidiary or with respect to future capital contributions by us to our PRC subsidiary. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we received from our initial public offering and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

We must remit the offering proceeds to our WFOE in China before they may be used to benefit our business in China. This process may take a number of months and we will be unable to use the proceeds to grow our business in the meantime.

The proceeds of this offering must be sent back to China, and the process for sending such proceeds back to our WFOE in China may take several months after the closing of this offering. In order to remit the offering proceeds to China, we will take the following actions:

●	First, we will open a special foreign exchange account for capital account transactions. To open this account, we must submit to SAFE certain application forms, identity documents, transaction documents, form of foreign exchange registration of overseas investments by domestic residents, and foreign exchange registration certificate of the invested company.

●	Second, we will remit the offering proceeds into this special foreign exchange account.

●	Third, we will apply for settlement of the foreign exchange. In order to do so, we must submit to SAFE certain application forms, identity documents, payment order to a designated person, and a tax certificate.

The timing of the process is difficult to estimate because the efficiencies of different SAFE branches can vary materially. Ordinarily, the process takes several months to complete. We may be unable to use these proceeds to grow our business until we receive such proceeds in China.

To the extent any funds or assets in the business is in mainland China or a mainland China entity, the funds or assets may not be available to fund operations or for other use outside of mainland China.

To the extent funds are generated in our PRC operating subsidiary, and may need to be used to fund operations outside of mainland China, such funds may not be available due to limitations placed by the PRC government. Furthermore, to the extent assets (other than cash) in our business are located in mainland China or held by a mainland China entity, the assets may not be available to fund operations or for other use outside of mainland China due to interventions in or the imposition of restrictions and limitations on the ability of us and our subsidiaries to transfer assets by the PRC government.

We must remit the offering proceeds to our PRC operating subsidiary before they may be used to benefit our business in China, the process of which may be time-consuming, and we cannot assure that we can finish all necessary governmental registration processes in a timely manner.

The proceeds of this offering may be sent back to the PRC, and the process for sending such proceeds back to the PRC may be time-consuming after the closing of this offering. We may be unable to use these proceeds to grow our business until our PRC subsidiary receives such proceeds in the PRC. Any transfer of funds by us to our PRC subsidiary, either as a shareholder loan or as an increase in registered capital, are subject to approval by or registration or filing with relevant governmental authorities in China. Any foreign loans procured by our PRC subsidiary is required to be registered with China’s State Administration of Foreign Exchange (“SAFE”) in its local branches and satisfy relevant requirements, and our PRC subsidiary may not procure loans which exceed the difference between its respective total project investment amount and registered capital or two times (which may be varied year by year due to the change of PRC’s national macro-control policy) of the net worth of our PRC subsidiary. According to the relevant PRC regulations on foreigninvested enterprises in China, capital contributions to our PRC subsidiary are subject to the registration with State Administration for Market Regulation in its local branches, report submission to the Ministry of Commerce in its local branches and registration with a local bank authorized by SAFE.

To remit the proceeds of the offering, we must take the steps legally required under the PRC laws, for example, we will open a special foreign exchange account for capital account transactions, remit the offering proceeds into such special foreign exchange account and apply for settlement of the foreign exchange. The timing of the process is difficult to estimate because the efficiencies of different SAFE branches can vary materially. 49 In light of the various requirements imposed by PRC regulations on loans to, and direct investment in, PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans by us to our PRC subsidiary or with respect to future capital contributions by us to our PRC subsidiary. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds from this offering and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity, our ability to fund and expand our business and the value of our Common stock.

We may be classified as a “resident enterprise” for PRC enterprise income tax purposes; such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

The PRC enterprise income tax law and its implementing rules provide that enterprises established outside of China whose “de facto management bodies” are located in China are considered “resident enterprises” under PRC tax laws. The implementing rules define the term “de facto management bodies” as a management body which substantially manages, or has control over the business, personnel, finance and assets of an enterprise. Circular 82, issued by the State Administration of Taxation, provides that a foreign enterprise controlled by a PRC company or a group of PRC companies will be classified as a “resident enterprise” with its “de facto management body” located within China if all of the following requirements are satisfied: (1) the senior management and core management departments in charge of its daily operations function are mainly in China; (2) its financial and human resources decisions are subject to determination or approval by persons or bodies in China; (3) its major assets, accounting books, company seals, and minutes and files of its board and shareholders’ meetings are located or kept in China; and (4) at least half of the enterprise’s directors with voting right or senior management reside in China. To provide more guidance on the implementation of Circular 82, the State Administration of Taxation issued Bulletin 45, which clarifies certain matters relating to resident status determination, post-determination administration and competent tax authorities.

The State Administration of Taxation since issued a bulletin to provide more guidance on the implementation of Circular 82. This bulletin further provides that, among other things, an entity that is classified as a “resident enterprise” in accordance with the circular shall file the application for classifying its status of residential enterprise with the local tax authorities where its main domestic investors are registered. From the year in which the entity is determined to be a “resident enterprise,” any dividend, profit and other equity investment gain shall be taxed in accordance with the enterprise income tax law and its implementing rules.

Currently, there are no detailed rules or precedents governing the procedures and specific criteria for determining de facto management bodies which are applicable to our company or our overseas subsidiary. If our company or any of our overseas subsidiaries is considered a PRC tax resident enterprise for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, our company or our overseas subsidiary will be subject to the uniform 25% enterprise income tax rate as to our global income as well as PRC enterprise income tax reporting obligations. Second, although under the Enterprise Income Tax Law and its implementing rules dividends paid to us from our PRC subsidiary would qualify as tax-exempted income, we cannot assure you that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. Finally, dividends payable by us to our shareholders and gain on the sale of our shares may become subject to PRC withholding tax. It is possible that future guidance issued with respect to the new resident enterprise classification could result in a situation in which a withholding tax of 10% for our non-PRC enterprise shareholders or a potential withholding tax of 20% for individual investors is imposed on dividends we pay to them and with respect to gains derived by such investors from transferring our shares. In addition to the uncertainty in how the new resident enterprise classification could apply, it is also possible that the rules may change in the future, possibly with retroactive effect. If we are required under the Enterprise Income Tax law to withhold PRC income tax on our dividends payable to our foreign shareholders, or if we are required to pay PRC income tax on the transfer of our shares under the circumstances mentioned above, the value of your investment in our shares may be materially and adversely affected. It is unclear whether, if we are considered a PRC resident enterprise, holders of our shares would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas.

Our current employment practices may be restricted under the PRC Labor Contract Law and our labor costs may increase as a result.

The PRC Labor Contract Law and its implementing rules impose requirements concerning contracts entered into between an employer and its employees and establishes time limits for probationary periods and for how long an employee can be placed in a fixed-term labor contract. Because the Labor Contract Law and its implementing rules have not been in effect very long and because there is lack of clarity with respect to their implementation and potential penalties and fines, it is uncertain how it will impact our current employment policies and practices. We cannot assure you that our employment policies and practices do not, or will not, violate the Labor Contract Law or its implementing rules and that we will not be subject to related penalties, fines or legal fees. If we are subject to large penalties or fees related to the Labor Contract Law or its implementing rules, our business, financial condition and results of operations may be materially and adversely affected. In addition, according to the Labor Contract Law and its implementing rules, if we intend to enforce the non-compete provision with an employee in a labor contract or non-competition agreement, we have to compensate the employee on a monthly basis during the term of the restriction period after the termination or ending of the labor contract, which may cause extra expenses to us. Moreover, the Labor Contract Law and its implementation rules require certain terminations to be based upon seniority rather than merit, which significantly affects the cost of reducing workforce for employers. In the event we decide to significantly change or decrease our workforce in the PRC, the Labor Contract Law could adversely affect our ability to enact such changes in a manner that is most advantageous to our circumstances or in a timely and cost effective manner, thus our results of operations could be adversely affected.

Furthermore, the economy in China has experienced increases in inflation and labor costs in recent years. As a result, average wages in the PRC are expected to continue to increase. In addition, we are required by PRC laws and regulations to pay various statutory employee benefits, including pension, housing fund, medical insurance, on-the-job injury insurance, unemployment insurance and maternity insurance to designated government agencies for the benefit of our employees. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to control our labor costs or pass on these increased labor costs to our users by increasing the fees of our services, our financial condition and results of operations may be adversely affected.

The United States Senate has passed the Accelerating Holding Foreign Companies Accountable Act, which, through the enactment of the CAA, decreased the number of “non-inspection years” from three years to two years, and thus, reduced the time before your securities may be prohibited from trading or delisted.

With the enactment of the Accelerating Holding Foreign Companies Accountable Act, as amended by the CAA, our common shares may be prohibited from trading or even delisted in two years from the completion of the offering. Furthermore, the Commission adopted rules to implement the HFCAA and, pursuant to the HFCAA, the PCAOB has issued its report notifying the Commission of its determination that it is unable to inspect or investigate completely accounting firms headquartered in mainland China or Hong Kong. Therefore, our common shares are at advanced risk of prohibition from trading or delisting in two years from the offering. If the PRC adopts positions at any time in the future that would prevent the PCAOB from continuing to inspect or investigate completely our auditor, we could then be delisted within two years.

We face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

We face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies. PRC Governmental Agencies may intervene or influence the Company’s operations at any time, which could result in a material change in the Company’s operations and/or the value of the Common shares. There is a risk that such action could significantly limit or completely hinder the Company’s ability to offer or continue to offer any securities to investors and cause the value of such securities to significantly decline or be worthless.

Adverse changes in economic and political policies of the PRC government could have a material and adverse effect on overall economic growth in China, which could materially and adversely affect our business. General macroeconomic conditions may materially and adversely affect our business, prospects, results of operations and financial position. The PRC government’s control over foreign currency conversion may adversely affect our business and results of operations and our ability to remit dividends. PRC regulation of loans to and direct investments in PRC entities by offshore holding companies may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our operating subsidiary in China, which could materially and adversely affect our liquidity and our ability to fund and expand business.

The M&A Rules and certain other PRC regulations may make it more difficult for us to pursue growth through acquisitions. Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders and have a material adverse effect on our results of operations and the value of your investment. The M&A Rules, among other things, purport to require CSRC approval prior to the listing and trading on an overseas stock exchange of the securities of an offshore special purpose vehicle established or controlled directly or indirectly by Material PRC Companies or individuals and formed for the purpose of overseas listing through the acquisition of PRC domestic interests held by such Material PRC Companies or individuals.

No offer, issuance or sale of the Common shares has been or will be made directly or indirectly within the PRC. Our local legal counsel believes a prior approval from the CSRC is not required for the Offering. Article 16 of the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies states, “Subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed securities shall be filed with the CSRC within 3 working days after the offering is completed. The Company previously offered securities in the United States pursuant to a registration statement on Form S-8, filed on May 13, 2003 and pursuant to Regulation D and Section 4(6) of the Securities Act of 1933 in April of 2004. However, there are substantial uncertainties regarding the interpretation and application of the M&A Rules, other PRC Laws and future PRC laws and regulations, and there can be no assurance that any Governmental Agency will not take a view that is contrary to or otherwise different from our opinions stated herein. The due application of the net proceeds to be received by the Company from the issue Common shares as disclosed in the Prospectus under the caption “Use of Proceeds” does not and immediately after the Offering will not contravene any applicable PRC Laws, the articles of association or the business licenses of the Material PRC Companies.

The audit report included in this Amendment is prepared by an auditor who may not have been not inspected by the Public Company Accounting Oversight Board and as such, our investors are deprived of the benefits of such inspection. The Company could be delisted if it is unable to timely meet the PCAOB inspection requirements established by the Holding Foreign Companies Accountable Act, as amended by the CAA.

As a public company with securities quoted on the OTC Pink Sheets, we will be required to have our financial statements audited by an independent registered public accounting firm registered with the PCAOB. A requirement of being registered with the PCAOB is that if requested by the SEC or PCAOB, such accounting firm is required to make its audits and related audit work papers be subject to regular inspections to assess its compliance with the applicable professional standards. Since our auditor is located in PRC, a jurisdiction where the PCAOB has been unable to conduct inspections without the approval of the Chinese authorities due to various state secrecy laws and the revised Securities Law, the PCAOB currently has limited access to inspect the work of our auditor. The lack of access to the PCAOB inspection in PRC prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in PRC. As a result, the investors may be deprived of the benefits of such PCAOB inspections. Despite an agreement between the U.S. and the PRC in October of 2022, the limited ability of the PCAOB to conduct inspections of auditors in PRC makes it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of PRC that are subject to the PCAOB inspections.

On December 18, 2020, the Holding Foreign Companies Accountable Act, or HFCAA, was enacted, and was amended by the CAA. In essence, the act requires the SEC to prohibit securities of any foreign companies from being listed on U.S. securities exchanges or traded “over-the-counter” if a company retains a foreign accounting firm that cannot be inspected by the PCAOB for two consecutive years, beginning in 2021. Our independent registered public accounting firm is located in and organized under the laws of PRC, a jurisdiction where the PCAOB is currently unable to conduct inspections without the approval of the Chinese authorities, and therefore our auditors are not currently inspected by the PCAOB.

On March 24, 2021, the SEC adopted interim final amendments, which will become effective 30 days after publication in the Federal Register, relating to the implementation of certain disclosure and documentation requirements of the HFCAA. The interim final amendments will apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. Before any registrant will be required to comply with the interim final amendments, the SEC must implement a process for identifying such registrants. As of the date of this Amendment, the SEC is seeking public comment on this identification process. Consistent with the HFCAA, the amendments will require any identified registrant to submit documentation to the SEC establishing that the registrant is not owned or controlled by a government entity in that jurisdiction, and will also require, among other things, disclosure in the registrant’s annual report regarding the audit arrangements of, and government influence on, such registrant.

On July 19, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act which, decreased the number of non-inspection years from three years to two, thus reducing the time period before our securities may be delisted or prohibited from trading.

On November 5, 2021, the SEC approved PCAOB Rule 6100, Board Determination Under the Holding Foreign Companies Accountability Act, effective immediately. The rule establishes “a framework for the PCAOB’s determinations under the HFCAA that the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by an authority in that jurisdiction.”

On December 2, 2021, SEC has announced the adoption of amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate (Commission-Identified Issuers). The final amendments require Commission-Identified Issuers to submit documentation to the SEC establishing that, if true, it is not owned or controlled by a governmental entity in the public accounting firm’s foreign jurisdiction. The amendments also require that a Commission-Identified Issuer that is a “foreign issuer,” as defined in Exchange Act Rule 3b-4, provide certain additional disclosures in its annual report for itself and any of its consolidated foreign operating entities. Further, the adopting release provides notice regarding the procedures the SEC has established to identify issuers and to impose trading prohibitions on the securities of certain Commission- Identified Issuers, as required by the HFCAA. The SEC will identify Commission-Identified Issuers for fiscal years beginning after December 18, 2020. A Commission-Identified Issuer will be required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified. If a registrant is identified as a Commission-Identified Issuer based on its annual report for the fiscal year ended December 31, 2021, the registrant will be required to comply with the submission or disclosure requirements in its annual report filing covering the fiscal year ended December 31, 2022.

On December 16, 2021, PCAOB issued a report on its determinations that PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, a Special Administrative Region of the People’s Republic of China (PRC), because of positions taken by PRC authorities in those jurisdictions. The PCAOB made these determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfils its responsibilities under the HFCAA. The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the Mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively. The audit report included in this registration statement for the year ended December 31, 2022, was issued by HAOXIN, an audit firm headquartered in PRC, a jurisdiction that the PCAOB has determined the PCAOB may be unable to conduct inspections or investigate auditors, despite a recent treaty allowing the PCAOB to review the audit papers of firms in the PRC. Our auditors HAOXIN is among those listed by the PCAOB Mainland China Determination, a determination announced by the PCAOB on December 16, 2021 that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in PRC, because of a position taken by one or more authorities in PRC. As a result, we and investors in our common stock may be deprived of the benefits of such full PCAOB inspections. As a result, the investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in PRC makes it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of PRC that are subject to the PCAOB inspections. In addition, under the HFCAA, as amended by the CAA, our securities may be prohibited from trading on the U.S. stock exchanges or in the over the counter trading market in the U.S. if our auditor is not inspected by the PCAOB for two consecutive years, and this ultimately could result in our common stock being delisted. Furthermore, on July 19, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), which, if enacted, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges or in the over the counter trading market in the U.S. if its auditor is not subject to PCAOB inspections for two consecutive years. In the future, if we do not engage an auditor that is subject to regular inspection by the PCAOB, our common stocks may be delisted.

The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended that the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfil its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCAA. However, some of the recommendations were more stringent than the HFCAA. For example, if a company was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

The enactment of the HFCAA and the implications of any additional rulemaking efforts to increase U.S. regulatory access to audit information in China could cause investor uncertainty for affected SEC registrants, including us, and the market price of our stock could be materially adversely affected. Additionally, whether the PCAOB will be able to conduct inspections of our auditors in the next two years, or at all, is subject to substantial uncertainty and depends on a number of factors out of our control. If we are unable to meet the PCAOB inspection requirement in time, our stock will not be permitted for trading “over-the counter” either. Such a delisting would substantially impair your ability to sell or purchase our stock when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of our stock. Also, such a delisting would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition and prospects.

Risks Related to our Common Stock

The OTC and share value

Our Common Stock trades over the counter, which may deprive stockholders of the full value of their shares. Our stock is quoted via the Over-The-Counter (“OTC”) Pink Sheets under the ticker symbol “SIPN”. Therefore, our Common Stock is expected to have fewer market makers, lower trading volumes, and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for our Common Stock.

Low market price

A low market price would severely limit the potential market for our Common Stock. Our Common Stock is expected to trade at a price substantially below $5.00 per share, subjecting trading in the stock to certain Commission rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our Common Stock.

Lack of market and state blue sky laws

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws. The holders of our shares of Common Stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the shares available for trading on the OTC, investors should consider any secondary market for our securities to be a limited one. We intend to seek coverage and publication of information regarding our Company in an accepted publication which permits a “manual exemption.” This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer’s balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor’s, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont, and Wisconsin.

Accordingly, our shares of Common Stock should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

Penny stock regulations

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our Common Stock. The Commission has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. We anticipate that our Common Stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our Common Stock will qualify for exemption from the Penny Stock Rule. In any event, even if our Common Stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to restrict any person from participating in a distribution of penny stock, if the Commission finds that such a restriction would be in the public interest.

Rule 144 Risks

Sales of our Common Stock under Rule 144 could reduce the price of our stock. There are 1,301,493,002 issued and outstanding shares of our Common Stock that Rule 144 of the Securities Act defines as restricted securities.

These shares will be subject to the resale restrictions of Rule 144, should we hereinafter cease being deemed a “shell company”. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least twelve months, affiliates may not sell more than 1.0% of the total issued and outstanding shares in any 90-day period, and affiliates must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of Common Stock under Rule 144 could reduce prevailing market prices for our securities.

No audit or compensation committee

Because we do not have an audit or compensation committee, stockholders will have to rely on our entire Board of Directors, none of which are independent, to perform these functions. We do not have an audit or compensation committee comprised of independent directors. Indeed, we do not have any audit or compensation committee. These functions are performed by our Board of Directors as a whole. No members of our Board of Directors are independent directors. Thus, there is a potential conflict in that Board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Security laws exposure

We are subject to compliance with securities laws, which exposes us to potential liabilities, including potential rescission rights. We may offer to sell our shares of our Common Stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial pre-emption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which we have relied, we may become subject to significant fines and penalties imposed by the Commission and state securities agencies.

No cash dividends

Because we do not intend to pay any cash dividends on our Common Stock, our stockholders will not be able to receive a return on their shares unless they sell them. We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on shares of our Common Stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares of our Common Stock when desired.

We cannot assure you that a market will develop for our Common Stock or what the market price of our Common Stock will be.

There is a limited trading market for our Common Stock. There is no assurance that an active market for our Common Stock will develop as a result of our operation of SRAS even if we are successful. If a market does not develop or is not sustained, it may be difficult for you to sell your shares of Common Stock at an attractive price or at all. We cannot predict the prices at which our Common Stock will trade. It is possible that, in future quarters, our operating results may be below the expectations of securities analysts or investors. As a result of these and other factors, the price of our Common Stock may decline or may never become liquid.

There is no minimum number of shares that has to be sold in order for the offering to proceed.

The Offering is being conducted on a best-efforts basis. We do not have a minimum amount of funding set in order to proceed with the offering and the funds raised, if any, are not being placed in an escrow, trust or similar account. We can complete and close the Offering regardless of the amount raised. Therefore, the amount raised may be significantly less than the total amount offered. If not enough money is raised to continue operations or the Company is placed into bankruptcy or receivership, you might lose your entire investment because we may not have enough funds to further implement our business plan or we may be forced to sell our assets.

Investors in this offering will experience immediate and substantial dilution in net tangible book value.

The public offering price will be substantially higher than the net tangible book value per share of our outstanding shares of common stock and greater than incurred by Min Jiang. As a result, investors in this offering will incur immediate dilution based on the public offering price of $0.01 per share. Investors in this offering will pay a price per share that substantially exceeds the book value of our assets after subtracting our liabilities. See “Dilution” for a more complete description of how the value of your investment will be diluted upon the completion of this Offering.

There is substantial doubt that the Company will be able to continue as a going concern.

Our future existence remains uncertain and the report of our independent auditors on our financial statements for the year ended December 31, 2022 includes an explanatory paragraph relating to our ability to continue as a going concern. From inception, we have generated limited revenues, have suffered losses from operations and require additional financing. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet our obligations arising from normal business operations. There can be no assurance that SIPN will be able to attain profitable operations or raise the additional funding needed to fully implement our business plan.

The disparate voting rights of our Series A Preferred Stock could discourage a change in control, or an acquisition of us by a third party, even if the acquisition would be favorable to you, thereby adversely affecting existing shareholders.

The Certificate of Designation of our Series A Preferred Stock contains a voting provision that may have the effect of making more difficult or delaying attempts by others to obtain control of our Company, even when these attempts may be in the best interests of our shareholders. Our articles of incorporation authorize our Board of Directors, without stockholder approval, to issue one or more series of preferred stock, which could have voting and conversion rights that adversely affect or dilute the voting power of the holders of common stock. These provisions and others that could be adopted in the future could deter unsolicited takeovers or delay or prevent changes in our control or management, including transactions in which stockholders might otherwise receive a premium for their shares over then-current market prices. These provisions may also limit the ability of stockholders to approve transactions that they may deem to be in their best interests.

Risks Related to Industry

Success depends on external factors in the restaurant industry.

Operating in the restaurant production industry involves a substantial degree of risk. Each restaurant is unique and depends on unpredictable tastes. There can be no assurance that our restaurant clients will be favorably received.

A decline in the popularity of restaurants could adversely impact our business.

Because our operations are affected by general economic conditions and consumer tastes, our future success is unpredictable. The demand for restaurant dining tends to be highly sensitive to consumers’ disposable incomes, and thus a decline in general economic conditions could, in turn, have a material adverse effect on our business, operating results and financial condition and the price of our Common Stock.

Public tastes are unpredictable and subject to change and may be affected by changes in the country’s political and social climate. A change in public tastes could have a material adverse effect on our business, operating results and financial condition and the price of our Common Stock.

A decline in general economic conditions could adversely affect our business.

Our operations are affected by general economic conditions, which generally may affect consumers’ disposable income. The demand for restaurant dining tends to be highly sensitive to the level of consumers’ disposable income. A decline in general economic conditions could reduce the level of discretionary income that our fans and potential fans have to spend on our live and televised entertainment and consumer products, which could adversely affect our revenues.

Use of Proceeds

We will receive gross proceeds of up to $1,400,000 from the sale of shares we are registering to sell at $0.01 per share, in an offering conducted by our officer and director on a best-efforts basis. No portion of the proceeds will be used to repay the outstanding loans, if any, to any officer or director.

The net proceeds to us from the sale of the shares which we intend to offer to new investors, after the offering expenses detailed herein, would be a maximum of $1,350,000. We do not intend to engage any broker/dealers for the sale of the shares, and thus do not expect to pay any sales commissions.

These proceeds would be received from time to time as sales of these shares are made by us. As set forth in the following table, we will use those proceeds primarily for payment of general corporate purposes with the remainder used for administrative and legal expenses for operations. We intend to use the proceeds in the following order of priority:

	Assumed Offering #1(1)(5)	Percent	Assumed Offering #2(2)(5)	Percent	Assumed Offering #3(3)(5)	Percent	Maximum Offering(4)(5)	Percent
Offering Expenses	$50,000	14.3%	$50,000	7.1%	$50,000	4.8%	$50,000	3.6%
Administrative Expenses	$30,000	8.6%	$30,000	4.3%	$30,000	2.9%	$30,000	2.1%
Advertising expenses for promoting the opening of new robot chain restaurants	$35,000	10.0%	$70,000	10.0%	$105,000	10.0%	$140,000	10.0%
New Staffs required for growth plans	$85,000	24.3%	$295,000	42.1%	$470,000	44.8%	$610,000	43.6%
New Equipment required for growth plans	$70,000	20.0%	$175,000	25.0%	$315,000	30.0%	$490,000	35.0%
New IT System required for growth plans	$30,000	8.6%	$30,000	4.3%	$30,000	2.9%	$30,000	2.1%
Legal and Professional Fees	$50,000	14.3%	$50,000	7.1%	$50,000	4.8%	$50,000	3.6%
Total	$350,000	100%	$700,000	100%	$1,050,000	100%	$1,400,000	100%

(1)	Assumes that we only raise 25% in this offering. This offering is conducted on a best-efforts basis with no minimum; therefore, we could raise significantly less than $1,400,000.
(2)	Assumes that we only raise 50% in this offering. This offering is conducted on a best-efforts basis with no minimum; therefore, we could raise significantly less than $1,400,000.
(3)	Assumes that we only raise 75% in this offering. This offering is conducted on a best-efforts basis with no minimum; therefore, we could raise significantly less than $1,400,000.
(4)	Assumes that we raise the full amount of our Maximum Offering hereunder, or $1,400,000. This offering is conducted on a best-efforts basis with no minimum; therefore, we could raise significantly less than $1,400,000.
(5)	The Offering is being sold by our officer and director, who will not receive any compensation for their efforts. No sales fees or commissions will be paid to such officers or directors. Shares may be sold by registered broker or dealers who are members of the NASD and who enter into a Participating Dealer Agreement with the Company. Such brokers or dealers may receive commissions up to ten percent (10%) of the price of the Shares sold.

The above estimated amounts are only for initial working purposes since we do not know how much we will need to spend on these items. Even if we are able to sell the maximum shares, we do not know how long these funds will last, and we have no other specific plans for raising additional funds. The portion of any net proceeds not immediately required will be invested in certificates of deposit or similar short-term interest-bearing instruments.

We are dependent on $400,000 of the proceeds of this offering to finance our operations for the next 12 months. The majority of the proceeds will go toward corporate overhead or our growth plan, if possible.

Determination of Offering Price

Our offering price of $0.01 per share was based upon the current market price. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

There is no assurance that our common stock will trade at market prices in excess of the offering price hereunder as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

Dilution

We are offering our common stock at a price per share that is significantly more than the price per share paid by our current stockholders for our common stock. We are offering for sale up to 140,000,000 shares of common stock with $1,350,000 of the proceeds going to the Company. If you purchase Shares in this offering, you will experience immediate and substantial dilution.

Dilution represents the difference between the price per share paid by purchasers in this offering and the net tangible book value per share. Net tangible book value per share represents our net tangible assets (our total tangible assets less our total liabilities), divided by the number of shares of Common Stock outstanding at the time of the offering, 1,340,506,117 issued and outstanding shares of Common Stock. As of December 31, 2022, our net tangible book value per share was ($0.0002) per share.

The table below illustrates the pro forma per share dilution described above assuming 140,000,000 shares are sold.

After giving effect to the sale of the maximum of 140,000,000 Shares being offered in this offering, at $0.01 per Share, and the payment of expenses related to the offering, our pro forma net tangible book value would be $845,571 and increase by $0.0008 per share.

The table below illustrates the pro forma per share dilution described above assuming 90,000,000 shares are sold.

After giving effect to the sale of 75% of the Shares (90,000,000) shares being offered in this offering, at $0.01 per Share, and the payment of expenses related to the offering, our pro forma net tangible book value would be $545,571 and increase by $0.0006 per share.

The table below illustrates the pro forma per share dilution described above assuming 60,000,000 shares are sold.

After giving effect to the sale of 50% of the Shares (60,000,000 shares) being offered in this offering, at $0.01 per Share, and the payment of expenses related to the offering, our pro forma net tangible book value would be $245,571 and increase by $0.0004 per share.

The table below illustrates the pro forma per share dilution described above assuming 30,000,000 shares are sold.

After giving effect to the sale of 25% of the Shares (30,000,000 shares) being offered in this offering, at $0.01 per Share, and the payment of expenses related to the offering, our pro forma net tangible book value would be -$54,429 and increase by $0.0002 per share.

The table below illustrates the pro forma per share dilution described above assuming 12,000,000 shares are sold.

After giving effect to the sale of 10% of the Shares (12,000,000 shares) being offered in this offering, at $0.01 per Share, and the payment of expenses related to the offering, our pro forma net tangible book value would be -$234,429 an increase by $0.0001 per share.

The table below indicates the relative aggregate cash investment and stock ownership of new investors in this offering:

Percentage of offering sold	100%	75%	50%	25%	10%
Price per share	$0.01	$0.01	$0.01	$0.01	$0.01
Total shares purchased	140,000,000	105,000,000	70,000,000	35,000,000	14,000,000
Total proceeds of shares purchased	$1,400,000	$1,050,000	$700,000	$350,000	$140,000
less: offering costs	$(50,000)	$(50,000)	$(50,000)	$(50,000)	$(50,000)
Net proceeds from offering	$1,350,000	$1,000,000	$650,000	$300,000	$90,000

Net Tangible book value as of December 31, 2022	$(305,383)	$(305,383)	$(305,383)	$(305,383)	$(305,383)
Net Tangible book value after the offering	$1,044,617	$694,617	$344,617	$(5,383)	$(215,383)

Total shares issued at time of offering	1,340,506,117	1,340,506,117	1,340,506,117	1,340,506,117	1,340,506,117
Total shares issued after the offering	1,480,506,117	1,445,506,117	1,410,506,117	1,375,506,117	1,354,506,117
Net tangible book value per share as of December 31, 2022	$(0.0002)	$(0.0002)	$(0.0002)	$(0.0002)	$(0.0002)
Net tangible book value per share after the offering	$0.0007	$0.0005	$0.0002	$(0.0000)	$(0.0002)
Net tangible book value per share increase to present shareholders	$0.0009	$0.0007	$0.0005	$0.0002	$0.0001
Dilution to investors	$0.0093	$0.0095	$0.0098	$0.0100	$0.0102

Percentage of ownership to present shareholders after the offering	90.5%	92.7%	95.0%	97.5%	99.0%

Purchasers of stock in the offering
Price per Share	0.01	0.01	0.01	0.01	0.01

Management’s Discussion and Analysis of Financial Condition and Results of Operation

The following discussion and analysis should be read in conjunction with our financial statements and related notes thereto.

Forward Looking Statements

The following information specifies certain forward-looking statements of the management of our Company. Forward-looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as may, shall, could, expect, estimate, anticipate, predict, probable, possible, should, continue, or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in the following information statement have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. We cannot guaranty that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update any such forward-looking statements. Such forward-looking statements include statements regarding our anticipated financial and operating results, our liquidity, goals, and plans.

All forward-looking statements in this Form S-1 are based on information available to us as of the date of this report, and we assume no obligation to update any forward-looking statements.

Overview

SIPP International Industries, Inc. (the “Company”) is a Nevada Corporation formed on January 10, 1991. The Company’s year ends March 31 and it has never been in bankruptcy, receivership, or any similar proceedings. The Company was in the business of overseeing the development of several product lines, encompassing a Food & Beverage Division, a High-Tech Storage Transport Container Division, and a Hospitality Division. The company ceased operations in 2014.

On July 11, 2019, Custodian Ventures LLC, applied for appointment as Custodian of SIPP International Industries, Inc. with the eighth judicial District Court of Nevada.

On August 28, 2019, the eighth judicial District Court of Nevada appointed Custodian Ventures LLC as custodian for SIPP International Industries, Inc., proper notice having been given to the officer and director of SIPP International Industries, Inc. There was no opposition.

On August 29, 2019, the Company filed a certificate of revival with the state of Nevada, appointing David Lazar as, President, Secretary, Treasurer and Director.

On November 26, 2020, Custodian Ventures LLC entered into a stock purchase agreement whereby it transferred 10,000,000 shares of Preferred Stock to Kris Tabetando and Hemingway Investments LLC in exchange for $152,000 in cash. Kris Tabetando acquired 2,500,000 Preferred A Shares from Custodian Ventures LLC. Hemingway Investments LLC controlled by Issac Qureshi acquired 7,500,000 Preferred A Shares from Custodian Ventures LLC. As a result of the sale, and the resignation of David Lazar as sole officer and director of the Company, there was a change of control of the Company. Kris Tabetando was appointed CEO and director of the Company. There is no family relationship or other relationship between the Seller and the Purchasers.

On August 30, 2022 Chenxu International Investment Holding Group Limited (“Chenxu”), a BVI company purchased 248,101,224 shares of common stock and 10,000,000 shares of Series A Preferred Sock for $225,000. Subsequent to the purchase of these shares which represented controlling interest of the Company, Chenxu converted the 10,000,000 Series A Preferred Shares into 500,000,000 million shares of common stock.

On November 11, 2022, the Company entered into an agreement with Chengzhao International Holdings Ltd, a British Virgin Islands corporation (“CIHL”), whereunder the Company acquired 100% ownership interest in CIHL from Min Jiang for the issuance of 100,000,000 shares of the Company’s common stock. CIHL through its China based subsidiaries, Sichuan Ruichengyuan Agricultural and Sideline Products Distribution Co., Ltd is a professional prefabricated food supply chain company that links upstream and downstream resources, promotes the standardization of Chinese food, provides a full-link solution for family food, and focuses on consumption, sales and experience in the retail consumer market. The transaction closed effective November 1, 2022 and has been treated as a business combination under common control.

The Company’s accounting year-end is December 31.

Business Overview

Sichuan Ruichengyuan Agricultural and Sideline Products Distribution Co., Ltd (SRAS) is a professional prefabricated food supply chain company that links upstream and downstream resources, promotes the standardization of Chinese food, provides full link solutions for family food, and focuses on the consumption, sales and experience of the c-end consumer market. Through close cooperation with the central kitchen (prefabricated vegetable factory), SRAS has made use of the advantages of the central kitchen in source procurement of traceable raw materials, food research and development, production standardization, strict product quality control, and efficient production to achieve the standardization of Chinese food. Through the perfect combination with the central kitchen, cold chain logistics system and robot chain restaurants, SRAS has created a closed loop of prefabricated vegetable business ecology from the upstream central kitchen to the downstream chain restaurants and consumers.

Sichuan Ruichengyuan Agricultural and Sideline Products Distribution Co., Ltd (SRAS) is a professional prefabricated food supply chain company that links upstream and downstream resources, promotes the standardization of Chinese food, provides full link solutions for family food, and focuses on the consumption, sales and experience of the c-end consumer market. Through close cooperation with the central kitchen (prefabricated vegetable factory), SRAS has made use of the advantages of the central kitchen in source procurement of traceable raw materials, food research and development, production standardization, strict product quality control, and efficient production to achieve the standardization of Chinese food. Through the perfect combination with the central kitchen, cold chain logistics system and robot chain restaurants, SRAS has created a closed loop of prefabricated vegetable business ecology from the upstream central kitchen to the downstream chain restaurants and consumers.

On August 26, 2021, Sichuan Ruichengyuan Agricultural and Sideline Products Distribution Co., Ltd (SRAS) was incorporated pursuant to the PRC law.

On September 27, 2022, we established a holding company, Chengzhao International Holdings Ltd. (CIHL), under the laws of the British Virgin Islands (BVI).

On September 27, 2022, CIHL acquired 100% ownership interest in SRAS. SRAS becomes a wholly foreign owned enterprise pursuant to the PRC law.

On November 1, 2022, the Company entered into an agreement with Chengzhao International Holdings Ltd, a British Virgin Islands corporation (“CIHL”), whereunder the Company acquired 100% ownership interest in CIHL from Min Jiang for the issuance of 100,000,000 shares of the Company’s common stock. CIHL through its China based subsidiaries, Sichuan Ruichengyuan Agricultural and Sideline Products Distribution Co., Ltd is a professional prefabricated food supply chain company that links upstream and downstream resources, promotes the standardization of Chinese food, provides a full-link solution for family food, and focuses on consumption, sales and experience in the retail consumer market. The transaction closed effective November 1, 2022 and has been treated as a business combination under common control.

Our services

Central kitchen prefabricated dish supply chain

Central kitchen’s prefabricated vegetable supply chain: The central kitchen has made use of the advantages of traceable source procurement of raw materials, food research and development, production standardization, strict product quality control, and efficient production to achieve the standardization of Chinese food. One person has a thousand tastes, and one person has a thousand tastes. At the same time, it strictly abides by the regulations of the Market Supervision Administration and various departments, controls all levels of production, and achieves pollution-free, clean, transparent workshops, The product is green and healthy without any addition.

Intelligent robot restaurant

Chain restaurants use the perfect combination of scientific and technological intelligent robot cooking machine and prefabricated dishes to complete one click cooking without the need for a chef, effectively reducing the cost and efficiency of restaurant operations, and improving the profitability of the restaurant. At the same time, the restaurant is equipped with an intelligent unmanned cabinet to ensure the storage of prefabricated dishes. At the same time, consumers can also directly select the dishes they need by brushing their faces to pay. The robot scans the code to finish one click cooking, and the dishes can be served in 3-5 minutes. At the same time, through the consumption and experience of the restaurant, we can establish our customer group. Customers can also directly buy their own pre prepared dishes to take home for cooking through the Smart Life Super Counter.

Results of Operations for the Year Ended December 31, 2022 Compared to the Year Ended December 31, 2021

Revenue

For the year ended December 31, 2022, we recorded $692,308 in revenue compared to $0 for the same period in 2021. The increase in revenue is based on the operations of the business combination under common control company.

Operating expenses

Operating expenses for the year ended December 31, 2022 was $385,034 compared to $92,268 for the year ended December 31, 2021. The increase in operating expenses in the year December 31, 2022 compared to the same period in 2021 is due to the expenses associated with the new subsidiary Sichuan Ruichengyuan Agricultural and Sideline Products Distribution Co., Ltd (SRAS)

Liquidity and Capital Resources

We had $1,925 in cash on hand as of December 31, 2022.

Net cash used in operating activities was $17,532 for the year ended December 31, 2022, compared to $2,087 for the year ended December 31, 2021. The material increases in cash used in operating activities during the year ended December 31, 2022 was primarily due to the operating activities of the new subsidiary Sichuan Ruichengyuan Agricultural and Sideline Products Distribution Co., Ltd (SRAS)

Net cash provided by investing activities during the year ended December 31, 2022 was ($24,793) compared to $0 for the year ended December 31, 2021. The investing activity in 2022 related to the purchase of plant and equipment of the new subsidiary Sichuan Ruichengyuan Agricultural and Sideline Products Distribution Co., Ltd (SRAS)

Net cash provided by financing activities was $0 for the year ended December 31, 2022, compared to $0 for the year ended December 31, 2021.

We manage our liquidity and capital requirements by focusing on our cash flows before the consolidation of our funds and the effect of changes in short term assets and liabilities, which we anticipate will be settled for cash within one year. Our primary cash flow activities typically involve: (i) generating cash flow from operations; (ii) generating income from investment and financing activities, by investing in investments that generate yield (namely interest and dividends) as well as the sale of securities; and (iii) distributing cash flow to affiliates; and (v) paying borrowings, interest payments and repayments under borrowing arrangements. We believe that we will need to raise approximately $545,000 in this offering in order to continue operations for the next twelve months in order to continue as a going concern.

Results of Operations for the Six Months Ended June 30, 2023 Compared to the Six Months Ended June 30, 2022

Revenue

Operating revenue for the six months ended June 30, 2023, which resulted primarily from the supply of prefabricated food revenue, was $357,871 as compared with the operating revenue of $0 for the six months ended June 30, 2022. The increase was primarily a result of the removal of restrictions imposed by Chinese government agencies on business operations in order to control the spread of COVID-19 in the first quarter of 2022.

Operating costs and expenses

General and administrative expenses for the six months ended June 30, 2023, which resulted primarily from costs associated with the supply of prefabricated food revenue, was $531,234, as compared to $0 for the six months ended June 30, 2022. The increase in operating expenses is due to the removal of restrictions imposed by Chinese government agencies on business operations in order to control the spread of COVID-19 in the first quarter of 2022 and more costs associated with more business operations for the six months ended June 30, 2023.

The other significant operating expense was professional fees of $178,726 for the six months ended June 30, 2023. These fees were primarily accounting and legal fees related to the Company’s U.S. reporting obligations. Professional fees for the six months ended June 30, 2022 totaled $15,331.

Liquidity and Capital Resources

We had $67 in cash on hand as of June 30, 2023.

Net cash used in operating activities was ($3,600) for the six months ended June 30, 2023, compared to ($15,331) for the six months ended June 30, 2022. The material increases in net cash used in operating activities during the six months ended June 30, 2023 was primarily due to the removal of restrictions imposed by Chinese government agencies on business operations in order to control the spread of COVID-19 in the first quarter of 2022 and more business operations for the six months ended June 30, 2023.

Net cash provided by financing activities was $0 for the six months ended June 30, 2023, compared to $15,331 for the six months ended June 30, 2022. The material decrease during the six months ended June 30, 2023 was due to the 0 proceeds from related party loans.

Financial Impact of COVID-19

The COVID-19 pandemic has affected how we are operating our business, and the duration and extent to which this will impact our future results of operations and overall financial performance remains uncertain. The COVID-19 pandemic is having widespread, rapidly evolving, and unpredictable impacts on global society, economies, financial markets, and business practices. Federal, state and foreign governments have implemented measures to contain the virus, including social distancing, travel restrictions, border closures, limitations on public gatherings, work from home, and closure of non-essential businesses. To protect the health and well-being of our employees, partners, and third-party service providers, we have implemented work-from-home requirements, made substantial modifications to employee travel policies, and cancelled or shifted marketing and other corporate events to virtual-only formats for the near future. While we continue to monitor the situation and may adjust our current policies as more information and public health guidance become available, such precautionary measures could negatively affect our customer success efforts, sales and marketing efforts, delay and lengthen our sales cycles, or create operational or other challenges, any of which could harm our business and results of operations.

In addition, the COVID-19 pandemic has disrupted the operations of our current enterprise customers, as well as many potential enterprise customers, and may continue to disrupt their operations, for an indefinite period of time, including as a result of travel restrictions and/or business shutdowns, uncertainty in the financial markets, or other harm to their businesses and financial results, resulting in delayed purchasing decisions, extended payment terms, and postponed or cancelled projects, all of which could negatively impact our business and results of operations, including our revenue and cash flows.

Beginning in March 2020, the U.S. and global economies have reacted negatively in response to worldwide concerns due to the economic impacts of the COVID-19 pandemic. These factors also may adversely impact enterprise and government spending on technology as well as such customers’ ability to pay for our products and services on an ongoing basis. For example, some businesses in industries particularly impacted by the COVID-19 pandemic, such as travel, hospitality, retail, and oil and gas, have significantly cut or eliminated capital expenditures. A prolonged economic downturn could adversely affect technology spending, demand for our offerings, which could have a negative impact on our financial condition, results of operations and cash flows. Any resulting instability in the financial markets could also adversely affect the value of our common stock, our ability to refinance our indebtedness, and our access to capital.

The ultimate duration and extent of the impact from the COVID-19 pandemic depends on future developments that cannot be accurately forecasted at this time, such as the severity and transmission rate of the disease, the actions of governments, businesses, and individuals in response to the pandemic, the extent and effectiveness of containment actions, the impact on economic activity and the impact of these and other factors on our employees, partners, and third-party service providers. These uncertainties may increase variability in our future results of operations and adversely impact our ability to accurately forecast changes in our business performance and financial condition in future periods. If we are not able to respond to and manage the impact of such events effectively or if global economic conditions do not improve, or deteriorate further, our business, financial condition, results of operations, and cash flows could be adversely affected.

In December 2022, the Chinese government cancelled the lockdown policies in China. There’s no shutdown and outbreaks from December 2022 until now. Therefore, there has not had any material impact on our operations, supply chain, liquidity or capital resources due to COVID-19

SRAS establishes partnerships with local suppliers, farms, and agricultural producers to obtain fresh ingredients for its prefabricated dishes in China. Supply chain disruptions have not had any affect the SRAS’ outlook and business goals.

Employees

SIPN, through CIHL and SRAS, currently has an aggregate of 12 employees, one of whom is an officer and director of SIPN. SRAS anticipates hiring additional employees in the next twelve months. We anticipate hiring necessary personnel based on an as needed basis only on a per contract basis to be compensated directly from revenues.

Off-Balance Sheet Arrangements

During the years ended December 31, 2022 and December 31, 2021 SIPN did not engage in any off-balance sheet arrangements as defined in item 303(a)(4) of the Commission’s Regulation S-K.

Evaluation of Disclosure Controls and Procedures

Under the supervision and with the participation of our senior management, including our Chief Executive Officer and Chief Financial Officer, we evaluated the effectiveness of the design and operation of our disclosure controls and procedures, as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act. Based on this evaluation, our Chief Executive Officer and Chief Financial Officer concluded as of the Evaluation Date that our disclosure controls and procedures were not effective such that the information relating to us required to be disclosed in our Securities and Exchange Commission (“SEC”) reports (i) is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms, and (ii) is accumulated and communicated to our management, including our Chief Executive Officer and chief financial officer, as appropriate to allow timely decisions regarding required disclosure. The Company’s former management abandoned all operations for many years, and only recently did the Company appoint new management to make filings with the SEC on behalf of the Company. As of December 31, 2022 we have concluded that our disclosure controls and procedures were not effective.

Management’s Annual Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Therefore, even those systems determined to be effective can provide only reasonable assurance of achieving their control objectives. The Company was dormant, and presumably a shell company, from 2007 to 2011 and was a shell company from 2014 until November 1, 2022. As a result, our management did not evaluate the effectiveness of our internal control over financial reporting as of December 31, 2022 and December 31, 2021 based on the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control-Integrated Framework (2013). without such an evaluation, our management concluded that we did not maintain effective internal control over financial reporting as of December 31, 2022 based on the COSO framework criteria, as more fully described below. This was due to deficiencies that existed in the design or operation of our internal controls over financial reporting that adversely affected our internal controls and that may be considered to be material weaknesses.

The matters involving internal controls and procedures that our management considered to be material weaknesses under the standards of the PCAOB were: (1) lack of a functioning audit committee, (2) lack of a majority of outside directors on our Board of Directors, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures; (3) inadequate segregation of duties consistent with control objectives; (4) lack of management of the company from 2007 until 2021; and (5) lack of disclosure controls. The aforementioned material weaknesses were identified by our Chief Executive and Financial Officer in connection with the review of our financial statements as of December 31, 2022.

Management believes that the lack of a functioning audit committee, the lack of a majority of outside directors on our Board of Directors, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures, inadequate segregation of duties consistent with control objectives, the lack of management of the company from 2007 until 2021, and the lack of disclosure controls resulted in ineffective oversight in the establishment and monitoring of required internal controls and procedures. This could result in a material misstatement in our financial statements in future periods.

Changes in Internal Control Over Financial Reporting

There have been no changes in our internal control over financial reporting that occurred during the periods ended December 31, 2022 and December 31, 2021, that have materially affected or are reasonably likely to materially affect our internal control over financial reporting.

Critical Accounting Policies and Estimates

The SEC has defined a company’s critical accounting policies as the ones that are most important to the portrayal of the Company’s financial condition and results of operations and which require the Company to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition, we have identified the critical accounting policies and judgments addressed below. We also have other key accounting policies that are significant to understanding our results.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and are expressed in Canadian dollars.

Management’s Representation of Interim Financial Statements

The accompanying unaudited financial statements have been prepared by the Company without audit pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Company uses the same accounting policies in preparing quarterly and annual financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) have been condensed or omitted as allowed by such rules and regulations, and management believes that the disclosures are adequate to make the information presented not misleading. These financial statements include all of the adjustments, which in the opinion of management are necessary to a fair presentation of financial position and results of operations. All such adjustments are of a normal and recurring nature. Interim results are not necessarily indicative of results for a full year. These financial statements should be read in conjunction with the audited financial statements and notes thereto on December 31, 2020.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to revenue recognition, valuation of accounts receivable and inventories, income taxes, and contingencies. The Company bases its estimates on historical experience, known or expected trends, and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

Revenue Recognition

The Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. The guidance provided in Accounting Standards Codification (“ASC”) Topic 606 (“ASC 606”) requires entities to use a five-step model to recognize revenue by allocating the consideration from contracts to performance obligations on a relative standalone selling price basis. Revenue is recognized when a customer obtains control of promised goods or services in an amount that reflects the consideration that the entity expects to receive in exchange for those goods or services. The standard also requires new disclosures regarding the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. ASC 606 also includes Subtopic 340-40, Other Assets and Deferred Costs – Contracts with Customers, which requires the deferral of incremental costs of obtaining a contract with a customer.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents consist of cash on deposit with banks and money market funds, the fair value of which approximates cost. The Company maintains its cash balances with a high-credit-quality financial institution. The Company has not experienced any losses in such accounts, and management believes the Company is not exposed to any significant credit risk on its cash and cash equivalents. As of December 31, 2021, the balance of cash was $1,786.

Accounts Receivable

Accounts receivable are customer obligations due under normal trade terms which are recorded at net realizable value. The Company establishes an allowance for doubtful accounts based on management’s assessment of the collectability of trade receivables. A considerable amount of judgment is required in assessing the amount of the allowance. The Company makes judgments about the creditworthiness of each customer based on ongoing credit evaluations and monitors current economic trends that might impact the level of credit losses in the future. If the financial condition of the customers were to deteriorate, resulting in their inability to make payments, a specific allowance will be required.

Recovery of bad debt amounts previously written off is recorded as a reduction of bad debt expense in the period the payment is collected. If the Company’s actual collection experience changes, revisions to its allowance may be required. After all, attempts to collect a receivable have failed, the receivable is written off against the allowance.

As of December 31, 2022, the balance of accounts receivable was $0

Income Taxes

The Company accounts for income taxes under FASB ASC 740, Accounting for Income Taxes (“ASC 740”). Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. ASC 740-10-05, Accounting for Uncertainty in Income Taxes prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities.

The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. The Company assesses the validity of its conclusions regarding uncertain tax positions on a quarterly basis to determine if facts or circumstances have arisen that might cause it to change its judgment regarding the likelihood of a tax position’s sustainability under audit.

Foreign Currency Translation

The reporting currency of the Company is the US dollar.

Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with FASB ASC 260, Earnings per Share which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common stockholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Recent Accounting Pronouncements

There are no recent accounting pronouncements that impact the Company’s operations.

Our Business

Business Overview

CHIL’s, the Company’s wholly-owned subsidiary, holds all of the equity of SRAS, which is is a professional prefabricated food supply chain company that links upstream and downstream resources, promotes the standardization of Chinese food, provides full link solutions for family food, and focuses on the consumption, sales and experience of the c-end consumer market. Through close cooperation with the central kitchen (prefabricated food factory), SRAS has made use of the advantages of the central kitchen in source procurement of traceable raw materials, food research and development, production standardization, strict product quality control, and efficient production to achieve the standardization of Chinese food. Through the perfect combination with the central kitchen, cold chain logistics system and robot chain restaurants, SRAS has created a closed loop of prefabricated food business ecology from the upstream central kitchen to the downstream chain restaurants and consumers.

The specific activities and operations SRAS engages in are:

Linking upstream and downstream resources: SRAS connects various stakeholders in the food supply chain, such as suppliers, central kitchens, cold chain logistics, and robot chain restaurants.

Promoting the standardization of Chinese food: SRAS focuses on establishing standardized processes and quality control measures to ensure consistent and standardized Chinese food offerings.

Providing full-link solutions for family food: SRAS offers comprehensive solutions for the entire food value chain, ranging from procurement of raw materials to production, distribution, and consumption.

SRAS primarily serves the robot chain restaurant market. These restaurants, owned by operators, target individuals and families who seek convenient and standardized Chinese food options. The specific markets that SRAS serves include:

Robot Chain Restaurant Market: SRAS focuses on providing products and services to the growing market of robot chain restaurants. These restaurants utilize technology and automation to offer efficient and convenient dining experiences. By serving robot chain restaurants, SRAS supplies them with prefabricated food products, including pre-made dishes and vegetables, as well as the necessary support and solutions for their operations.

In summary, SRAS serves the market of robot chain restaurants, which in turn targets individuals and families seeking convenient and standardized Chinese food options. They provide prefabricated food products and associated services to support the operations of these restaurants and cater to the specific needs and preferences of their customers.

The products and services that SRAS provides

1. Prefabricated Food Supply:

SRAS operates a central kitchen that specializes in the production of prefabricated food. The central kitchen utilizes traceable source procurement of raw materials to ensure transparency and quality control. Through food research and development, SRAS works on enhancing the taste and quality of the prefabricated food. Production standardization is maintained to ensure consistency in the dishes. Strict product quality control measures are implemented to meet high standards of hygiene and safety. Efficient production methods are employed to optimize output and minimize costs.

2. Full-Link Solutions for Robot Chain Restaurants:

SRAS collaborates closely with the operators of robot chain restaurants to establish and expand the robot chain restaurant concept. The integration of technology and intelligent robot stir-fry machines is a key component of the robot chain restaurants, allowing for efficient food preparation without the need for a chef. The use of prefabricated dishes in combination with the robot stir-fry machines enables quick and convenient stir-fry preparation. SRAS ensures the availability of pre-made dishes by utilizing intelligent unmanned cabinets within the restaurants. Customers can select the dishes they desire, complete transactions, and have their orders prepared within a short time. Additionally, SRAS offers support for customers to purchase pre-made dishes to take home for cooking, creating a convenient option for individuals and families.

The process of how to manufacture and distribute the products of SRAS is:

SRAS utilizes a central kitchen to manufacture its products and employs a traceable source procurement system for raw materials.

Manufacturing Process:

Central Kitchen: SRAS operates a central kitchen, which serves as the manufacturing hub for its products, specifically prefabricated food and dishes.

Food Research and Development: The central kitchen conducts food research and development activities to enhance the taste and quality of the prefabricated dishes.

Production Standardization: SRAS implements production standardization measures to ensure consistency in the preparation and manufacturing processes.

Strict Quality Control: SRAS enforces strict product quality control measures to ensure that its dishes meet high standards of hygiene and safety.

Efficient Production: The central kitchen employs efficient production methods to optimize output and minimize costs.

Distribution Process:

Cold Chain Logistics: SRAS utilizes a cold chain logistics system to ensure the proper storage and transportation of its products while maintaining their freshness and quality.

A “cold chain logistics system” refers to a specialized logistics infrastructure that ensures the safe transportation and storage of perishable goods, including food products, under controlled temperature conditions. In the context of SRAS, the cold chain logistics system is utilized to maintain the freshness and quality of their prefabricated food products from the central kitchen to the downstream distribution points, such as robot chain restaurants and intelligent unmanned cabinets.

The cold chain logistics system involves a series of processes and technologies that help preserve the quality and safety of perishable items. It typically includes the use of refrigerated trucks or containers, temperature monitoring systems, and appropriate handling and storage practices to maintain the desired temperature range throughout the supply chain.

For SRAS, the cold chain logistics system ensures that prefabricated food products, are kept at the required temperature to prevent spoilage, maintain freshness, and meet food safety standards during transportation and storage. This helps preserve the quality and extends the shelf life of their products, ensuring that they reach the robot chain restaurants and intelligent unmanned cabinets in optimal condition for further distribution and consumption.

Robot Chain Restaurants: SRAS’s products, such as prefabricated dishes and food, are distributed to their partner robot chain restaurants owned by their operators. These restaurants leverage the combination of technology and intelligent robot stir-fry machines to prepare the dishes quickly and efficiently.

Intelligent Unmanned Cabinets: Within the robot chain restaurants, SRAS uses intelligent unmanned cabinets to store the pre-made dishes, allowing customers to conveniently select the dishes they desire.

The sources of materials are:

Traceable Source Procurement: SRAS emphasizes traceable source procurement of raw materials for its products. This means that they aim to ensure transparency and traceability in the sourcing of their ingredients.

Specific Material Sources: SRAS establishes partnerships with reliable suppliers, farms, and agricultural producers to obtain fresh and high-quality ingredients for its prefabricated dishes.

Sichuan Zhiwei Wanjia Food Co., Ltd is the major supplier of SRAS. Sichuan Zhiwei Wanjia Food Co., Ltd. sources fresh and high-quality ingredients for prefabricated dishes from reliable suppliers, farms, and agricultural producers. SRAS entered into written agreements in connection with Sichuan Zhiwei Wanjia Food Co., Ltd. The material terms of the agreements are as follows

Supplier Obligations: The agreement outlines the obligations and responsibilities of Sichuan Zhiwei Wanjia Food Co., Ltd as a supplier. This includes ensuring the sourcing of fresh and high-quality ingredients, maintaining sufficient supply quantities, complying with Food Safety Law of the People’s Republic of China, and providing necessary documentation or certifications.

Pricing and Payment Terms: The settlement price is based on the weekly quotation, and the quotation list is updated every week. After signing the contract, Sichuan Zhiwei Wanjia Food Co., Ltd shall provide the last month’s shipment statement before the 5th of each month, and after verification by both parties, SRAS shall settle the previous month’s payment to Sichuan Zhiwei Wanjia Food Co., Ltd before the 20th of each month.

Term and Termination: The agreement specifies the duration of the partnership is 2 years, from October 01, 2022 to September 30, 2024. After the agreement expires, it can be extended if there are no major differences and disputes between the two parties.

A robot chain restaurant refers to a restaurant concept that incorporates technology and automation, particularly the use of intelligent robot stir-fry machines and other automated systems, in food preparation and service. The general characteristics and details associated with robot chain restaurants served by SRAS are as follows:

Automated Food Preparation: Robot chain restaurants utilize intelligent robot stir-fry machines or other automated systems to handle food preparation tasks. These machines are designed to stir-fry, cook, or assemble dishes without the need for human chefs.

Efficiency and Speed: The automation and precision offered by robot stir-fry machines allow for efficient and speedy food preparation. This can help reduce waiting times for customers and increase the overall efficiency of restaurant operations.

Consistency: Robot chain restaurants focus on achieving consistency in the quality and taste of their dishes. By using automated systems, they can ensure that the food is prepared according to standardized recipes and processes, resulting in consistent flavors and presentation.

Enhanced Cost Efficiency: Automation in robot chain restaurants can contribute to reducing labor costs associated with employing human chefs and kitchen staff. This can enhance the overall cost efficiency of the restaurant operation.

Technology Integration: Robot chain restaurants often incorporate various technological elements, such as intelligent unmanned cabinets for dish storage, automated payment systems, and sometimes even robotic servers or customer service interfaces.

Customer Experience: Robot chain restaurants aim to provide a unique and futuristic dining experience for customers. The presence of intelligent robot stir-fry machines and other technological elements can be appealing and intriguing to customers, offering an engaging and novel dining atmosphere.

A local central kitchen refers to a centralized food production facility that serves a specific geographic area or locality. The details associated with local central kitchens of SRAS are as follows:

Food Production Hub: A local central kitchen serves as a dedicated facility for food production, often focused on specific cuisines or types of dishes. It is equipped with the necessary infrastructure, equipment, and staff to prepare large quantities of food.

Standardized Processes: Central kitchens typically follow standardized processes and recipes to ensure consistency in the taste, quality, and presentation of the food they produce. This helps maintain a uniform dining experience across multiple locations.

Efficient Production: Local central kitchens are designed to optimize production efficiency. They leverage economies of scale and streamlined processes to maximize output while minimizing costs and waste.

Traceable Source Procurement: Central kitchens prioritize traceable source procurement, which involves ensuring the transparency and traceability of raw materials used in food production. This can involve sourcing ingredients from reliable suppliers, farms, or other trusted sources.

Distribution Hub: The central kitchen acts as a distribution hub, supplying pre-made dishes or food components to various locations within the local area. This includes delivering the food to partner robot chain restaurants owned by their operators.

Quality Control: Central kitchens implement rigorous quality control measures to maintain food safety and hygiene standards. This includes regular inspections, adherence to local regulations, and proper handling and storage practices.

Flexibility and Adaptability: Local central kitchens have the flexibility to adjust their production based on demand fluctuations and changing customer preferences. They can scale up or down production volumes as needed.

A prefabricated food supply chain refers to the system or process that SRAS implements for the production, distribution, and supply of pre-prepared or processed food products. The details associated with a prefabricated food supply chain of SRAS are as follows:

Raw Material Procurement: SRAS focuses on traceable source procurement of raw materials, which means they emphasize transparency and accountability in sourcing their ingredients. This involves selecting reliable suppliers and ensuring the quality and origin of the raw materials used in their food production.

Food Research and Development: SRAS invests in food research and development to enhance the taste, quality, and variety of their prefabricated food offerings. This can involve experimenting with recipes, flavors, and textures to create appealing and standardized food options.

Production Standardization: SRAS implements standardized processes and recipes to ensure consistency in the production of their prefabricated food products. This ensures that the taste, appearance, and quality remain consistent across different batches and locations.

Strict Product Quality Control: SRAS enforces rigorous product quality control measures to ensure that their food products meet high standards of hygiene, safety, and nutritional value. This can involve regular inspections, adherence to food safety regulations, and maintaining clean and controlled production environments.

Efficient Production: SRAS aims for high efficiency in their production processes to optimize output and minimize costs. They may employ efficient production methods, automation, and streamlined workflows to ensure productivity and minimize waste.

Distribution and Supply: SRAS distributes their prefabricated food products to partner robot chain restaurants owned by their operators. SRAS has a well-organized distribution network to ensure timely and efficient delivery of its products to customers.

Competitive Strengths

We believe that the following strengths enable us to capture opportunities in the industry in China and differentiate us from our competitors:

Central kitchen’s prefabricated vegetable supply chain: The central kitchen has made use of the advantages of traceable source procurement of raw materials, food research and development, production standardization, strict product quality control, and efficient production to achieve the standardization of Chinese food. One person has a thousand tastes, and one person has a thousand tastes. At the same time, it strictly abides by the regulations of the Market Supervision Administration and various departments, controls all levels of production, and achieves pollution-free, clean, transparent workshops, The product is green and healthy without any addition. SRAS through close cooperation with the central kitchen (prefabricated dishes factory), the use of the central kitchen of raw materials traceable source procurement advantages, the advantages of R & D of dishes, production standardization advantages, strict product quality control advantages, high efficiency production advantages, to achieve the standardization of Chinese dishes, one person a thousand tastes, a thousand people a taste.

SRAS through close cooperation with professional brand operation and management company, through the brand management company to establish the development and expansion of prefabricated dishes application scenario robot restaurant chain, restaurant chain using the perfect combination of technology and intelligent robot stir-fry machine and prefabricated dishes to complete a key stir-fry, no chef, effectively reducing the cost and efficiency of restaurant operations and enhance the profitability of the restaurant. At the same time in the restaurant supporting intelligent unmanned cabinet, to ensure the storage of pre-made dishes and more convenient and intuitive so that consumers can pay by brushing their faces, directly select the dishes they need, through the robot sweep code, complete a key stir-fry, 3-5 minutes can be out of the pot on the dishes. At the same time through the consumption of the restaurant, experience, to build our customer base, customers can also directly through the intelligent lifeless super cabinet, buy away the pre-made dishes they need to take home for cooking.

SRAS through the perfect combination with the central kitchen and cold chain logistics system and robot restaurant chain, to create a pre-made dishes from the upstream central kitchen to the downstream restaurant chain, to the consumer business ecological closed loop.

Growth Plan

In 2023, more than 30 robot chain restaurants will be joined in Chengdu, most of them will be put into operation, others are in preparation for site selection and decoration,

In 2024, SRAS will focus on completing the layout of robot chain restaurants in East China market and South China market, 20 robot chain restaurants will be joined in Shanghai, Hangzhou, Guangzhou, Shenzhen and other central cities in 2024.

In 2025, SRAS will focus on completing the layout of the central and northern China markets, and 50 robot chain restaurants will be joined in Beijing, Wuhan, Tianjin, Zhengzhou, Changsha and other cities.

In 2023 - 2025, the overall new robot chain restaurants scale in the country could reach 100 restaurants. Around the key markets, we will adopt various cooperation methods with the local central kitchen of prepared dishes to establish the supply system of prepared dishes in the local market, improve the operation efficiency and reduce the product cost.

In order to fully implement the above growth plan comfortably, we would require approximately $1,270,000 from this offering. If we can’t raise such funds, the Company’s officer and director will fund the additional amount.

Our services

Central kitchen prefabricated dish supply chain

Central kitchen’s prefabricated vegetable supply chain: The central kitchen has made use of the advantages of traceable source procurement of raw materials, food research and development, production standardization, strict product quality control, and efficient production to achieve the standardization of Chinese food. One person has a thousand tastes, and one person has a thousand tastes. At the same time, it strictly abides by the regulations of the Market Supervision Administration and various departments, controls all levels of production, and achieves pollution-free, clean, transparent workshops, The product is green and healthy without any addition.

Intelligent robot restaurant

Chain restaurants use the perfect combination of scientific and technological intelligent robot cooking machine and prefabricated dishes to complete one click cooking without the need for a chef, effectively reducing the cost and efficiency of restaurant operations, and improving the profitability of the restaurant. At the same time, the restaurant is equipped with an intelligent unmanned cabinet to ensure the storage of prefabricated dishes. At the same time, consumers can also directly select the dishes they need by brushing their faces to pay. The robot scans the code to finish one click cooking, and the dishes can be served in 3-5 minutes. At the same time, through the consumption and experience of the restaurant, we can establish our customer group. Customers can also directly buy their own pre prepared dishes to take home for cooking through the Smart Life Super Counter.

Marketing

The following marketing plan outlines the strategies that will be used to achieve the company’s marketing objectives and increase brand awareness.

Website Optimization:

The company’s website will be optimized to ensure that it is user-friendly, mobile-responsive, and easy to navigate. The website will also feature a blog section where the company can share useful content about its products, industry news, and food-related topics. Additionally, the website will have a “Contact Us” page that features a form for potential customers to submit inquiries or schedule a consultation with the company’s sales team.

Content Marketing:

The company will develop a content marketing strategy that includes blog posts, infographics, and case studies. The content will focus on educating potential customers about the benefits of prefabricated food, the company’s production processes, and its commitment to quality control. The content will be optimized for search engines and shared on social media platforms to reach a wider audience.

Social Media Marketing:

The company will establish a presence on popular social media platforms in China, such as WeChat, Weibo, and Douyin. The company will create social media content that is engaging, informative, and visually appealing. The social media strategy will include running paid ads to target potential customers who are interested in healthy and traceable food products.

Email Marketing:

The company will build an email list of potential and existing customers who have shown interest in its products. The company will send out regular email newsletters that highlight new product releases, promotions, and exclusive discounts. The company will also use email marketing to nurture leads and keep customers engaged.

Events:

The company will participate in relevant food-related events in Sichuan province to showcase its products and establish relationships with potential customers. The company will also host its events, such as cooking workshops or food tastings, to educate potential customers about its products and services.

Referral Marketing:

The company will create a referral program that rewards existing customers who refer new business to the company. The program will include incentives such as discounts on future purchases, free products, or exclusive offers. The referral program will help the company tap into the power of word-of-mouth marketing and generate new leads.

Influencer Marketing:

The company will partner with influencers in the food and health industry to promote its products to a wider audience. The influencers will create content featuring the company’s products and share it

Competition

As a prefabricated food supply chain company, SRAS will face competition from other similar companies in the market. Some of the main competitors include:

Haidilao: A Chinese hot pot chain that has expanded into the prefabricated food market with its own central kitchen and delivery service.

Meicai: A Chinese fresh produce sourcing and distribution company that has recently entered the prefabricated food market, offering a variety of ready-to-cook meals.

Joyvio: A Chinese agricultural technology company that has invested in the prefabricated food market, focusing on developing innovative food products.

Panda Selected: A Chinese e-commerce platform that offers a variety of high-quality food products, including prefabricated meals, sourced directly from farmers.

Dingdong Maicai: A Chinese online grocery platform that has recently entered the prefabricated food market, offering a wide range of ready-to-cook meals.

These companies are well-established in the market and have their own strengths and advantages. However, SRAS has an advantage in its focus on standardization of Chinese food, as well as its closed loop system that provides a seamless supply chain from the central kitchen to chain restaurants and consumers. By continuing to emphasize these advantages and differentiating itself from competitors, SRAS can position itself as a leading player in the prefabricated food market.

Employees

We currently have an aggregate of 12 employees, one of whom is the officer and director of SIPN. We anticipate hiring additional employees in the next twelve months. We anticipate hiring necessary personnel based on an as needed basis only on a per contract basis to be compensated directly from revenues.

Intellectual Property

None

Service of Process and Enforceability of Civil Liabilities

There is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, and (2) there is uncertainty as to whether the courts of the PRC would entertain original actions brought in the PRC against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States. Min Jiang is located in the PRC.

The recognition and enforcement of foreign judgments are provided under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments under certain circumstances in accordance with the requirements of the PRC Civil Procedure Law. Under PRC law, a foreign judgment that does not otherwise violate basic legal principles, state sovereignty, safety or social public interest of the PRC may be recognized and enforced by a PRC court, based either on bilateral treaties or international conventions contracted by China and the country where the judgment is made or on reciprocity between jurisdictions. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against us in the PRC, if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit.

Substantially all of our assets are located outside the United States. In addition, all of our directors and officers are nationals and/or residents of jurisdictions other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons, or to enforce against them or against us, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officer and director.

We have appointed McMurdo Law Group LLC. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Government Regulation

Key regulations that may apply to the prefabricated food business of SRAS in China are as follows:

Food Safety Law of the People’s Republic of China: Food Safety Law of the People’s Republic of China sets the overarching framework for ensuring food safety throughout the entire food supply chain, including the production, processing, distribution, and consumption of food products. Compliance with food safety standards, labelling requirements, and hygiene practices is essential. The Food Safety Law of China was enacted to protect public health, ensure food quality, and regulate food-related activities to prevent foodborne illnesses and other food safety risks.

Food Production License: In China, the regulation related to the Food Production License is called the “Administrative Measures for the Licensing of Food Production”. It is a regulatory measure issued by the relevant authorities to ensure the safety and quality of food production processes. The Administrative Measures for the Licensing of Food Production outline the requirements and procedures for obtaining a Food Production License, which is a mandatory license for businesses engaged in food production activities in China. The specific requirements and procedures may vary based on the nature of the food production and the region in which the business operates. Businesses involved in the production of prefabricated food products in China are typically required to obtain a Food Production License. This license is granted by the relevant local food regulatory authority and signifies compliance with food safety regulations.

Product Labeling Requirements: In China, the regulation governing product labeling requirements for food products is called the “GB 7718-2011 National Food Safety Standard - General Rules for the Labeling of Pre-packaged Foods”. This standard provides guidelines and requirements for labeling pre-packaged food products in China. It covers various aspects, including the content, format, placement, and design of labels, as well as specific labeling requirements for ingredients, nutrition information, allergens, production dates, expiration dates, storage conditions, and other relevant information. Compliance with this standard is essential for businesses in the prefabricated food industry to ensure accurate and informative labeling of their products. Prefabricated food products in China must comply with labeling regulations. Labels should provide accurate and clear information about ingredients, nutritional values, production dates, expiration dates, storage conditions, and any allergens present in the product.

Management

Directors and Executive Officers

On August 30, 2022, Min Jiang was appointed President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Chairman of the Board of Directors, and Zonghan Wu was appointed Secretary and a member of the Board of Directors. On August 9, 2023, Zonghan Wu resigned as Secretary and a member of the Board of Directors, leaving Min Jiang as sole officer and director.

Name	Age	Position(s)
Min Jiang	50	President, CEO, CFO Treasurer, Chairman of the Board of Directors

Min Jiang. Ms Jiang was appointed to the Board and the position of Chief Executive Officer and Chief Financial Officer on August 30, 2022, to bring her experience in corporate management. Ms Jiang has served as Executive Director of Sichuan Zhiwei Wanjia Food Co., Ltd and Guangdong Guruicheng E-commerce Co., Ltd. since January 2020 and September 2020.. From 1994 through 2016, Ms Jiang was employed as Director of Sichuan Yibin Yunwang Hotel. Ms Jiang holds a Bachelor’s Degree in Business awarded by Sichuan University.

Term of Office

Our directors hold their position until the next annual meeting of shareholders and until his successor is elected and qualified by our shareholders, or until earlier death, retirement, resignation or removal.

Family Relationships

There are no family relationships between the Company and any of our current and proposed directors or executive officers.

Properties

Our mailing address is 69 Waterfall Blvd, The Ponds, Sydney, NSW 2769, Australia. It is provided free of charge by a former officer and director as a courtesy. The Company’s wholly-owned subsidiary’s, SRAS, address is No. 1201, Floor 12, Unit 1, Building 1, No. 39, Zhiyuan Road, Wenjiang District, Chengdu, China for its staff which it rents on a month to month basis at a rate of 7,520 RMB per month. The expiration date of the lease is December 10, 2024. Min Jiang works out of the China office.

The company has the same mailing address as Victor Mining Industry Group, Inc. (OTC Pink: VMTG) as it is provided free of charge by a former officer and director as a courtesy.

Legal Proceedings Involving Directors And Executive Officers

During the past ten years no current or incoming director, executive officer, promoter or control person of the Company has been involved in the following:

(1) A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	Engaging in any type of business practice; or

iii.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4) Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5) Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6) Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7) Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; Or

ii.	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease and desist order, or removal or prohibition order; Or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; Or

(8) Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Executive Compensation

The table below sets forth the positions and compensations for the officers and directors of the Company, and for the officers and directors of SRAS, for the years ended December 31, 2022 and 2021.

There are no employment agreements between the Company and its officer and director. And since the change of control on September 8, 2022, the directors and officers have received no compensation. This policy, however, will be revised as the Company secure additional fundings.

Position	Name of Officers or Directors	Year	Salary before tax	Bonus	All other compensation	Total
Chairman of the Board of Directors, CEO	Min Jiang	2022 2021	n/a n/a	n/a n/a	n/a n/a	n/a n/a

Director, Secretary*	Zonghan Wu	2022 2021	n/a n/a	n/a n/a	n/a n/a	n/a n/a

*	Resigned on August 9, 2023

We do not have an audit or compensation committee comprised of independent directors as our Company qualifies for an exemption from these requirements. Indeed, we do not have any audit or compensation committee. These functions are performed by our Board of Directors as a whole.

All directors serve 1 yr. terms.

Related Party Transactions

None

Security Ownership of Certain Beneficial Owners And Management

The following table sets forth certain information with respect to the beneficial ownership of our voting securities by (i) any person or group owning more than 5% of any class of voting securities, (ii) each director, (iii) our chief executive officer and (iv) all executive officers and directors of SIPN as a group as of August 10, 2023.

Name	Number of Shares of Common Stock	Percentage
Min Jiang No. 1201, Floor 12, Unit 1, Building 1, No. 39, Zhiyuan Road, Wenjiang District, Chengdu, China	848,101,224	63.3%

All executives officers, directors, and beneficial ownership thereof as a group 1 person)		63.3%

There are no other officer or director 5 % shareholders.

Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 1,340,506,117 shares of common stock outstanding.

The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders.

The following table sets forth certain information with respect to the beneficial ownership of our voting preferred by (i) any person or group owning more than 5% of any class of voting securities, (ii) each director, (iii) our chief executive officer and (iv) all executive officers and directors of SIPN as a group as of August 10, 2023.

Name	Number of Shares of Series A Preferred Stock	Percentage
Min Jiang No. 1201, Floor 12, Unit 1, Building 1, No. 39, Zhiyuan Road, Wenjiang District, Chengdu, China	0	0%

All executives officers, directors, and beneficial ownership thereof as a group 1 person)	0	0%

The holders of our Series A preferred stock would be entitled to 50 votes for each share held of record on all matters to be voted on by stockholders. The Series A Preferred Stock also convert into common stock at a rate of 50 for one. The aggregate voting power of our outstanding Series A Preferred Stock is more than 0% of the issued and outstanding voting equity.

Certain Relationships and Related Transactions

Except as described herein, none of the following parties (each a “Related Party”) has had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

●	any of our directors or officers;

●	any person proposed as a nominee for election as a director;

●	any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock; or

●	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the above persons.

During the year ended December 31, 2022, our former Secretary and director, Mr. Zonghan Wu, advanced a total of $8,868 to the Company for payment of administrative expenses and legal fees, which amount remains due and payable. On August 15, 2023, Zonghan Wu waived all amounts due under these advancements.

On November 1, 2022, the Company entered into an agreement with CIHL, a British Virgin Islands corporation, whereunder the Company acquired 100% ownership interest in CIHL from Min Jiang for the issuance of 100,000,000 shares of the Company’s common stock. CIHL through its China based subsidiaries SRAS is a professional prefabricated food supply chain company. The transaction closed effective November 1, 2022 and has been treated as a business combination under common control, which means all of the parties are controlled by the same person, Min Jiang. As the control person and sole director & officer of SIPN, CIHL and SRAS made the determination to finalize the acquisition between SIPN and CIHL, CIHL and SRAS. The principle for Min Jiang followed in determining to issue 100 million shares of common stock of the company to acquire the assets of CIHL is as follows:

Before this common control business combination, the Company was a shell company with 1,240,506,117 common shares. The issuance of 100,000,000 shares is only 7.5% of the total number of common shares after the issuance. Based on the target being an operating entity with more than nominal operations, the Company’s CEO believed that the issuance of 7.5% common shares to acquire 100% ownership interest in the operating entity, with US$692,308 annual turnover for 2022, was fair for a shell company.

The assets acquired were recorded based on their historical cost, and the excess paid over the parent’s basis of the net assets acquired was recorded to equity.

The following table summarizes the historical cost of the assets acquired and liabilities:

Amount
(US$)
Cash and cash equivalent	2,614
Prepaid expenses and other current assets	195,306
Property and equipment, net	19,703
Accounts payable	27,551
Advances from customers	444,913
Accrued expenses and other current liabilities	134,717
Total net assets	(389,558)
Attributed to the Company	(389,558)
Consideration:
Accumulated 100,000,000 common stock	100,000
Allocate to equity due to common control	489,558

When accounting for a transfer of assets or exchange of shares between entities under common control, the receiving entity should recognize the assets and liabilities transferred at the historical cost of the parent of the entities under common control in accordance with ASC 805-50-30-5. Therefore, the amount at which the assets of CIHL were acquired by the company, were recorded based on their historical cost, and the excess paid over the parent’s basis of the net assets acquired was recorded to equity. The amount at which the assets of CIHL were acquired by the company, were not determined by any individual person. However, Min Jiang CEO of SIPN, CIHL and SRAS is responsible for the accuracy of the historical costs and made the determination to finalize the acquisition between SIPN and CIHL, CIHL and SRAS.

On September 27, 2022, CIHL acquired 100% ownership interest in SRAS. SRAS becomes a wholly foreign owned enterprise pursuant to the PRC law.

On November 11, 2022, the Company entered into an agreement with Chengzhao International Holdings Ltd, a British Virgin Islands corporation (“CIHL”), whereunder the Company acquired 100% ownership interest in CIHL

Therefore, the assets were acquired by CIHL within two years prior to their transfer to the company. As mentioned above in details, the costs were recorded based on their historical cost, and the excess paid over the parent’s basis of the net assets acquired was recorded to equity.

Description of Share Capital

We have authorized 2,000,000,000 shares of common stock with par value $0.001 per share. As at May 2, 2023, the Company has issued and outstanding 1,340,506,117 shares of common stock. We have authorized 10,000,000 shares of Series A Preferred Stock. As of December 31, 2022, the Company has issued and outstanding 0 shares of Preferred Stock. We do not have different authorized classes of stock other than aforementioned.

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election. The holders of our common stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Holders of shares of our common stock, as such, have no conversion, pre-emptive or other subscription rights, and there are no redemption provisions applicable to the common stock.

Preferred Stock

The holders of our Series A preferred stock are entitled to 50 votes for each share held of record on all matters to be voted on by stockholders. The Series A preferred stock also convert into common stock at a rate of 50 for one. The holders of our preferred stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefore. In the event of liquidation, dissolution or winding up of our company, the holders of preferred stock are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Series A preferred stock. We do not have different authorized classes of stock other than aforementioned.

Controlling Shareholder(s)’ Ability

The controlling shareholder(s)’ shall and will have ability to control matters requiring shareholder approval, including election of directors, amendment of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets, through their common stock holdings.

Indemnification of Directors and Officers

Section 78.138 of the NRS provides that a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses. Our Bylaws provide that we may indemnify and advance litigation expenses to our directors, officers, employees and agents to the extent permitted by law, our Articles of Incorporation or our Bylaws, and shall indemnify and advance litigation expenses to our directors, officers, employees and agents to the extent required by law, our Articles of Incorporation or Bylaws. Our obligations of indemnification, if any, shall be conditioned on receiving prompt notice of the claim and the opportunity to settle and defend the claim. We may, to the extent permitted by law, purchase and maintain insurance on behalf of an individual who is or was our director, officer, employee or agent.

Indemnification against Public Policy

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our Articles of Incorporation and Bylaws, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defence of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The effect of indemnification may be to limit the rights of the Company and the shareholders (through shareholders’ derivative suits on behalf of the Company) to recover monetary damages and expenses against a director for breach of fiduciary duty.

Shares Eligible for Future Sale

Future sales of substantial amounts of shares of our Common Shares in the public market after this offering, or the possibility of these sales occurring, could cause the prevailing market price for our Common Shares to fall or impair our ability to raise equity capital in the future. Following this offering, the Common Shares that were not offered and sold in our initial public offering are “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below.

These restricted securities may be available for sale in the public market under Rule 144 one year following the filing of this registration statement on Form S-1.

Rule 144

Sales of our Common Stock under Rule 144 could reduce the price of our stock. There are 1,301,493,002 issued and outstanding shares of our Common Stock that Rule 144 of the Securities Act defines as restricted securities.

These shares will be subject to the resale restrictions of Rule 144. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least year, affiliates may not sell more than 1.0% of the total issued and outstanding shares in any 90-day period, and affiliates must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of Common Stock under Rule 144 could reduce prevailing market prices for our securities.

WE URGE POTENTIAL PURCHASERS OF OUR SHARES TO CONSULT THEIR OWN TAX ADVISORS
CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING,
OWNING AND DISPOSING OF OUR SHARES.

Plan of Distribution

The Company is also offering up to a total of 140,000,000 shares of common stock in a best-efforts, direct public offering, without any involvement of underwriters. The offering price is $0.01 per share. The offering will terminate 365 days from the date of this prospectus or when all of the Shares are sold, whichever comes first. We also have the right to terminate this offering at any time prior to the expiration of the offering period. We will use our best efforts to sell as many shares as possible up to the maximum offering amount of 140,000,000 shares. This is no minimum offering amount. We may accept or reject any subscription amount from any investor in our sole discretion or we may accept only part of a subscription amount. Expenses related to the offering are estimated to be $50,000.

We will sell the shares in this offering exclusively through our officer and director, Min Jiang. The Company has confirmed, via written confirmation, that Min Jiang has not participated in selling or offering securities for any other issuer in the last twelve months. Min Jiang will receive no commission from the sale of any shares by the Company. Min Jiang will not register as a broker/dealer under the 1934 Act in reliance upon Rule 3a4-1 under the 1934 Act. Min Jiang may rely upon Rule 3a4-1 because (i) Min Jiang is not subject to any statutory disqualifications, as defined in Section 3(a)(39) of the 1934 Act, (ii) Min Jiang will not be compensated in connection with the sale of the Company’s securities by the payment of commissions or other remuneration based either directly or indirectly on transactions in the securities, (iii) Min Jiang is not associated persons of a broker or dealer, (iv) Min Jiang will primarily perform, at the end of the offering, substantial duties for or on behalf of the Company, otherwise than in connection with transactions in securities, (v) Min Jiang was not a broker or dealer, or an associated person thereof, within the preceding 12 months, (vi) Min Jiang does not participate in selling an offering of securities for any issuer more than once every 12 months, except in reliance on (iv) and (v) above. The Company will register as the issuer-agent in those states requiring such registration.

We anticipate that our common stock will continue to be subject to the penny stock rules under the Securities Exchange Act of 1934, as amended. These rules regulate broker/dealer practices for transactions in “penny stocks.” Penny stocks are generally equity securities with a price of less than $5.00. The penny stock rules require broker/dealers to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations and the broker/dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The transaction costs associated with penny stocks are high, reducing the number of broker-dealers who may be willing to engage in the trading of our shares. These additional penny stock disclosure requirements are burdensome and may reduce all of the trading activity in the market for our common stock. As long as the common stock is subject to the penny stock rules, holders of our common stock may find it more difficult to sell their shares.

Our officer and director may purchase shares in this offering; however any such purchases will be held for investment purposes only and they will be subject to Regulation M and will act accordingly, including through filing the notice and information relating to distributions subject to Regulation M under Rule 5190, Rule 6275(f) and the trade reporting rules. They shall file all notices related to these rules with FINRA’s Market Regulation Department electronically through the FINRA Firm Gateway.

In certain states the Shares may not be sold unless the Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

Procedures for Subscribing

If you decide to subscribe for any Shares in this offering, please make:

Direct Deposit:

Sichuan Ruichengyuan Agricultural and Sideline Products Distribution Co., Ltd

Address: No. 1201, Floor 12, Unit 1, Building 1, No. 39, Zhiyuan Road, Wenjiang District, Chengdu, China

Bank: China Construction Bank

Bank Address: 1st Floor, Jinsha Building, No. 118, Section 2, Hongxing Road, Jinjiang District, Chengdu, Sichuan Province, China

Account Number#: 51050143630800007382

SWIFT Code: PCBCCNBJ

All checks for subscriptions must be made payable to “Sichuan Ruichengyuan Agricultural and Sideline Products Distribution Co., Ltd.”.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for shares will be accepted or rejected within five business days after we receive them. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once SIPN accepts a subscription, the subscriber cannot withdraw it unless otherwise dictated by state law.

Legal Matters

The validity of the issuance of the shares of common stock will be passed upon for the company by McMurdo Law Group, LLC. Counsel has additionally consented to his opinion being included as an exhibit to this filing. Additionally, counsel has consented to being named in the prospectus.

The legal counsel that passed their opinion on the legality of these securities is:

McMurdo Law Group, LLC

Matthew McMurdo, Esq.

1185 Avenue of the Americas, 3rd Floor New York, NY 10036

Experts

The audited consolidated financial statements of SIPP International Inc., as of December 31, 2022 and 2021 are appended to this report beginning on page F-1. The audited consolidated financial statements of SIPP International Inc., as of December 31, 2022 and 2021 were audited by Shandong Haoxin Certified Accountants Co., Ltd. The consolidated financial statements have been so included in reliance upon the report of Shandong Haoxin Certified Accountants Co., Ltd upon their authority as experts in accounting and auditing.

Where You Can Find Additional Information

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the Common Shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the Common Shares offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We currently do not file periodic reports with the SEC. We will file periodic reports (including an annual report on Form 10-K, which we will be required to file within 90 days from the end of each fiscal year, and Form 10-Q, which we will be required to file within 45 days of the end of each fiscal quarter), and other information with the SEC pursuant to the Exchange Act once this registration statement on Form S-1 becomes effective. A copy of the registration statement and the exhibits filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of
SIPP International Industries, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of SIPP International Industries, Inc. and its subsidiaries (the “Company”) as of December 31, 2022 and 2021, and the related consolidated statements of operations, comprehensive loss, changes in shareholders’ equity (deficit) and cash flows for each of the two years in the period ended December 31, 2022, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2022 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Explanatory Paragraph—Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2(a) to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2(a). The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Shandong Haoxin Certified Public Accountants Co., Ltd.

We have served as the Company’s auditor since 2022.

Weifang, People’s Republic of China

May 10, 2023

SIPP INTERNATIONAL INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

		As of December 31,
	Note	2021	2022
		US$	US$
ASSETS
Current assets:
Cash and cash equivalents	3	1,786	1,925
Prepaid expenses and other current assets	4	-	59,305
Inventory	5	-	51,820
Total current assets		1,786	113,050
Property and equipment, net	6	-	19,886
TOTAL ASSETS		1,786	132,936
LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable	8	-	65,490
Amounts due to a related party	10	17,691	8,868
Advances from customers		-	49,955
Accrued expenses and other current liabilities	9	26,590	314,006
Total current liabilities		44,281	438,319
TOTAL LIABILITIES		44,281	438,319
Commitments and contingencies		-	-
Shareholders’ deficit:
Common stock, par value $0.001, 2,000,000,000 shares authorized; 1,340,506,117 and 740,506,117 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	12	740,506	1,340,506
Preferred Stock		10,000	-
Additional paid-in capital		19,206,092	18,672,834
Accumulated deficit		(19,998,792)	(20,324,808)
Accumulated other comprehensive income (loss)		(301)	6,085
Total shareholders’ deficit		(42,495)	(305,383)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT		1,786	132,936

SIPP INTERNATIONAL INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

		For the years ended December 31,
	Note	2021	2022
		US$	US$
Net revenues	11	-	692,308
Cost of revenues		-	637,649
Gross profit		-	54,659

Operating expenses:
General and administrative expenses		92,268	385,034
Total operating expenses		92,268	385,034
(Loss) income from operations		(92,268)	(330,375)
Interest income (expense), net		-	(118)
Bank charge		118	251
Foreign exchange (losses) gains, net		-	-
Other expenses(net）		-	(3,478)
(Loss) income before income taxes		(92,386)	(327,030)
Income tax expenses		-	-
Share of loss in equity method investment		-	-
Net (loss) income		(92,386)	(327,030)
Net (loss) income attributable to ordinary shareholders		(92,386)	(327,030)

Net loss per ordinary share:
Basic and diluted	13	(0.00)	(0.00)
Weighted average shares used in calculating net loss per ordinary share:
Basic and diluted	13	524,106,716	907,172,784

SIPP INTERNATIONAL INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	For the years ended December 31,
	2021	2022
	US$	US$
Net (Loss) income	(92,386)	(327,030)
Other comprehensive (loss) income
Foreign currency translation adjustments, net of tax of nil	(301)	7,400
Comprehensive (loss) income attributable to SIPP International Industries, Inc.	(92,687)	(319,630)
Total comprehensive (loss) income attributable to ordinary shares of SIPP International Industries, Inc.	(92,687)	(319,630)

SIPP INTERNATIONAL INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

	Number of Preferred Stock	Preferred Stock	Ordinary shares		Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive (Income) Loss	Total shareholders’ equity (deficit)
	Shares	US$	Shares	US$	US$	US$	US$	US$
Balance at December 31, 2020	10,000,000	10,000	492,404,893	492,404	19,404,002	(19,906,406)	-	-
Net Loss	-	-	-	-	-	(92,386)	-	(92,386)
Issuance of common stock to related party	-	-	248,101,224	248,102	(197,910)	-	-	50,192
Foreign currency translation adjustments	-	-	-	-	-	-	(301)	(301)
Balance at December 31, 2021	10,000,000	10,000	740,506,117	740,506	19,206,092	(19,998,792)	(301)	(42,495)
Net Loss	-	-	-	-	-	(327,030)	-	(327,030)
Conversion of preferred stock to common stock	(10,000,000)	(10,000)	500,000,000	500,000	(490,000)	-	-	-
Forgiveness of debt by related party					33,021			33,021
Shares issued to acquire CIHL			100,000,000	100,000	(76,279)	-	-	23,721
Foreign currency translation adjustments	-	-	-	-	-	1,014	6,386	7,400
Balance at December 31, 2022	-	-	1,340,506,117	1,340,506	18,672,834	(20,324,808)	6,085	(305,383)

SIPP INTERNATIONAL INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended December 31,
	2021	2022
	US$	US$
Cash flows from operating activities:
Net loss (income)	(92,386)	(327,030)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	-	4,907
Changes in assets and liabilities:
Accounts receivable	-	-
Due from related companies	-	49,955
Prepaid expenses and other current assets	-	(36,350)
Inventories	-	(51,820)
Other receivable	-	(22,955)
Accounts payable	-	65,490
Accrued expenses and other payables	26,590	297,484
Amounts due to a related party	67,883	24,198
Taxes payable	-	13,653
Net cash used in operating activities	2,087	17,532

Cash flows from investing activities:
Purchases of property and equipment and intangible assets	-	(24,793)
Proceeds from maturity/sale of long-term investments	-	-
Net cash used in investing activities	-	(24,793)

Cash flows from financing activities:
Proceeds from issuance of ordinary shares upon follow-on public offering	-	-
Net cash (used in) provided by financing activities	-	-

Net decrease in cash, cash equivalents	1,786	139
Cash, cash equivalents at beginning of year	-	1,786
Effect of exchange rate changes on cash, cash equivalents	(301)	7,400
Cash, cash equivalents at end of year	1,786	1,925

Supplemental disclosure of cash flow information:
Income taxes paid	-	-
Interest paid	-	-

SIPP INTERNATIONAL INDUSTRIES, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	Description of business

Organization and Principal Activities

SIPP International Industries, Inc. (the “Company”) is a Nevada Corporation formed on January 10, 1991. The Company’s year ends March 31 and it has never been in bankruptcy, receivership, or any similar proceedings. The Company was in the business of overseeing the development of several product lines, encompassing a Food & Beverage Division, a High-Tech Storage Transport Container Division, and a Hospitality Division. The company ceased operations in 2014.

History of the Group and reorganization

On July 11, 2019, Custodian Ventures LLC, applied for appointment as Custodian of SIPP International Industries, Inc. with the eighth judicial District Court of Nevada.

On August 28, 2019, the eighth judicial District Court of Nevada appointed Custodian Ventures LLC as custodian for SIPP International Industries, Inc., proper notice having been given to the officer and director of SIPP International Industries, Inc. There was no opposition.

On August 29, 2019, the Company filed a certificate of revival with the state of Nevada, appointing David Lazar as, President, Secretary, Treasurer and Director.

On November 26, 2020, Custodian Ventures LLC entered into a stock purchase agreement whereby it transferred 10,000,000 shares of Preferred Stock to Kris Tabetando and Hemingway Investments LLC in exchange for $152,000 in cash. Kris Tabetando acquired 2,500,000 Preferred A Shares from Custodian Ventures LLC. Hemingway Investments LLC controlled by Issac Qureshi acquired 7,500,000 Preferred A Shares from Custodian Ventures LLC. As a result of the sale, and the resignation of David Lazar as sole officer and director of the Company, there was a change of control of the Company. Kris Tabetando was appointed CEO and director of the Company. There is no family relationship or other relationship between the Seller and the Purchasers.

On November 16, 2021, the Company issued 248,101,224 Common Shares to Kris Tabetando to repay loans advanced to the Company and for services rendered to the Company since November 26, 2020.

On August 30, 2022 Chenxu International Investment Holding Group Limited (“Chenxu”), a BVI company purchased 248,101,224 shares of common stock and 10,000,000 shares of Series A Preferred Stock from Kris Tabetando and Hemingway Investments LLC for $225,000. Subsequent to the purchase of these shares which represented controlling interest of the Company, Chenxu converted the 10,000,000 Series A Preferred Shares into 500,000,000 shares of common stock.

On November 1, 2022, the Company entered into an agreement with Chengzhao International Holdings Ltd, a British Virgin Islands corporation (“CIHL”), and Jiang, Min, its sole shareholder, Chief Executive Officer of the Company, whereunder the Company acquired 100% ownership interest in CIHL for the issuance of 100,000,000 shares of the Company’s common stock. CIHL owns a China based subsidiaries, which is Sichuan Ruichengyuan Agricultural and Sideline Products Distribution Co., Ltd, a professional prefabricated food supply chain company that links upstream and downstream resources, promotes the standardization of Chinese food, provides a full-link solution for family food, and focuses on consumption, sales and experience in the retail consumer market. The transaction has been treated as a business combination under common control.

The implementation of the holding company reorganization on November 1, 2022 was accounted for as a business combination under common control. The assets and liabilities acquired were recognized based on their historical cost. The consolidated financial statements of the Company present comparative information for prior years on a combined basis, as if the exchange of equity interests had occurred at the beginning of the period.

SIPP INTERNATIONAL INDUSTRIES, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of significant accounting policies

(a)	Basis of Presentation

The consolidated financial statements of the Group have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The consolidated financial statements include the financial information of the Company and its wholly owned subsidiaries, All the intercompany balances and transactions have been eliminated upon consolidation. While the Company has commenced generating revenues from its principal business purpose during the most recently completed quarter ended December 31, 2022, we remain in the development stage in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic No. 915 (SFAS No. 7). The Company has elected a fiscal year end of December 31.

Going Concern

The Company experienced net loss from continuing operations of US$92,386, US$327,030 for the years ended December 31, 2021 and 2022, respectively. As of December 31, 2021 and 2022, the Company had cash and cash equivalents of US$1,786, US$1,925, and experienced negative working capital of US $42,495, US$325,269 for the years ended December 31, 2021 and 2022. The Company suffered an accumulated deficit of US$ 20,324,808 as of December 31, 2022.

These adverse conditions indicate that there is substantial doubt about the Company’s ability to continue as a going concern. The Company’s principal sources of liquidity have been cash provided by operating activities, as well as financial support from related parties. The Company’s operating results for future periods are subject to numerous uncertainties and it is uncertain whether the Company will be able to maintain profitability and continue sustainable growth in the foreseeable future. If management is not able to increase revenue and/or manage operating expenses in line with revenue forecasts, the Company may not be able to maintain profitability. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company will focus on improving operational efficiency and cost reduction, developing core cash-generating business, and enhancing marketing function. Actions include developing more customers, as well as creating synergy using the Company’s resources. Therefore, management believed that the substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are issued has been alleviated.

Based on cash flows projection from operating and financing activities and existing balance of cash and cash equivalents, management concludes that the Company has sufficient funds for sustainable operations and it will be able to meet its payment obligations from operations and debt- related commitments for the next twelve months from the issuance of the consolidated financial statements. Based on the above considerations, the accompanying financial statements have been prepared in accordance with U.S. GAAP, on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of assets and amounts and classification of liabilities that may be necessary should the Company be unable to continue as a going concern.

SIPP INTERNATIONAL INDUSTRIES, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(b)	Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates. The Group bases its estimates on historical experience and various other factors believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Significant accounting estimates reflected in the Group’s financial statements include but are not limited to allowance for doubtful accounts. Actual results may differ materially from those estimates.

(c)	Foreign Currency Translation

The functional currency of the Company is the United States Dollar (“US$”). The functional currency of its owned subsidiaries in the PRC is Renminbi (“RMB”).

Foreign currency transactions have been translated into the functional currency at the exchange rates prevailing on the date of transactions. Foreign currency denominated monetary assets and liabilities are re-measured into the functional currency at exchange rates prevailing on the balance sheet date. Exchange gains and losses are recorded in the statements of operations.

The Group has chosen the US$ as its reporting currency. Assets and liabilities have been translated using exchange rates prevailing on the balance sheet date. Equity accounts are translated at historical exchange rates. Income statement items have been translated using the average exchange rate for the year. Translation adjustments have been reported as cumulative translation adjustments and are shown as a component of other comprehensive (loss) income in the consolidated statements of comprehensive loss and consolidated statements of changes in shareholders’ equity (deficit).

(d)	Cash, Cash Equivalents and Restricted cash

Cash and cash equivalents consist of cash on hand, demand deposits and floating rate financial instruments which are unrestricted as to withdrawal or use, and which have original maturities of three months or less when purchased.

(e)	Accounts Receivable, net

Accounts receivable, net represents those receivables derived from the ordinary course of business and are recorded net of allowance for doubtful accounts. The Group maintains an allowance for doubtful accounts that reflect its best estimate of probable losses inherent in the accounts receivables. In determining collectability of the accounts receivables, the Group considers many factors, such as: creditworthiness of customers, aging of the receivables, payment history of customers, financial condition of the customers and market trends, and specific facts and circumstances.

The allowance for doubtful accounts is reduced by subsequent collections of the specific allowances or by any write-off of customer accounts that are deemed uncollectible.

SIPP INTERNATIONAL INDUSTRIES, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(f)	Property and Equipment, net

Property and equipment is recorded at cost less accumulated depreciation and impairment. Depreciation expense of long-lived assets is recorded as either cost of revenue or operating expenses, as appropriate. Depreciation is computed using the straight-line method over the following estimated useful lives by major asset category:

Transportation equipment	4 years

(g)	Goodwill and Other Long-Lived Assets

Goodwill represents the excess of the cost of an acquired business over the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed in a business combination.

In accordance with guidance within FASB ASC 350 “Intangibles - Goodwill and Other,” goodwill and identifiable intangible assets with indefinite lives are not subject to amortization but must be evaluated for impairment.

We evaluate long-lived assets, including finite-lived intangible assets, for impairment by comparison of the carrying amounts to future net undiscounted cash flows expected to be generated by such assets when events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Should an impairment exist, the impairment loss would be measured based on the excess carrying value of the asset over the asset’s fair value or estimates of future discounted cash flows.

For goodwill and indefinite-lived intangible assets, in-process research and development, we review for impairment annually and upon the occurrence of certain events as required by ASC Topic 350, “Intangibles — Goodwill and Other.” Goodwill and indefinite-lived intangible assets are tested at least annually for impairment and more frequently if events or changes in circumstances indicate that the asset might be impaired. We review goodwill for impairment by first assessing qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test. If we are able to determine that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, we would conclude that goodwill is not impaired. If the carrying amount of a reporting unit is zero or negative, the second step of the impairment test is performed to measure the amount of impairment loss, if any, when it is more likely than not that a goodwill impairment exists.

SIPP INTERNATIONAL INDUSTRIES, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(h)	Revenue Recognition

The Group recognizes revenue in accordance with ASC 606. The core principle of ASC606 is to recognize revenue when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. ASC 606 defines a five-step process to achieve this core principle, which includes: (1) identifying contracts with customers, (2) identifying performance obligations within those contracts, (3) determining the transaction price, (4) allocating the transaction price to the performance obligation in the contract, which may include an estimate of variable consideration, and (5) recognizing revenue when or as each performance obligation is satisfied. Our sales arrangements generally ask customers to pay in advance before any services can be arranged. The company recognizes revenue when each performance obligation is satisfied. Documents and terms and the completion of any customer acceptance requirements, when applicable, are used to verify services rendered. The Company has no returns or sales discounts and allowances because services rendered and accepted by customers are normally not returnable.

(i)	Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and net operating loss and credit carryforwards. Deferred tax assets and liabilities are measured at rates expected to apply to taxable income in the years in which those temporary differences and carryforwards are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date. A valuation allowance is recorded when it is not more likely than not that all or a portion of the net deferred tax assets will be realized.

(j)	Comprehensive Loss

Comprehensive Loss includes all changes in equity except those resulting from investments by owners and distributions to owners. For the years presented, the Group’s total comprehensive loss includes net loss and foreign currency translation adjustments.

(k)	Net Income (Loss) Per Share

The Group computes net income (loss) per share in accordance with ASC 260, Earning per Share. ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. At December 31, 2022, there were no potentially dilutive shares.

SIPP INTERNATIONAL INDUSTRIES, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(l)	Fair Value of Financial Instruments

FASB ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. FASB ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. FASB ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.

If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level of input that is significant to the fair value measurement of the instrument.

(m)	Major Supplies and Customers

The following customers accounted for 10% or more of revenue:

	For the years ended December 31,
	2021		2022
	US$	%	US$	%
Shenzhen Ruicheng Network Technology Co., LTD	-	-	692,308	100.00%

The following vendors accounted for 10% or more of accounts payable:

	As of December 31,
	2021		2022
	US$	%	US$	%
Sichuan Zhiwei Wanjia Food Co., LTD	-	-	36,689	56.02%

(n)	Foreign Currency Risk

The RMB is not a freely convertible currency. The State Administration for Foreign Exchange in the PRC, under the authority of the Peoples Bank of China, controls the conversion of RMB into other currencies. The value of the RMB is subject to changes in central government policies, international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market. The Group’s cash and cash equivalents denominated in RMB amounted to RMB 11,384 (amounted to US$1,786) and RMB 13,279 (amounted to US$1,925) as of December 31, 2021 and 2022, respectively.

(o)	Recent Accounting Pronouncements

The Company has reviewed other recently issued accounting pronouncements and plans to adopt those that are applicable to it. The Company does not expect the adoption of any other pronouncements to have an impact on its results of operations or financial position.

SIPP INTERNATIONAL INDUSTRIES, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3.	Cash and cash equivalents

The following is a summary of cash and cash equivalents:

	As of December 31,
	2021	2022
	US$	US$
Cash and cash equivalents	1,786	1,925
Total	1,786	1,925

4.	Prepaid expenses and other current assets

The following is a summary of prepaid expenses and other current assets:

	As of December 31,
	2021	2022
	US$	US$
Other receivables	-	22,955
Advance to suppliers	-	36,350
Prepaid expenses and other current assets	-	59,305

5.	Inventories

The following is a summary of inventories:

	As of December 31,
	2021	2022
	US$	US$
Inventories	-	51,820
Inventory valuation allowance	-	-
Inventories, net	-	51,820

6.	Property and Equipment, net

The following is a summary of property and equipment:

	As of December 31,
	2021	2022
	US$	US$
Transportation equipment	-	24,793
Less: accumulated depreciation	-	4,907
Total Property and Equipment, net	-	19,886

SIPP INTERNATIONAL INDUSTRIES, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7.	Acquisitions

On November 1, 2022, the Company entered into an agreement with Chengzhao International Holdings Ltd, a British Virgin Islands corporation (“CIHL”), and Jiang, Min, its sole shareholder, Chief Executive Officer of the Company, whereunder the Company acquired 100% ownership interest in CIHL for the issuance of 100,000,000 shares of the Company’s common stock. CIHL owns a China based subsidiaries, which is Sichuan Ruichengyuan Agricultural and Sideline Products Distribution Co., Ltd, a professional prefabricated food supply chain company that links upstream and downstream resources, promotes the standardization of Chinese food, provides a full-link solution for family food, and focuses on consumption, sales and experience in the retail consumer market. The transaction has been treated as a business combination under common control.

The assets acquired were recorded based on their historical cost, and the excess paid over the parent’s basis of the net assets acquired was recorded to equity.

The following table summarizes the historical cost of the assets acquired and liabilities:

Amount
(US$)
Cash and cash equivalent	2,614
Prepaid expenses and other current assets	195,306
Property and equipment, net	19,703
Accounts payable	27,551
Advances from customers	444,913
Accrued expenses and other current liabilities	134,717
Total net assets	(389,558)
Attributed to the Company	(389,558)
Consideration:
Accumulated 100,000,000 common stock	100,000
Allocate to equity due to common control	489,558

8.	Accounts payable

The following is a summary of accounts payable:

	As of December 31,
	2021	2022
	US$	US$
Accounts payable	-	65,490
Total	-	65,490

SIPP INTERNATIONAL INDUSTRIES, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

9.	Other current liabilities

The following is a summary of other current liabilities:

	As of December 31,
	2021	2022
	US$	US$
Taxes payable	-	13,652
Salary and welfare payables	24,684	33,429
Accrued expenses and other current liabilities	1,906	266,925
Total Other current liabilities	26,590	314,006

10.	Related Parties

The company’s policy is to enter into transactions with related parties on terms that are on the whole no less favorable to it than those that would be available from unaffiliated parties at arm’s length. Based on its experience in the business sectors in which it operates and the terms of the transactions with unaffiliated third parties, the company believes that all of the transactions described below met this policy standard at the time they occurred.

Balances with Related Parties

	As of December 31,
	2021	2022
	US$	US$
Due to related companies Mr. Zonghan Wu	17,691	8,868
Total	17,691	8,868

During the year ended December 31, 2022, Mr. Zonghan Wu advanced a total of $ 8,868 to the Company for payment of administrative expenses and legal fees, which amount remains due and payable.

11.	Revenue

The following is a summary of revenue:

	For the years ended December 31,
	2021	2022
	US$	US$
Merchandise sales	-	196,747
Distribution service	-	177,237
Hosted services	-	318,324
Total	-	692,308

SIPP INTERNATIONAL INDUSTRIES, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

12.	Ordinary Shares

As of December 31, 2022, the Company is authorized to issue 2,000,000,000 shares of common stock with a par value of $0.001. All shares have equal voting rights, are non-assessable, and have one vote per share. The total number of shares of Company common stock issued and outstanding as of December 31,2022 and December 31, 2021, was 1,340,506,117 and 740,506,117 shares, respectively.

13.	Net Loss per Ordinary Share

Net loss per ordinary share was computed by dividing net loss attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding for the years ended December 31, 2021 and 2022:

	For the years ended December 31,
	2021	2022
	US$	US$
Numerator:
Net loss—basic and diluted	(92,386)	(327,030)
Deemed dividend in relation to the convertible note	-	-
Net loss attributable to ordinary shareholders	(92,386)	(327,030)
Shares (Denominator):
Weighted average number of ordinary shares outstanding	524,106,716	907,172,784
Basic and diluted	-	-
Net loss per share—basic and diluted	(0.00)	(0.00)

14.	Commitments and Contingencies

The Group did not have other significant capital commitments or significant guarantees as of December 31, 2021 and 2022, respectively.

15.	Subsequent events

Management has evaluated subsequent events through May 10, 2023, the date on which the financial statements were available to be issued. All subsequent events requiring recognition as of December 31, 2022 have been incorporated into these financial statements and there are no subsequent events that require disclosure in accordance with FASB ASC Topic 855, “Subsequent Events.”

SIPP International Industries, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

	Jun 30,	Dec 31
	2023	2022
Assets
Current assets
Cash	$67	$1,925
Accounts Receivable	48,623	-
Prepaid expense	5,331	59,305
Inventory	320,712	51,820
Fixed Assets, net	18,726	19,886
Total assets	$393,459	$132,936

Liabilities and Stockholders’ Deficit
Current Liabilities
Accounts payable and accrued liabilities	1,039,911	429,451
Related party notes payable	14,885	8,868
Total current liabilities	1,054,796	438,319
Total liabilities	1,054,796	438,319

Stockholders’ Deficit
Preferred stock - Par value $0.001, 10,000,000 shares authorized, -0- and -0-shares outstanding, respectively, as of June 30, 2023 and December 31, 2022
Common stock, Par Value $0.001, 2,000,000,000 shares authorized, 1,340,506,117 and 1,340,506,117 shares issued and outstanding as of June 30, 2023, and December 31, 2022	1,340,506	1,340,506
Additional paid in capital	18,672,834	18,672,834
Accumulated deficit	(20,681,715)	(20,324,808)
Other comprehensive income	7,038	6,085
Total stockholders’ deficit	(661,337)	(305,383)
Total liabilities and stockholders’ deficit	$393,459	$132,936

The accompanying notes are an integral part of these financial statements

Condensed Consolidated Statements of Operations

(unaudited)

	Six months ended Jun 30, 2023	Six months ended Jun 30, 2022
Revenue	$357,871	$-

Operating expenses
General and administrative expenses	531,234	-
Sales and marketing	-	-
Depreciation	4,818	-
Professional fees	178,726	15,331
Total operating expenses	714,778	15,331

Income (loss) from Operations	(356,907)	(15,331)

Other income (expense)
Interest income	-	-
Total other income	-	-

Net loss from discontinued operations

Net income (loss)	$(356,907)	$(15,331)

Earnings per share
Net loss per common share – basic and diluted	$(0.00)	$(0.00)

Weighted average number of ordinary shares
Basic and diluted	1,340,506,117	740,506,117

The accompanying notes are an integral part of these financial statements

SIPP International Industries, Inc.

 Condensed Consolidated Statements of Changes in Stockholders’ Equity (Deficit)

(unaudited)

	Series A Preferred Stock		Common Stock		Additional paid in	Accumulated	Accumulated Other Comprehensive
	Shares	Amount	Shares	Amount	capital	Deficit	Income	Total
Balance, December 31, 2021	10,000,000	$10,000	740,506,117	$740,506	$19,206,092	$(19,998,792)	(301)	(42,495)
Net income (loss)						$(15,331)		(15,331)
Foreign currency translation adjustments							376	$376
Balance, June 30, 2022	10,000,000	$10,000	740,506,117	$740,506	$19,206,092	$(20,014,123)	$75	$(57,450)

	Series A Preferred Stock		Common Stock		Additional paid in	Accumulated	Accumulated Other Comprehensive
	Shares	Amount	Shares	Amount	capital	Deficit	Income	Total
Balance, December 31, 2022	-	-	1,340,506,117	$1,340,506	$18,672,834	$(20,324,808)	6,085	(305,383)
Net income (loss)						$(175,951)		(175,951)
Foreign currency translation adjustments							508	508
Balance, March 31, 2023	-	$-	1,340,506,117	$1,340,506	$18,672,834	$(20,500,759)	$6,593	$(480,825)
Net income (loss)						$(180,957)		(180,957)
Foreign currency translation adjustments							445	445
Balance, June 30, 2023	-	$-	1,340,506,117	$1,340,506	$18,672,834	$(20,681,715)	$7,038	$(661,337)

The accompanying notes are an integral part of these financial statements

Condensed Consolidated Statements of Cash Flows

(unaudited)

	For Six Months Ended
	Jun 30,
	2023	2022
Cash Flows From Operating Activities:
Net income (loss)	$(356,907)	$(15,331)
Adjustments to reconcile net loss to net cash used in operating activities:
Expenses paid by related party	14,885
Accounts payable and accrued liabilities	595,770
Depreciation	3,225
Impairment of goodwill
Accounts receivable	6,936
Inventory	(267,509)	-
Net cash used in operating activities	(3,600)	(15,331)

Cash Flows From Investing Activities:
Deconsolidation - cash held for sale
Purchase fixed assets	1,690
Net cash provided by investing activities	1,690	-

Cash Flows From Financing Activities:
Proceeds from related party loans	-	15,331
Net cash provided by financing activities	-	15,331

Influence of exchange rates for cash and cash equivalents	51

Net change in cash	(1,858)	-
Cash, beginning of period	1,925	-
Cash, end of period	$67	$-

The accompanying notes are an integral part of these financial statements

SIPP INTERNATIONAL INDUSTRIES INC

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

Note 1 – Organization and basis of accounting.

Business Description

SIPP International Industries, lnc. (the “Company”) is a Nevada Corporation formed on January 10, 1991. The Company has never been in bankruptcy, receivership, or any similar proceedings. The Company was in the business of overseeing the development of several product lines, encompassing a Food & Beverage Division, a High-Tech Storage Transport Container Division, and a Hospitality Division. The company ceased operations in 2014.

On July 11, 2019, Custodian Ventures LLC, applied for appointment as Custodian of SIPP International Industries, Inc. with the eighth judicial District Court of Nevada.

On August 28, 2019, the eighth judicial District Court of Nevada appointed Custodian Ventures LLC as custodian for SIPP International Industries, Inc., proper notice having been given to the officers and directors of SIPP International Industries, Inc. There was no opposition.

On August 29, 2019, the Company filed a certificate of revival with the state of Nevada, appointing David Lazar as, President, Secretary, Treasurer and Director.

On November 26, 2020, Custodian Ventures LLC entered into a stock purchase agreement whereby it transferred 10,000,000 shares of Preferred Stock to Kris Tabetando and Hemingway Investments LLC in exchange for $152,000 in cash. Kris Tabetando acquired 2,500,000 Preferred A Shares from Custodian Ventures LLC. Hemingway Investments LLC controlled by Issac Qureshi acquired 7,500,000 Preferred A Shares from Custodian Ventures LLC. As a result of the sale, and the resignation of David Lazar as sole officer and director of the Company, there was a change of control of the Company. Kris Tabetando was appointed CEO and director of the Company. There is no family relationship or other relationship between the Seller and the Purchasers.

On August 30, 2022 Chenxu International Investment Holding Group Limited (“Chenxu”), a BVI company purchased 248,101,224 shares of common stock and 10,000,000 shares of Series A Preferred Sock for $225,000. Subsequent to the purchase of these shares which represented controlling interest of the Company, Chenxu converted the 10,000,000 Series A Preferred Shares into 500,000,000 shares of common stock.

On October 31, 2022, the Company entered into an agreement with Chengzhao International Holdings Ltd, a British Virgin Islands corporation (“CIHL”), whereunder the Company acquired 100% ownership interest in CIHL for the issuance of 100,000,000 shares of the Company’s common stock. CIHL through its China based subsidiaries, Sichuan Ruichengyuan Agricultural and Sideline Products Distribution Co., Ltd is a professional prefabricated food supply chain company that links upstream and downstream resources, promotes the standardization of Chinese food, provides a full-link solution for family food, and focuses on consumption, sales and experience in the retail consumer market. The transaction closed effective November 1, 2022 and has been treated as a business combination under common control.

Basis of Presentation and Organization

This summary of significant accounting policies of SIPP International Industries Inc. (“the Company”) is presented to assist in understanding the Company’s financial statements. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. While the Company has commenced generating revenues from its principal business purpose during the most recently completed quarter ended June 30, 2023, we remain in the development stage in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic No. 915 (SFAS No. 7). The Company has elected a fiscal year end of December 31.

The accompanying financial statements are prepared on the basis of accounting principles generally accepted in the United States of America (“GAAP”). The accompanying financial statements have been prepared assuming the continuation of the Company as a going concern. To continue as a going concern, the Company is actively pursuing additional funding and strategic partners to enable it to implement its business plan. In addition, the Company is also working to devote more efforts to improve its operation and generate more profits. Management believes that these actions will allow the Company to continue its operations through the next fiscal year.

Note 2 – Summary of significant accounting policies

Principals of Consolidation

The unaudited condensed consolidated financial statements include the accounts of the Company and its 100% controlled subsidiaries: Chengzhao International Holdings Ltd, a British Virgin Islands corporation, and Sichuan Ruichengyuan Agricultural and Sideline Products Distribution Co., Ltd a Chinese corporation. All significant intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant items subject to estimates and assumptions include timing of recognition of commission revenue on insurance policy renewals and expenses related thereto, along with costs associated with policy acquisition and our allowance for doubtful accounts. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Share-based compensation

We account for stock-based compensation in accordance with ASC 718, Compensation – Stock Compensation. Under the fair value recognition provision of this guidance, share-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the requisite service period and reduced for actual forfeitures in the period they occur. Stock-based compensation is included as consulting expenses in our consolidated statements of operations.

Acquisition

The Company accounts for business combinations in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations. The results of businesses acquired in a business combination are included in the Company’s consolidated financial statements from the date of the acquisition. Purchase accounting results in assets and liabilities of an acquired business generally being recorded at their estimated fair values on the acquisition date. Any excess consideration over the fair value of assets acquired and liabilities assumed is recognized as goodwill. Transaction costs associated with business combinations are expensed as incurred and are included in general and administrative related costs in the consolidated statements of operations. The Company performs valuations of assets acquired and liabilities assumed and allocates the purchase price to its respective assets and liabilities. Determining the fair value of assets acquired and liabilities assumed requires management to use significant judgment and estimates.

Accounts Receivable

The Company’s accounts receivables arise from provision of services to customers and reimbursements for our of pocket costs invoiced to customers. In general the Company invoices for services rendered at the time the service is provided or the cost incurred. In the event the Company does have accounts receivable, the Company will evaluate each reporting period to provide a reserve against accounts receivable for estimated losses that may result from a customer’s inability to pay based on customer-specific analysis and general matters such as current assessments of past due balances, economic conditions and forecasts, and historical credit loss activity. Amounts determined to be uncollectible will be charged or written-off.

Revenue Recognition

The Company has adopted ASC 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from service related agreements and contracts by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied. Customers are billed for services in installments as they are performed either based on agreed contract terms or on a monthly basis for those clients to whom we provide recurring monthly services.

Property and Equipment, Net

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation of property and equipment is computed using the straight-line method over their estimated useful lives of five to seven years for furniture and equipment and three to five years for computer hardware and software. Leasehold improvements are amortized on a straight-line basis over the lesser of their useful life or the term of the lease. Upon retirement or sale, the cost and related accumulated depreciation or amortization are removed from the Condensed Consolidated Balance Sheets and the resulting gain or loss is reflected in the Condensed Consolidated Statements of Operations. Repairs and maintenance are expensed as incurred

Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with ASC 260, Earning per Share. ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. At June 30, 2023 there were no potentially dilutive shares.

Foreign Currency

Translation and Remeasurement Items included in the condensed consolidated financial statements of the Company and its subsidiaries are measured using the currency of the primary economic environment in which the entity operates (the ‘functional currency’). The Company’s reporting currency is the U.S. dollar. The functional currency of subsidiaries based in China is the RMB. Companies based in the British Virgin Islands operate in US Dollars. All transactions initiated in RMB are translated into U.S. dollars in accordance with Accounting Standards Codification (“ASC”) 830-30, “Translation of Financial Statements,” as follows: monetary assets and liabilities are translated into U.S. dollars at exchange rates as of the balance sheet date and non-monetary assets, liabilities and equity are translated at historical rates. Sales and expenses are translated using a weighted average exchange rate for the period. All resulting exchange differences are recognized as other comprehensive income, a separate component of equity.

Income taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and net operating loss and credit carryforwards. Deferred tax assets and liabilities are measured at rates expected to apply to taxable income in the years in which those temporary differences and carryforwards are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date. A valuation allowance is recorded when it is not more likely than not that all or a portion of the net deferred tax assets will be realized.

Recently issued accounting pronouncements

The Company has reviewed other recently issued accounting pronouncements and plans to adopt those that are applicable to it. The Company does not expect the adoption of any other pronouncements to have an impact on its results of operations or financial position.

Note 3 – Going Concern

The accompanying financial statements have been prepared assuming the continuation of the Company as a going concern. As reflected in the accompanying consolidated financial statements, the Company had a negative retained earnings or accumulated deficit as of June 30, 2023. This raised doubt about its ability to continue as a going concern. In view of the matters described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to raise additional capital, obtain financing and succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

To continue as a going concern, the Company is actively pursuing additional funding and strategic partners to enable it to implement its business plan. In addition, the Company is also working to devote more efforts to improve its operation and generate more profits. Management believes that these actions will allow the Company to continue its operations through the next fiscal year.

COVID 19

The recent COVID-19 pandemic could have an adverse impact on the Company going forward. COVID-19 has caused significant disruptions to the global financial markets, which may severely impact the Company’s ability to raise additional capital and to pursue certain planned business activities. The full impact of the COVID-19 outbreak continues to evolve as of the date of this report and is highly uncertain and subject to change. Management is actively monitoring the situation but given the daily evolution of the COVID-19 outbreak, the Company is not able to estimate the effects of the COVID-19 outbreak on its operations or financial condition in the next 12 months. There are no assurances that the Company will be able to meet its obligations, raise additional funds or continue to implement its planned business objectives to obtain profitable operations.

Note 4 – Acquisitions

On November 1, 2022, the Company entered into an agreement with Chengzhao International Holdings Ltd, a British Virgin Islands corporation (“CIHL”), and Jiang, Min, its sole shareholder, Chief Executive Officer of the Company, whereunder the Company acquired 100% ownership interest in CIHL for the issuance of 100,000,000 shares of the Company’s common stock. CIHL owns a China based subsidiaries, which is Sichuan Ruichengyuan Agricultural and Sideline Products Distribution Co., Ltd, a professional prefabricated food supply chain company that links upstream and downstream resources, promotes the standardization of Chinese food, provides a full-link solution for family food, and focuses on consumption, sales and experience in the retail consumer market. The transaction has been treated as a business combination under common control.

The assets acquired were recorded based on their historical cost, and the excess paid over the parent’s basis of the net assets acquired was recorded to equity.

The following table summarizes the historical cost of the assets acquired and liabilities:

Amount
(US$)
Cash and cash equivalent	2,614
Prepaid expenses and other current assets	195,306
Property and equipment, net	19,703
Accounts payable	27,551
Advances from customers	444,913
Accrued expenses and other current liabilities	134,717
Total net assets	(389,558)
Attributed to the Company	(389,558)
Consideration:
Accumulated 100,000,000 common stock	100,000
Allocate to equity due to common control	489,558

Note 5 –Property and Equipment, Net

Depreciation expense amounted to $3,225 and $0, for the years ended June 30, 2023 and 2022, respectively.

Note 6 – Related Party Transactions

As at June 30, 2023, Mr. Zonghan Wu advanced a total of $ 14,885 to the Company for payment of administrative expenses and legal fees, which amount remains due and payable.

Note 7 – Equity

The Company has a total of 2,000,000,000 shares of common stock, $0.001 par value authorized and 10,000,000 shares of Preferred Stock, $0.001 par value currently authorized.

Common Stock

On August 30, 2022 Chenxu International Investment Holding Group Limited (“Chenxu”), a BVI company purchased 248,101,224 shares of common stock and 10,000,000 shares of Series A Preferred Sock for $225,000. Subsequent to the purchase of these shares which represented controlling interest of the Company, Chenxu converted the 10,000,000 Series A Preferred Shares into 500,000,000 shares of common stock.

On October 31, 2022, the Company issued 100,000,000 shares of common stock with respect to the acquisition of Chengzhao International Holdings Ltd, (BVI) discussed in Note 3 above.

As of June 30, 2023, the Company is authorized to issue 2,000,000,000 shares of common stock with a par value of

$0.001. All shares have equal voting rights, are non-assessable, and have one vote per share. The total number of shares of Company common stock issued and outstanding as of June 30, 2023 and December 31, 2022, was 1,340,506,117 and 1,340,506,117 shares, respectively.

Preferred Stock

Series A Preferred

The Company has 10,000,000 Convertible Preferred Series A shares authorized. One share of Series A Preferred is convertible into 50 shares of common stock at the option of the holder. The Series A preferred holders are entitled to 50 votes per one share held and are not entitled to dividends.

On August 30, 2022 Chenxu International Investment Holding Group Limited (“Chenxu”), a BVI company purchased 248,101,224 shares of common stock and 10,000,000 shares of Series A Preferred Sock for $225,000. Subsequent to the purchase of these shares which represented controlling interest of the Company, Chenxu converted the 10,000,000 Series A Preferred Shares into 500,000,000 shares of common stock.

The total number of Series A Preferred shares of Company common stock issued and outstanding as of June 30, 2023 and December 31, 2022, was 0 and 0 shares, respectively.

Note 8 – Subsequent Event

There were no events or transactions that would require recognition or disclosure in financial statements for the quarter ended June 30, 2023.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

On Nov 16, 2021, the Company issued 248,101,224 shares of common stock to Kris Tabentando to repay loans advanced to the company. The Company relied on Section 4(a)(2) of the Securities Act.

On November 1, 2022, the Company issued CIHL 100,000,000 shares of the Company’s common stock to Min Jiang, whereunder the Company acquired 100% ownership interest in CIHL from Min Jiang, The Company relied on Section 4(a)(2) of the Securities Act. An additional 500,000,000 shares of common stock were issued to Min Jiang upon the conversion of preferred stock in August 2022

ITEM 16. EXHIBITS

Exhibit No.	Description
3.1	Articles of Incorporation of the Company Inc., as amended
3.2	Amended and Restated Bylaws of the Company (filed as an Exhibit to Form S-1 on May 10, 2023 and incorporated herein by reference)
3.3	Articles of Incorporation of Chengzhao International Holdings Ltd (filed as an Exhibit to Form S-1 on May 10, 2023 and incorporated herein by reference)
3.4	Articles of Incorporation of Sichuan Ruichengyuan Agricultural and Sideline Products Distribution Co., Ltd. (filed as an Exhibit to Form S-1 on June 22, 2023 and incorporated herein by reference)
4.1	Share Exchange Agreement (filed as an Exhibit to Form S-1 on May 10, 2023 and incorporated herein by reference)
5.1	Opinion of McMurdo Law Group, LLC, legal counsel (filed as an Exhibit to Form S-1/A on September 6, 2023 and incorporated herein by reference)
23.1	Consent of Shandong Haoxin Certified Public Accountants Co., Ltd
23.2	Consent of McMurdo Law Group, LLC (included in Exhibit 5.1)
23.3	Consent of Yangsan Law Firm of Guangdong
99.1	Subscription Agreement (filed as an Exhibit to Form S-1 on May 10, 2023 and incorporated herein by reference)
99.2	Legal opinion on Certain PRC Legal Matters issued by Yangsan Law Firm of Guangdong
107	Filing fee schedule

ITEM 17. UNDERTAKINGS

UNDERTAKINGS

The Registrant undertakes:

1. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the director, officer and controlling person of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant is registering securities under Rule 415 of the Securities Act and hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	Include any additional or changed material information on the plan of distribution.

2. That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. The undersigned Registrant hereby undertakes that:

A. For determining liability of the undersigned issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned issuer undertakes that in a primary offering of securities of the undersigned issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned issuer relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned issuer or used or referred to by the undersigned issuer;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned issuer or its securities provided by or on behalf of the undersigned issuer; and

iv.	Any other communication that is an offer in the offering made by the undersigned issuer to the purchaser.

B. That for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

“Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to the director, officer and controlling person of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.”

In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized in Chengdu, China on October 25, 2023.

SIPP INTERNATIONAL INDUSTRIES, INC.

By:	/s/ Min Jiang
Min Jiang, CEO, CFO, and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Dated: October 25, 2023

By:	/s/ Min Jiang
Min Jiang, CEO, CFO, and Director (principal executive officer and principal accounting officer)

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